UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of

the Securities Exchange Act of 1934 (Amendment No.    )

Filed by the Registrant ☒    Filed by a Party other than the Registrant ☐

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☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒	Definitive Proxy Statement
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☐	Soliciting Material Pursuant to §240.14a-12

NextEra Energy, Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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Notice of 2017

Annual Meeting and

Proxy Statement

YOUR VOTE IS IMPORTANT

PLEASE SUBMIT YOUR PROXY PROMPTLY

NextEra Energy, Inc.

P.O. Box 14000

700 Universe Boulevard

Juno Beach, Florida 33408-0420

Notice of Annual Meeting of Shareholders

May 18, 2017

The 2017 Annual Meeting of Shareholders of NextEra Energy, Inc. (“NextEra Energy” or the “Company”) will be held on Thursday, May 18, 2017, at 8:00 a.m., Central time, in the Ballroom at the Hotel at Kirkwood Center at 7725 Kirkwood Boulevard SW, Cedar Rapids, Iowa to consider and act upon the following matters:

1.	Election as directors of the nominees specified in the accompanying proxy statement;

2.	Ratification of appointment of Deloitte & Touche LLP as NextEra Energy’s independent registered public accounting firm for 2017;

3.	Approval, by non-binding advisory vote, of NextEra Energy’s compensation of its named executive officers as disclosed in the accompanying proxy statement;

4.	Non-binding advisory vote on whether NextEra Energy should hold a non-binding shareholder advisory vote to approve NextEra Energy’s compensation of its named executive officers every 1, 2 or 3 years;

5.	Approval of the NextEra Energy, Inc. 2017 Non-Employee Directors Stock Plan;

6.	One shareholder proposal, as set forth on pages 25 to 26 of the accompanying proxy statement, if properly presented at the meeting; and

7.	Such other business as may properly be brought before the annual meeting or any adjournment(s) or postponement(s) of the annual meeting.

The proxy statement more fully describes these matters. NextEra Energy has not received notice of other matters that may properly be presented at the annual meeting.

The record date for shareholders entitled to notice of, and to vote at, the annual meeting and any adjournment(s) or postponement(s) of the annual meeting is March 23, 2017.

Admittance to the annual meeting will be limited to shareholders as of the record date, or their duly appointed proxies. For the safety of attendees, all boxes, handbags and briefcases are subject to inspection. Cameras (including cell phones with photographic capabilities), recording devices and other electronic devices are not permitted at the meeting.

NextEra Energy is pleased to be furnishing proxy materials by taking advantage of the Securities and Exchange Commission rule that allows issuers to furnish proxy materials to their shareholders on the Internet. NextEra Energy believes this rule allows it to provide you with the information you need while reducing the environmental impact and cost of the annual meeting.

Regardless of whether you expect to attend the annual meeting, please submit your proxy or voting instructions on the Internet or by telephone promptly by following the instructions about how to view the proxy materials on your Notice of Internet Availability of Proxy Materials so that your shares can be voted. If you received your proxy materials by mail, you may submit your proxy or voting instructions on the Internet or by telephone, or you may submit your proxy by marking, dating, signing and returning the enclosed proxy/confidential voting instruction card. If you attend the annual meeting, you may withdraw your proxy and vote in person.

By order of the Board of Directors.

W. SCOTT SEELEY

Vice President, Compliance & Corporate Secretary

Juno Beach, Florida

March 27, 2017

ELECTRONIC DELIVERY OF PROXY MATERIALS	1
ABOUT THE ANNUAL MEETING	2
2016 BUSINESS AND GOVERNANCE HIGHLIGHTS	8
BUSINESS OF THE ANNUAL MEETING	9
• Proposal 1: Election as directors of the nominees specified in this proxy statement	9
• Proposal 2: Ratification of appointment of Deloitte & Touche LLP as NextEra Energy’s independent registered public accounting firm for 2017	17
• Proposal 3: Approval, by non-binding advisory vote, of NextEra Energy’s compensation of its named executive officers as disclosed in this proxy statement	18
• Proposal 4: Non-binding advisory vote on whether NextEra Energy should hold a non-binding shareholder advisory vote to approve NextEra Energy’s compensation of its named executive officers every 1, 2 or 3 years	20
• Proposal 5: Approval of the NextEra Energy, Inc. 2017 Non-Employee Directors Stock Plan	21
• Proposal 6: Shareholder proposal	25
INFORMATION ABOUT NEXTERA ENERGY AND MANAGEMENT	28
Common Stock Ownership of Certain Beneficial Owners and Management	28
Section 16(a) Beneficial Ownership Reporting Compliance	30
CORPORATE GOVERNANCE AND BOARD MATTERS	30
Corporate Governance Principles & Guidelines/Code of Ethics	30
Director Resignation Policy	30
Director Independence	30
Board Leadership Structure	32
Board Refreshment and Diversity	33
Board Role in Risk Oversight	33
Director Meetings and Attendance	34
Board Committees	34
Consideration of Director Nominees	38
Communications with the Board	39
Website Disclosures	40
Transactions with Related Persons	40
AUDIT-RELATED MATTERS	41
Audit Committee Report	41
Fees Paid to Deloitte & Touche	43
Policy on Audit Committee Pre-Approval of Audit and Non-Audit Services of Independent Registered Public Accounting Firm	43
EXECUTIVE COMPENSATION	44
Compensation Discussion & Analysis	44
Compensation Committee Report	67
Table 1a: 2016 Summary Compensation Table	68
Table 1b: 2016 Supplemental All Other Compensation	70
Table 2: 2016 Grants of Plan-Based Awards	70
Table 3: 2016 Outstanding Equity Awards at Fiscal Year End	74
Table 4: 2016 Option Exercises and Stock Vested	78
Table 5: Pension Benefits	79
Table 6: Nonqualified Deferred Compensation	81
Potential Payments Upon Termination or Change in Control	82
DIRECTOR COMPENSATION	90

SHAREHOLDER PROPOSALS FOR 2018 ANNUAL MEETING	91
NO INCORPORATION BY REFERENCE	92
SHAREHOLDER ACCOUNT MAINTENANCE	92
APPENDIX A: NEXTERA ENERGY, INC. 2017 NON-EMPLOYEE DIRECTORS STOCK PLAN	A-1
APPENDIX B: RECONCILIATIONS OF NON-GAAP TO GAAP FINANCIAL MEASURES	B-1

NextEra Energy, Inc.

Annual Meeting of Shareholders

May 18, 2017

PROXY STATEMENT

This proxy statement contains information related to the solicitation of proxies by the Board of Directors of NextEra Energy, Inc. (the “Board”), a Florida corporation (“NextEra Energy,” the “Company,” “we,” “us” or “our”), in connection with the 2017 annual meeting of NextEra Energy’s shareholders to be held on Thursday, May 18, 2017, at 8:00 a.m., Central time, in the Ballroom at the Hotel at Kirkwood Center at 7725 Kirkwood Boulevard SW, Cedar Rapids, Iowa, and at any adjournment(s) or postponement(s) of the annual meeting.

ELECTRONIC DELIVERY OF PROXY MATERIALS

Under the rules of the Securities and Exchange Commission (“SEC”), NextEra Energy is furnishing proxy materials to many of its shareholders on the Internet, rather than mailing paper copies of the materials to each shareholder.

On or about March 27, 2017, NextEra Energy mailed to many of its shareholders of record a Notice of Internet Availability of Proxy Materials (the “Notice”) containing instructions on how to access and review the proxy materials, including the proxy statement and annual report to shareholders, on the Internet. The Notice also instructs shareholders on how to access their proxy card to be able to submit their proxies on the Internet. Brokerage firms and other nominees who hold NextEra Energy shares on behalf of beneficial owners will be sending their own similar Notice. Other shareholders, in accordance with their prior requests, have received an e-mail notification of how to access the proxy materials and submit their proxies on the Internet. On or about March 27, 2017, NextEra Energy also began mailing a full set of proxy materials to certain shareholders, including shareholders who have previously requested a paper copy of the proxy materials.

Internet distribution of the proxy materials is designed to expedite receipt by shareholders, lower the cost of the annual meeting, and conserve natural resources. However, if you would prefer to receive printed proxy materials, please follow the instructions included in the Notice. If you have previously elected to receive NextEra Energy’s proxy materials electronically, you will continue to receive the materials via e-mail unless you elect otherwise.

How do I access the proxy materials if I received a Notice of Internet Availability of Proxy Materials?

The Notice you received from NextEra Energy or from your brokerage firm, bank or other nominee provides instructions regarding how to view NextEra Energy’s proxy materials for the 2017 annual meeting on the Internet. As explained in greater detail in the Notice, to view the proxy materials and submit your proxy, you will need to follow the instructions in your Notice and have available your 16-digit Control number(s) contained in your Notice.

How do I request paper copies of the proxy materials?

Whether you hold NextEra Energy shares through a brokerage firm, bank or other nominee (in “street name”), or hold NextEra Energy shares directly in your name through NextEra Energy’s transfer agent, Computershare Trust Company, N.A. (“Computershare”), as a shareholder of record, you may request paper copies of the 2017 annual meeting proxy materials by following the instructions listed at www.proxyvote.com, by telephoning 800-579-1639 or by sending an e-mail to sendmaterial@proxyvote.com.

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR

THE ANNUAL MEETING TO BE HELD MAY 18, 2017

This proxy statement and the NextEra Energy 2016 annual report to shareholders are available at www.proxyvote.com.

ABOUT THE ANNUAL MEETING

What is the purpose of the annual meeting?

At the annual meeting, shareholders will act upon the matters identified in the accompanying notice of annual meeting of shareholders. These matters include the election as directors of the nominees specified in this proxy statement, ratification of appointment of Deloitte & Touche LLP as NextEra Energy’s independent registered public accounting firm for 2017, approval, by non-binding advisory vote, of NextEra Energy’s compensation of its named executive officers as disclosed in this proxy statement, non-binding advisory vote on whether NextEra Energy should hold a non-binding shareholder advisory vote to approve NextEra Energy’s compensation of its named executive officers every 1, 2 or 3 years, approval of the NextEra Energy, Inc. 2017 Non-Employee Directors Stock Plan, and, if properly presented at the meeting, consideration of one shareholder proposal.

Who may attend the annual meeting?

Subject to space availability, all shareholders as of the record date, or their duly appointed proxies, may attend the annual meeting. Since seating is limited, admission to the meeting will be on a first-come, first-served basis. Registration and seating will begin at 7:30 a.m., Central time. If you plan to attend, please note that you will be asked to present valid picture identification, such as a driver’s license or passport. Invited representatives of the media and financial community may also attend the annual meeting.

You will need proof of ownership of NextEra Energy common stock on the record date to attend the annual meeting:

•	If you hold shares directly in your name as a shareholder of record or if you are a participant in NextEra Energy’s Employee Retirement Savings Plan:

•	If you received the Notice and you plan to attend the annual meeting, you may request an admission ticket by calling NextEra Energy Shareholder Services at 800-222-4511.

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If you received the proxy materials by mail, an admission ticket is attached to your proxy/confidential voting instruction card. If you plan to attend the annual meeting, please submit your proxy but keep the admission ticket and bring it with you to the annual meeting.

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If your shares are held in “street name,” you will need to bring proof that you were the beneficial owner of those “street name” shares of NextEra Energy common stock as of the record date, such as a legal proxy or a copy of a bank or brokerage statement, and check in at the registration desk at the annual meeting.

For the safety of attendees, all boxes, handbags and briefcases are subject to inspection. Cameras (including cell phones with photographic capabilities), recording devices and other electronic devices are not permitted at the annual meeting.

Will the annual meeting be webcast?

The annual meeting will be webcast (audio, listen only) on May 18, 2017. If you do not attend the annual meeting, you are invited to visit www.nexteraenergy.com at 8:00 a.m., Central time, on Thursday, May 18, 2017 to access the webcast of the annual meeting. You will not be able to vote your shares via the webcast. A replay of the webcast also will be available on NextEra Energy’s website for 90 days after the annual meeting.

Who is entitled to vote at the annual meeting?

Only NextEra Energy shareholders at the close of business on March 23, 2017, the record date for the annual meeting, are entitled to receive notice of, and to vote at, the annual meeting. If you were a shareholder on that date, you will be entitled to vote all of the NextEra Energy shares that you held on that date at the annual meeting or any adjournment or postponement of the annual meeting.

What are the voting rights of the holders of the Company’s common stock?

Each outstanding share of NextEra Energy common stock, par value $.01 per share (“common stock”), will be entitled to one vote on each matter properly brought before the annual meeting.

What constitutes a quorum?

The presence at the annual meeting, in person or by proxy, of the holders of a majority of the shares of NextEra Energy common stock issued and outstanding on the record date will constitute a quorum, permitting the business of the meeting to be conducted.

As of the record date, 468,168,428 shares of NextEra Energy common stock, representing the same number of votes, were outstanding. Thus, the presence of the holders of NextEra Energy common stock representing at least 234,084,214 shares will be required to establish a quorum.

In determining the presence of a quorum at the annual meeting, abstentions in person, proxies received but marked as abstentions as to any or all matters to be voted on that permit abstentions, and proxies received with broker non-votes on some but not all matters to be voted on will be counted as present.

A broker “non-vote” occurs when a broker, bank or other holder of record that holds shares for a beneficial owner (“broker”) does not vote on a particular proposal because the broker has not received voting instructions from the beneficial owner and does not have discretionary voting power for that particular proposal. Brokers may vote on ratification of the appointment of NextEra Energy’s independent registered public accounting firm even if they have not received voting instructions from the beneficial owners whose shares they hold. However, brokers may not vote on any of the other matters submitted to shareholders at the 2017 annual meeting unless they have received voting instructions from the beneficial owner. See the response to What vote is required to approve the matters proposed? below for a discussion of the effect of broker non-votes.

What is the difference between holding shares as a shareholder of record and as a beneficial owner?

If your shares are registered directly in your name with NextEra Energy’s transfer agent, Computershare, you are considered, with respect to those shares, the “shareholder of record.” The Notice or, for some shareholders of record, a full set of the proxy materials has been sent directly to you by or on behalf of NextEra Energy.

If your shares are held in “street name,” you are considered the “beneficial owner” of the shares. The Notice or, for some beneficial owners, a full set of the proxy materials has been forwarded to you by or on behalf of your broker, who is considered, with respect to those shares, the shareholder of record.

How do I submit my proxy or voting instructions?

On the Internet or by telephone or, if you received the proxy materials by mail, also by mail

•

On the Internet—You may submit your proxy or voting instructions on the Internet 24 hours a day and up until 11:59 p.m., Eastern time, on Wednesday, May 17, 2017 by going to www.proxyvote.com and following the instructions on your screen. Please have your Notice or proxy/confidential voting instruction card available when you access the web page. If you hold your shares in “street name,” your broker, bank, trustee or other nominee may provide additional instructions to you regarding how to submit your proxy or voting instructions on the Internet.

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By Telephone—You may submit your proxy or voting instructions by telephone by calling the toll-free telephone number (800-690-6903) found on your proxy/confidential voting instruction card or in your Internet instructions, 24 hours a day and up until 11:59 p.m., Eastern time, on Wednesday, May 17, 2017, and following the prerecorded instructions. Please have your proxy/confidential voting instruction card or Notice and instructions provided on the Internet available when you call. If you hold your shares in “street name,” your broker, bank, trustee or other nominee may provide additional instructions to you regarding how to submit your proxy or voting instructions by telephone.

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By Mail—If you received the proxy materials by mail, you may submit your proxy by mail by marking the enclosed proxy/confidential voting instruction card, dating and signing it, and returning it in the postage-paid envelope provided to NextEra Energy, Inc. Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717. Your proxy/confidential voting instruction card must be received no later than Wednesday, May 17, 2017. If you hold your shares in “street name,” your broker, bank, trustee or other nominee may provide additional instructions to you regarding voting your shares by mail.

Please see the Notice, your proxy/confidential voting instruction card or the information your broker provided to you for more information on your options. NextEra Energy’s proxy tabulator, Broadridge Investor Communications Solutions, Inc. (“Broadridge”), must receive any proxy/confidential voting instruction card that will not be delivered in person at the annual meeting, or any vote on the Internet or by telephone, no later than 11:59 p.m., Eastern time, on Wednesday, May 17, 2017.

If you are a shareholder of record and you return your signed proxy/confidential voting instruction card or submit your proxy on the Internet or by telephone, but do not indicate your voting preferences, the persons named as proxies in the proxy/confidential voting instruction card will vote the shares represented by that proxy as recommended by the Board on all proposals.

In person at the annual meeting

All shareholders may vote in person at the annual meeting. However, if you are a beneficial owner of shares, you must obtain a legal proxy from your broker and present it to the inspector of election with your ballot to be able to vote in person at the annual meeting. See the response to Who may attend the annual meeting? above for additional information on how to attend the annual meeting.

Your vote is important. You can save us the expense of a second mailing and further solicitation of proxies by submitting your proxy or voting instructions promptly.

May I change my vote after I submit my proxy or voting instructions on the Internet or by telephone or after I return my proxy/confidential voting instruction card or voting instructions?

Yes. If you are a shareholder of record, you may revoke your proxy before it is exercised by:

•	providing written notice of the revocation to the Corporate Secretary of the Company at the Company’s offices at P.O. Box 14000, 700 Universe Blvd., Juno Beach, Florida 33408-0420;

•

making timely delivery of later-dated voting instructions on the Internet or by telephone or, if you received the proxy materials by mail, also by making timely delivery of a valid, later-dated proxy/confidential voting instruction card; or

•	voting by ballot at the annual meeting, although please note that attendance at the meeting will not by itself revoke a previously granted proxy.

You may change your proxy by using any one of these methods regardless of the method you previously used to submit your proxy.

If you are a beneficial owner of shares, you may submit new voting instructions by contacting your broker. You may also vote in person at the annual meeting if you obtain a legal proxy as described in the answer to the previous question.

All shares for which proxies have been properly submitted and not revoked will be voted at the annual meeting.

How do I vote my Employee Retirement Savings Plan (401(k)) shares?

If you participate in the NextEra Energy, Inc. Employee Retirement Savings Plan (the “plan”), you may give voting instructions to Fidelity Management Trust Company, as trustee of the plan (“Trustee”). If you are a non-bargaining NextEra Energy employee, or a bargaining unit employee outside the state of Florida, you may give your voting instructions to the Trustee by following the instructions you received in an e-mail from NEXTERA ENERGY, INC. [id@ProxyVote.com] sent to your work e-mail address (unless you opted to receive a paper copy of the proxy materials). If you are a Florida Power & Light Company (“FPL”) bargaining unit employee in Florida, or a participant in the plan who is not a current employee of NextEra Energy or its subsidiaries, or if you opted out of e-mail delivery, you may give your voting instructions to the Trustee on the Internet or by telephone by following the instructions on your proxy/confidential voting instruction card, or you may give your voting instructions to the Trustee by mail by completing and returning the proxy/confidential voting instruction card accompanying this proxy statement.

Your instructions will tell the Trustee how to vote the number of shares of NextEra Energy common stock in the plan reflecting your proportionate interest in the NextEra Energy Stock Fund and the NextEra Energy Leveraged ESOP Fund. You have this right because the plan deems you to be a “named fiduciary” of the shares of common stock allocated to your account for voting purposes. Your instructions will also determine the vote of a proportionate number of shares of common stock in the NextEra Energy Leveraged ESOP Fund which are not yet allocated to participants. If you do not give the Trustee voting instructions, the number of shares reflecting your proportionate interest in the NextEra Energy Stock Fund and the NextEra Energy Leveraged ESOP Fund will be voted by the Trustee in the same manner as it votes proportionate interests for which it receives voting instructions and your proportionate share of the unallocated NextEra Energy Leveraged ESOP Fund shares will be voted by the Trustee in the same manner as it votes unallocated shares for which instructions are received. The Trustee will vote your shares in accordance with your duly executed instructions received by 1:00 a.m., Eastern time, on Tuesday, May 16, 2017.

You may also revoke previously given voting instructions by 1:00 a.m., Eastern time, on Tuesday, May 16, 2017, by filing written notice of revocation with the Trustee or by giving new voting instructions in any of the ways described above. The Trustee will follow the last timely voting instructions which it receives from you. Your voting instructions will be kept confidential by the Trustee.

What is “householding” and how does it affect me?

NextEra Energy has adopted a procedure approved by the SEC called “householding.” Under this procedure, shareholders of record who have the same address and last name and do not participate in electronic delivery of proxy materials will receive only one package containing individual copies of the Notice or proxy materials in paper form for each shareholder of record at the address. This procedure will reduce the volume of duplicate materials shareholders receive, conserve natural resources and reduce NextEra Energy’s postage costs. Shareholders who participate in householding and to whom a full set of proxy materials has been mailed will continue to receive separate proxy cards.

If you are a shareholder of record and are eligible for householding, but you and other shareholders of record with whom you share an address currently receive multiple packages containing copies of the Notice or proxy materials in paper form, or if you hold shares in more than one account, and in either case you wish to receive only a single package for your household in the future, please contact Computershare in writing at Computershare Trust Company, N.A., P.O. Box 43078, Providence, RI 02940-3078 or by calling 888-218-4392. You may contact Computershare at the same mailing address or telephone number if you wish to revoke your consent to future householding mailings.

If your household receives only a single package containing a copy of the Notice or the proxy materials, and you wish to receive a separate copy for each shareholder of record, please contact Broadridge toll-free at 800-542-1061, or write to Broadridge, Householding Department, 51 Mercedes Way, Edgewood, NY 11717, and separate copies will be provided promptly.

Beneficial owners may request information about householding from their banks, brokers or other holders of record.

What are the Board’s recommendations?

Unless you give other instructions, the persons named as proxies will vote in accordance with the recommendations of the Board. The Board’s recommendations are set forth together with the description of each proposal in this proxy statement. In summary, the Board recommends a vote:

•	FOR election as directors of the nominees specified in this proxy statement. (See Proposal 1)

•	FOR ratification of appointment of Deloitte & Touche LLP as NextEra Energy’s independent registered public accounting firm for 2017. (See Proposal 2)

•	FOR approval, by non-binding advisory vote, of NextEra Energy’s compensation of its named executive officers as disclosed in this proxy statement. (See Proposal 3)

•	FOR 1 YEAR as the frequency with which NextEra Energy will hold a non-binding shareholder advisory vote to approve NextEra Energy’s compensation of its named executive officers. (See Proposal 4)

•	FOR approval of the NextEra Energy, Inc. 2017 Non-Employee Directors Stock Plan. (See Proposal 5)

•	AGAINST the shareholder proposal. (See Proposal 6)

•	In accordance with the discretion of the persons acting under the proxy concerning such other business as may properly be brought before the annual meeting or any adjournment or postponement thereof.

What vote is required to approve the matters proposed?

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Election as directors of the nominees specified in this proxy statement—A nominee for director will be elected to the Board if the votes cast for such nominee’s election by shareholders present in person or represented by proxy at the meeting and entitled to vote on the matter exceed the votes cast by such shareholders against such nominee’s election. If you are a beneficial owner, your broker is not permitted under New York Stock Exchange (“NYSE”) rules to vote your shares on the election of directors if your broker does not receive voting instructions from you. Without your voting instructions, a broker non-vote will occur. Since broker non-votes are not considered votes cast, they will have no legal effect on the election of directors. Abstentions are also not considered votes cast and will have no legal effect on the election of directors. See Director Resignation Policy in the section entitled Corporate Governance and Board Matters for information about NextEra Energy’s policy if a nominee for director fails to receive the required vote.

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Ratification of appointment of Deloitte & Touche LLP as NextEra Energy’s independent registered public accounting firm for 2017—The ratification of appointment of Deloitte & Touche LLP as NextEra Energy’s independent registered public accounting firm for 2017 will be approved if the votes cast for the proposal by shareholders present in person or represented by proxy at the meeting and entitled to vote on the matter exceed the votes cast by such shareholders against such proposal (a “Majority Vote”). Since brokers are permitted under NYSE rules to vote your shares on this proposal even if your broker does not receive voting instructions from you, there are not expected to be broker non-votes on this proposal. Abstentions are not considered votes cast and will have no legal effect on whether this proposal is approved.

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Advisory approval of NextEra Energy’s compensation of its named executive officers as disclosed in this proxy statement—A Majority Vote is required to approve this non-binding advisory proposal. If your broker does not receive voting instructions from you, your broker is not permitted under NYSE rules to vote your shares on this proposal. Without your voting instructions, a broker non-vote will occur. Since broker non-votes are not considered votes cast, they will have no legal effect on whether this proposal is approved. Abstentions are also not considered votes cast and will have no legal effect on whether this proposal is approved. The vote on this proposal is advisory and the result of the vote on this proposal will not be binding on the Company, the Compensation Committee or the Board. However, the Compensation Committee will be able to consider the result of the vote when making future decisions regarding named executive officer compensation.

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Advisory vote on the frequency with which NextEra Energy will hold a non-binding shareholder advisory vote to approve NextEra Energy’s compensation of its named executive officers—Generally, approval of any matter presented to shareholders requires a Majority Vote. However, because this vote is intended to indicate the preference of the Company’s shareholders for the frequency of a non-binding advisory vote on the compensation of NextEra Energy’s named executive officers (“NEOs”), the frequency option—1, 2 or 3 years—receiving the greatest number of votes will be considered the frequency preferred by the Company’s shareholders. If your broker does not receive voting instructions from you, your broker is not permitted under NYSE rules to vote your shares on this proposal. Without your voting instructions, a broker non-vote will occur. Since broker non-votes are not votes cast, they will have no legal effect on the voting results for this proposal. Abstentions are also not considered votes cast and will have no legal effect on the voting results for this proposal. Although this vote is not binding on the Company or the Board, the Board will take into consideration the outcome of the vote in making a determination on the frequency of future advisory votes to approve named executive officer compensation.

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Approval of the NextEra Energy, Inc. 2017 Non-Employee Directors Stock Plan—A Majority Vote is required to approve this proposal. If your broker does not receive voting instructions from you, your broker is not permitted under NYSE rules to vote your shares on this proposal. Without your voting instructions, a broker non-vote will occur. Since broker non-votes are not considered votes cast, they will have no legal effect on whether this proposal is approved. Abstentions are also not considered votes cast and will have no legal effect on whether this proposal is approved.

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Shareholder proposal—A Majority Vote is required to approve the shareholder proposal. If your broker does not receive voting instructions from you, your broker is not permitted under NYSE rules to vote your shares on the shareholder proposal. Without your voting instructions on the shareholder proposal, a broker non-vote will occur. Since broker non-votes are not considered votes cast, they will have no legal effect on whether the shareholder proposal is approved. Abstentions are also not considered votes cast and will have no legal effect on whether the shareholder proposal is approved.

Who pays for the solicitation of proxies?

NextEra Energy is soliciting proxies, and it will bear the expense of solicitation. Proxies will be solicited principally by mail and by electronic media, although directors, officers and employees of NextEra Energy or its subsidiaries may solicit proxies personally, by telephone or by electronic means, but without compensation other than their regular compensation. NextEra Energy has retained D.F. King & Co., Inc. to assist it in the solicitation of proxies, for which D.F. King & Co., Inc. will be paid a fee of $12,500 plus reimbursement of out-of-pocket expenses. NextEra Energy will reimburse custodians, nominees and other persons for their out-of-pocket expenses in sending the Notice and/or proxy materials to beneficial owners.

Could other matters be decided at the annual meeting?

At the date of printing of this proxy statement, the Board did not know of any matters to be submitted for action at the annual meeting other than those referred to in this proxy statement and does not intend to bring before the meeting any matter other than the proposals described in this proxy statement. If, however, other matters are properly brought before the annual meeting, or any adjourned or postponed meeting, your proxies include discretionary authority on the part of the individuals appointed to vote your shares or act on those matters according to their discretion, including voting to adjourn or postpone the annual meeting one or more times to solicit additional proxies with respect to any proposal or for any other reason.

2016 BUSINESS AND GOVERNANCE HIGHLIGHTS

2016 Business Highlights

NextEra Energy achieved Company-record adjusted earnings* of $2.9 billion, adjusted earnings per share* of $6.19 and a 1-year total shareholder return (“TSR”) of 18.4%. The Company’s 2016 TSR outperformed the 2016 TSRs of the S&P 500 Utilities Index of 16.3% and S&P 500 Index of 12.0%.

These accomplishments came as NextEra Energy continued to be a leader among the 10 largest U.S. utilities in substantially all financial metrics. Among the largest 10 U.S. utilities, NextEra Energy ranked #3 for 3-year TSR, #1 for 5-year TSR, #1 for 10-year TSR, #2 for 3-year adjusted earnings per share (“EPS”) growth and #1 for 5-year, 7-year and 10-year adjusted EPS growth. In 2016, NextEra Energy ranked #1 among U.S. and global utility companies, based on market capitalization.**

In 2017, NextEra Energy was named by Fortune Magazine as the World’s Most Admired Electric & Gas Utility for the tenth time in the last eleven years. Also in 2017, NextEra Energy was named by the Ethisphere Institute as one of the World’s Most Ethical Companies for the tenth time in the last eleven years.

The returns that NextEra Energy generated for its shareholders were attributable to outstanding 2016 performance by the Company’s two principal operating businesses, FPL and NextEra Energy Resources, LLC which are described in more detail in the CD&A beginning on page 44.

Ultimately, the Company’s financial and operational performance is reflected in the increased value of its common stock. As the table on page 45 illustrates, TSR over the three-year period from December 31, 2013 to December 31, 2016 was 53%, meaning that an investment of $100 in NextEra common stock on December 31, 2013 was worth $152.61 on December 31, 2016.

2016 Governance Highlights

The Company is proud to have in place strong corporate governance practices. These include:

•	Eleven of twelve directors are independent. The CEO is the only management director.

•	The Board has an independent lead director.

•

The independent directors meet in executive sessions after each regularly scheduled Board meeting without management present. The Lead Director presides over these executive sessions. Board committees have executive sessions after regularly scheduled in-person committee meetings.

•	The Company has rigorous share ownership requirements for both non-employee directors and executives and prohibits short sales, hedging and margin accounts.

•	The Company does not have a shareholder rights (“poison pill”) plan.

•	The Company has no supermajority vote requirements in its Articles of Incorporation.

•	Shareholders holding 20% of the outstanding shares may call a special meeting.

•	All directors stand for election annually.

•	Non-employee directors may not serve on more than four public company boards.

*

This measure is not a financial measure calculated in accordance with accounting principles generally accepted in the United States of America (“GAAP”). See Appendix B to this proxy statement for a reconciliation of this non-GAAP financial measure to the most directly comparable GAAP financial measure.

**	Market capitalization is as of December 31, 2016; rankings are sourced from Bloomberg and FactSet Research Systems Inc.

•	In uncontested elections, directors must be elected by a majority of votes cast.

•	The Board committees engage in annual self-assessments and the Board annually reviews its effectiveness.

•

The Governance and Nominating Committee engages in a continuous process of assessing whether current Board members provide the mix of skills and experience needed by the Board. As a result of this process, five new members have joined the Board since July 2012.

•	As discussed below, the Company’s Amended and Restated Bylaws (the “Bylaws”) allow for shareholder proxy access nominees.

Recent changes to the Company’s Articles of Incorporation and Bylaws demonstrate the active engagement of the Board and management in ensuring a responsive governance program.

The Board, through the Governance & Nominating Committee, engages in a comprehensive review of its governance practices. As a part of these reviews, the Company regularly initiates outreach discussions with shareholders owning a significant aggregate ownership interest in the Company to solicit input on the Company’s governance. In 2016, as a result of these reviews and discussions, and taking into account a shareholder proposal approved at the 2016 annual meeting, the Board adopted an amendment to the Company’s Bylaws to permit qualifying shareholders to include nominees for election to the Board in the Company’s annual proxy statement (“Proxy Access Bylaw”). The Proxy Access Bylaw permits a shareholder, or group of up to 20 shareholders, owning continuously for three years 3% or more of NextEra Energy’s outstanding common stock to nominate and have NextEra Energy include in its proxy materials director nominees for the greater of two directorships or 20% of the total number of directors, so long as any such shareholder or group of shareholders and their nominee or nominees have satisfied the requirements set forth in the Bylaws.

BUSINESS OF THE ANNUAL MEETING

Proposal 1: Election as directors of the nominees specified in this proxy statement

The Board is currently composed of 12 members. Upon the recommendation of the Governance & Nominating Committee, the Board has nominated the 12 incumbent members listed below for election as directors at the 2017 annual meeting. Unless you specify otherwise in your proxy/confidential voting instruction card or in the voting instructions you submit on the Internet or by telephone, your proxy will be voted FOR the election of the listed nominees. If any nominee becomes unavailable for election, which is not currently anticipated, proxies instructing a vote for that nominee may be voted for a substitute nominee selected by the Board or, in lieu thereof, the Board may reduce the number of directors by the number of nominees unavailable for election.

The Board believes that the Board membership at its current size is appropriate because such a Board size facilitates substantive discussions among Board members, provides for sufficient staffing of Board committees and allows for contributions by directors having a broad range of skills, expertise, industry knowledge and diversity of opinion. Directors serve until the next annual meeting of shareholders or until their respective successors are elected and qualified.

Director Qualifications. The Corporate Governance Principles & Guidelines and the Governance & Nominating Committee Charter, copies of which are available on the Company’s website at www.nexteraenergy.com/investors/governance.shtml, identify Board membership qualifications, including experience, skills and attributes that are considered by the Governance & Nominating Committee in recommending non-employee nominees for Board membership. The Board views itself as a cohesive whole consisting of members who together serve the interests of the Company and its shareholders. Qualifications, attributes and other factors considered by the Governance & Nominating Committee in recommending director nominees include, but are not limited to, the following:

•

experience at a strategy and/or policy setting level, or high-level managerial experience in a relatively complex business, government or other organization, or other similar and relevant experience in dealing with complex problems;

•	sufficient time to devote to the Company’s affairs (including by limiting service on boards of public companies to no more than four public companies, including the Company);

•	character and integrity;

•	an inquiring mind and good judgment;

•	an ability to work effectively with others;

•	the individual’s contribution to the achievement of a mix of directors who represent a diversity of background and experience, including age, gender, race, ethnicity and specialized experience;

•	an ability to represent the balanced interests of the Company’s shareholders as a whole, rather than special constituencies;

•	the individual’s independence as described in applicable listing standards, legislation, regulations and the Corporate Governance Principles & Guidelines;

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the extent of the individual’s business experience, technical expertise or specialized skills or experience, and whether the individual, by virtue of particular experience relevant to NextEra Energy’s current or future business, will add specific value as a Board member; and

•	whether the individual would be considered an “audit committee financial expert” or “financially literate” as described in applicable listing standards or regulations.

As discussed more specifically below, the Governance & Nominating Committee considered in particular the contributions to a strong, diverse board of the individual backgrounds and experience of its current directors and nominees including, without limitation, experience in: leading and growing businesses; legislative, political and regulatory affairs; customer and client service; environmental compliance; cyber security and information management; investor relations; international business operations and management; industrial operations; capital raising strategies; executive compensation; renewable energy; nuclear power operations and management; finance; financial instruments, including derivatives; risk management; and strategic planning. The regulated and competitive operations of the Company require an understanding of, among other matters, the regulatory, legislative and political environment affecting public utility and competitive energy operations, the service demands of wholesale and retail power customers, the effect of new technologies on the Company’s strategic direction, the challenges of maintaining growth without sacrificing profitability, the diverse options available for financing the Company’s businesses and the Company’s responsibilities to the customers and communities it serves. The particular experience, qualifications, attributes and skills that led the Governance & Nominating Committee and the Board to conclude, in light of the Company’s businesses and structure, that each current director and nominee should serve as a NextEra Energy director include, but are not limited to, the following:

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Mrs. Barrat has 38 years of leadership experience in financial services, including her service through July 1, 2012 as vice chairman, and her previous service as president of Personal Financial Services (one of four principal business units), of Northern Trust Corporation, a Fortune 500 company. She is experienced in building and leading client service businesses that operate in a variety of regulatory jurisdictions and, as a Florida native with a significant part of her former employer’s business in Florida, has had extensive experience with Florida-based customers and business conditions. In addition, her 19 years of service on the Board have provided her with knowledge and experience regarding the Company’s history and businesses.

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Mr. Camaren has 19 years of leadership experience with a large, regulated investor-owned utility. During the years he served as chairman and chief executive officer, the utility had customer growth at a rate that exceeded the industry average and acquired and integrated over 40 utilities. In addition, Mr. Camaren has experience in managing capital expenditures, environmental compliance, regulatory relations and investor relations.

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Mr. Dunn has extensive experience in investment, asset and risk management gained through his 16-year career at Miller, Anderson & Sherrerd and its successor by merger, Morgan Stanley Investment Management. In addition, he is an expert in financial economics, having taught that subject as a professor at, and Dean of, the David A. Tepper School of Business at Carnegie Mellon University. Mr. Dunn has a Ph.D. in industrial administration.

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Mr. Gursahaney has extensive operations, strategic planning and leadership experience in global manufacturing and services businesses serving residential, commercial, industrial and governmental customers gained as the chief executive officer of a public company providing security systems and service. He also has extensive global operations, information technology and service experience gained as the president and chief executive officer of the Asia-Pacific division of a medical diagnostic and imaging manufacturer. He has a MBA from the University of Virginia and a Bachelor of Science in Mechanical Engineering from The Pennsylvania State University.

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Mr. Hachigian has extensive leadership, operations and strategic planning experience gained through his prior service as the chairman, chief executive officer and president of a global, publicly held manufacturer of electrical equipment and tools. He also has international leadership and operations experience gained through his prior service as the president and chief executive officer of the Asia-Pacific operations of a lighting products manufacturer and in key management positions in Singapore and Mexico. In addition, Mr. Hachigian has financial and risk oversight experience developed through his prior service on the audit committee of another public company and as a prior member of the board of the Houston branch of the Federal Reserve Bank of Dallas. He has a MBA in finance from the Wharton School of Business and a bachelor’s degree in engineering from the University of California (Berkeley).

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Ms. Jennings has extensive legislative and political experience, gained through service for four years as Lieutenant Governor of the State of Florida and 24 years in the Florida legislature. She also served as a member of Florida Governor Rick Scott’s transition team. In addition, through her 20 years as president and ten years as chairman of Jack Jennings & Sons, Inc., she has extensive experience in operating a Florida-based business and familiarity with the Florida business environment.

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Ms. Lane has 26 years of leadership experience with financial services, capital markets, finance and accounting, capital structure, acquisitions and divestitures in the financial services industry as well as extensive experience in management, leadership and strategy. Ms. Lane served as a managing director and group leader of the global Retailing Investment Banking Group at Merrill Lynch & Co., Inc., from 1997 until her retirement in 2002. In that role, she led and worked on mergers and acquisitions and equity and debt transactions for a wide range of major retailers. Prior to joining Merrill Lynch, she was a managing director at Salomon Brothers, Inc., which she joined in 1989 and where she founded and led the retail industry investment banking unit. Ms. Lane has a MBA from the Wharton School of Business.

•

Mr. Robo, NextEra Energy’s chairman, president and chief executive officer, previously served as the Company’s vice president of corporate development and strategy, as president of NextEra Energy’s competitive energy subsidiary, NextEra Energy Resources, LLC (“NextEra Energy Resources”), and as the Company’s chief operating officer. As a result of his service in his current and prior positions,

Mr. Robo has extensive experience in operations, strategic planning, risk management and mergers and acquisitions. He also has experience in financial and risk oversight, both through his position with the Company and his service as chairman of the audit committee of another public company, and in corporate governance, through his service on the nominating and corporate governance committee of that public company. Prior to joining NextEra Energy, Mr. Robo was president and chief executive officer of a major division of General Electric Capital Corporation, a subsidiary of General Electric Company (“GE”). He also served as chairman and CEO of GE Mexico and was a member of the GE corporate development team. Prior to joining GE, he was vice president of Strategic Planning Associates, a management consulting firm. Mr. Robo has a B.A. degree from Harvard College and a MBA from Harvard Business School.

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Mr. Schupp has 33 years of leadership experience as a chief executive officer of both public and private banking organizations, and has experience in reviewing the financial statements of complex businesses, in mergers and acquisitions, in developing and implementing capital raising strategies, in strategic planning and expertise in Florida-based customers and business conditions. In addition, he has experience in such areas as macroeconomic policy, community and economic development and government regulation gained from his service as a director of the Federal Reserve Bank of Atlanta.

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Mr. Skolds has extensive leadership experience in the operation and management of nuclear power generation facilities and utilities, and in financial and strategic planning. He retired as executive vice president of Exelon Corporation, a utility services holding company (“Exelon”), and president of Exelon Energy Delivery and Exelon Generation. Earlier in his career, Mr. Skolds worked at SCANA Corporation, an energy-based holding company, in a number of capacities, including president and chief operating officer of South Carolina Electric and Gas. Mr. Skolds also served on the boards of the Institute for Nuclear Power Operations and the Nuclear Energy Institute. Mr. Skolds is a graduate of the United States Naval Academy and spent over five years in the Navy where, among other duties, he operated nuclear submarines. Mr. Skolds also holds a MBA from the University of South Carolina.

•

Mr. Swanson has 42 years of leadership experience at Raytheon Company (“Raytheon”), a complex public company with international operations. Mr. Swanson served 10 years through September 2014 as Raytheon’s chairman of the board and 10 years through March 2014 as its chief executive officer. He has extensive experience in strategic planning, operations and management, global business operations and complex technologies. He holds a bachelor’s degree in industrial engineering from California Polytechnic State University.

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Mr. Tookes has many years of operational leadership in senior management positions at large international public companies, which provided him with leadership, financial and global experience, as well as substantial leadership experience in the management of complex technology businesses. His science, engineering and business education and training have provided him with knowledge relevant to the operation of the Company’s businesses. His public company board experience includes service on the audit, finance, compensation, governance and nominating and business ethics committees of various public companies.

Listed below are the 12 nominees for election as directors, their ages and principal occupations and certain other information regarding them. Unless otherwise noted, each director has held his or her present position continuously for five years or more and his or her employment history is uninterrupted.

Sherry S. Barrat

Mrs. Barrat, 67, retired in 2012 as vice chairman of Northern Trust Corporation, a financial holding company headquartered in Chicago, Illinois, where she was also a member of Northern Trust’s Management Committee. Prior to being appointed as vice chairman in March 2011, Mrs. Barrat had served as president of Personal Financial Services for Northern Trust since January 2006. She served as chairman and chief executive officer of Northern Trust Bank of California, N.A., from 1999 through 2005, and as president of Northern Trust Bank of Florida’s Palm Beach Region from 1992 through 1998. Mrs. Barrat joined Northern Trust in 1990 in Miami. Mrs. Barrat is a director of Arthur J. Gallagher & Company (since July 2013) and serves as an independent trustee or director of certain Prudential Insurance mutual funds (since January 2013). Mrs. Barrat has been a director of NextEra Energy since 1998.

James L. Camaren

Mr. Camaren, 62, is a private investor. Until May 2006, he was chairman and chief executive officer of Utilities, Inc. Utilities, Inc. was one of the largest investor-owned water utilities in the United States until March 2002, when it was acquired by Nuon, a Dutch company, which subsequently sold Utilities, Inc. in April 2006. He joined Utilities, Inc. in 1987 and served successively as vice president of business development, executive vice president, and vice chairman, becoming chairman and chief executive officer in 1996. Mr. Camaren has been a director of NextEra Energy since 2002.

Kenneth B. Dunn

Mr. Dunn, 65, is Emeritus Professor of Financial Economics at the David A. Tepper School of Business at Carnegie Mellon University. He also served as Dean of the Tepper School from July 2002 to January 2011. Before his service in that position, Mr. Dunn had a 16-year career managing fixed income portfolios at Miller Anderson & Sherrerd and its successor by merger, Morgan Stanley Investment Management, where he served as a managing director and as co-director of the U.S. Core Fixed Income and Mortgage teams. Since 2014, he has been a managing member of Tier Capital LLC and, since 2015, chief executive officer of its subsidiary, Traditional Mortgage Acceptance Corporation, which originates, acquires and services mortgage loans and issues Government National Mortgage Association (GNMA) mortgage-backed securities. Mr. Dunn was a director of BlackRock, Inc. from 2005 until 2011. He has been a director of NextEra Energy since 2010.

Naren K. Gursahaney

Mr. Gursahaney, 55, is retired. He served as the president and chief executive officer, and a member of the Board of Directors, of The ADT Corporation (“ADT”), a provider of security systems and services, from September 2012 until its acquisition by affiliated funds of Apollo Global Management LLC in May 2016. Prior to ADT’s separation from Tyco International Ltd. (“Tyco”) in September 2012, Mr. Gursahaney served as president of Tyco’s ADT North American Residential business segment and was the president of Tyco Security Solutions, then a provider of electronic security to residential, commercial, industrial and governmental customers and the largest operating segment of Tyco. Mr. Gursahaney joined Tyco in 2003 as senior vice president of Operational Excellence. He then served as president of Tyco Engineered Products and Services and president of Tyco Flow Control. Prior to joining Tyco, Mr. Gursahaney was president and chief executive officer of GE Medical Systems Asia, where he was responsible for the company’s sales and services business in the Asia-Pacific region. During his 10-year career with GE, Mr. Gursahaney held senior leadership roles in services, marketing and information management. He has been a director of NextEra Energy since 2014.

Kirk S. Hachigian

Mr. Hachigian, 57, has been chairman of the board of JELD-WEN, inc., a manufacturer of windows and doors, since April 2014 and until November 2015 also served as chief executive officer of JELD-WEN, inc. He served as chairman, president and chief executive officer of Cooper Industries plc (“Cooper”), a publicly held electrical equipment and tool manufacturer, until Cooper’s acquisition by Eaton Corporation in November 2012. He was named chairman of Cooper in 2006, chief executive officer in 2005 and president in 2004. Mr. Hachigian was retired during the period between his departure from Cooper and when he joined JELD-WEN, inc. in April 2014. He is a director of PACCAR, Inc. (since 2008) and of Allegion plc (since November 2013). Mr. Hachigian has been a director of NextEra Energy since 2013.

Toni Jennings

Ms. Jennings, 67, has served since 2007 as the chairman of the board of Jack Jennings & Sons, Inc., a family-owned construction business that provides general contractor, construction manager and design builder services. She served as the Lieutenant Governor of the State of Florida from March 2003 through December 2006. Prior to serving in that role, she was a member of the Florida Senate from 1980 until 2000, serving two consecutive terms as Senate President, and a member of the Florida House of Representatives from 1976 until 1980. From 1983 until she became Lieutenant Governor, she also served as president of Jack Jennings & Sons. Ms. Jennings is a director of Brown & Brown, Inc. (since 2007) and Mid-America Apartment Communities, Inc. (“Mid-America”) (since December 2016). Ms. Jennings was a director of Post Properties, Inc. from May 2013 until its merger with Mid-America in December 2016. Ms. Jennings has been a director of NextEra Energy since 2007.

Amy B. Lane

Ms. Lane, 64, retired in 2002 as managing director and group leader of the global Retailing Investment Banking Group of Merrill Lynch & Co., Inc., an investment banking firm. Prior to joining Merrill Lynch in 1997, she was a managing director at Salomon Brothers, Inc., an investment banking firm, where she founded and led the retail industry investment banking unit, having joined Salomon Brothers in 1989. Ms. Lane is a director of The TJX Companies, Inc. (since 2005) and GNC Holdings, Inc. (since 2011). She also is a trustee of Urban Edge Properties, an equity real estate investment trust (since January 2015). Ms. Lane has been a director of NextEra Energy since February 2015.

James L. Robo

Mr. Robo, 54, has been chairman of the board since December 2013, and president and chief executive officer, and a director, of NextEra Energy since July 2012. He is also chairman of NextEra Energy’s subsidiary, FPL (which has no publicly-traded stock). Prior to his succession to the role of chief executive officer, he served as president and chief operating officer of NextEra Energy since 2006. Mr. Robo joined NextEra Energy as vice president of corporate development and strategy in March 2002 and became president of NextEra Energy Resources later in 2002. Mr. Robo is chairman of the board and chief executive officer of the general partner of NextEra Energy Partners, LP (“NEP”), a publicly-traded limited partnership formed and controlled by the Company (and in which the Company owns an underlying approximate 65.2% economic interest as of March 17, 2017). He is a director of J.B. Hunt Transport Services, Inc. (since 2002), and has served as J.B. Hunt’s lead independent director since 2012.

Rudy E. Schupp

Mr. Schupp, 66, is president of Valley National Bancorp and chief banking officer of Valley National Bank. He previously served as president—Florida Division of Valley National Bank from November 2014 until January 2017 and as president and chief executive officer, and a director, of 1st United Bank, a banking corporation headquartered in Boca Raton, Florida, and chief executive officer and a director of its publicly-held parent company, 1st United Bancorp, Inc., from mid-2003 until its sale to Valley National on November 1, 2014. He was the chairman, president and chief executive officer of Republic Security Bank headquartered in West Palm Beach, Florida from 1984 until March 2001, and the chairman, president and chief executive officer of its parent company, Republic Security Financial Corporation (“RSFC”), from 1985 until March 2001, when RSFC was acquired by Wachovia Corporation. Following the acquisition, he served as Chairman of Florida Banking of Wachovia Bank, N.A. until December 2001. From March 2002 until March 2003, Mr. Schupp served as managing director of Ryan Beck & Co., an investment banking and brokerage company. He served as a director of the Federal Reserve Bank of Atlanta from January 2007 to December 2014. Mr. Schupp has been a director of NextEra Energy since 2005.

John L. Skolds

Mr. Skolds, 66, is retired. He served as executive vice president of Exelon Corporation, an energy service provider, and president of Exelon Energy Delivery from December 2003 until his retirement in September 2007. He also served as president of Exelon Generation from March 2005 to September 2007. From March 2002 to December 2003, Mr. Skolds served as senior vice president of Exelon and president and chief nuclear officer of Exelon Nuclear. Mr. Skolds was a director of Constellation Energy Group from 2007 until its merger with Exelon in March 2012. Mr. Skolds has been a director of NextEra Energy since 2012.

William H. Swanson

Mr. Swanson, 68, is the retired chairman of the board and chief executive officer of Raytheon, a technology and innovation leader specializing in defense, security and civil markets throughout the world. He was Raytheon’s chief executive officer from July 2003 to March 2014 and served as chairman of the board from January 2004 until his retirement in September 2014. Before assuming those positions, he served as president of Raytheon from July 2002 to May 2004, as executive vice president of Raytheon and president of its Electronic Systems division from January 2000 to July 2002, and as executive vice president of Raytheon and chairman and chief executive officer of Raytheon Systems Company from January 1998 to January 2000. Mr. Swanson joined Raytheon in 1972 and held a wide range of leadership positions with the company. He served as a director of The TJX Companies, Inc. from January 2015 to June 2016. Mr. Swanson has been a director of NextEra Energy since 2009.

Hansel E. Tookes, II

Mr. Tookes, 69, is retired. Mr. Tookes served in senior executive positions with Raytheon, a technology and innovation leader specializing in defense, security and civil markets throughout the world, from 1999 until December 2002. He joined Raytheon in 1999 as president and chief operating officer of Raytheon Aircraft Company, was appointed chairman and chief executive officer of Raytheon Aircraft Company in 2000, and became president of Raytheon International in 2001. From 1980 until joining Raytheon, Mr. Tookes held a variety of leadership positions with United Technologies Corporation, including service as president of Pratt & Whitney’s Large Military Engines Group. He is a director of Corning Incorporated (since 2001), Harris Corporation (since 2005) and Ryder System, Inc. (since 2002). Mr. Tookes has been a director of NextEra Energy since 2005.

Unless you specify otherwise in your proxy/confidential voting instruction card or in the instructions you give on the Internet or by telephone, your proxy will be voted FOR election of each of the nominees.

THE BOARD UNANIMOUSLY RECOMMENDS A VOTE FOR THE ELECTION OF ALL NOMINEES

Proposal 2: Ratification of appointment of Deloitte & Touche LLP as NextEra Energy’s independent registered public accounting firm for 2017

In accordance with the provisions of the Sarbanes-Oxley Act of 2002 (“Sarbanes-Oxley”), the Audit Committee of the Board appoints the Company’s independent registered public accounting firm. It has appointed Deloitte & Touche LLP (“Deloitte & Touche”) as the independent registered public accounting firm to audit the accounts of NextEra Energy and its subsidiaries, as well as to provide its opinion on the effectiveness of the Company’s internal control over financial reporting, for the fiscal year ending December 31, 2017. Although ratification is not required, the Board is submitting the selection of Deloitte & Touche to shareholders as a matter of good corporate practice. If the shareholders do not ratify the appointment, the appointment will be reconsidered by the Audit Committee, although the Audit Committee may nonetheless decide to retain Deloitte & Touche as NextEra Energy’s independent registered public accounting firm. Even if the appointment is ratified, the Audit Committee in its discretion may terminate the service of Deloitte & Touche at any time during the year if it determines that the appointment of a different independent registered public accounting firm would be in the best interests of NextEra Energy and its shareholders. Additional information on audit-related matters may be found beginning on page 41 of this proxy statement.

Representatives of Deloitte & Touche are expected to be present at the annual meeting and will have an opportunity to make a statement and respond to appropriate questions from shareholders at the meeting.

Unless you specify otherwise in your proxy/confidential voting instruction card or in the instructions you give on the Internet or by telephone, your proxy will be voted FOR ratification of appointment of Deloitte & Touche as NextEra Energy’s independent registered public accounting firm for 2017.

THE BOARD UNANIMOUSLY RECOMMENDS A VOTE FOR RATIFICATION OF APPOINTMENT OF DELOITTE & TOUCHE LLP AS NEXTERA ENERGY’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR 2017

Proposal 3: Approval, by non-binding advisory vote, of NextEra Energy’s compensation of its named executive officers as disclosed in this proxy statement

The Company is asking shareholders to cast an advisory vote on the compensation of the Company’s named executive officers, which is commonly called a “say-on-pay” vote. The advisory vote, which is required pursuant to section 14A of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), is to approve the compensation of the Company’s named executive officers as described below (beginning on page 44) in the Compensation Discussion & Analysis section of this proxy statement and in the tabular and narrative disclosure following that section. While this vote is not binding, it will provide information to the Compensation Committee regarding investor sentiment about the Company’s executive compensation philosophy, policies and practices, which the Compensation Committee will be able to consider when making future determinations regarding named executive officer compensation. The Company currently plans to give shareholders the opportunity to cast an advisory vote on this matter annually, so that, following the vote on this proposal, the next opportunity will occur in connection with the Company’s 2018 annual meeting of shareholders.

The fundamental objective of NextEra Energy’s executive compensation program is to motivate and reward actions that the Compensation Committee believes will increase shareholder value, particularly over the longer term. The program is designed to attract, retain, motivate, reward and develop high-quality, high-performing executive leadership whose talent and expertise should enable the Company to create long-term shareholder value. The Compensation Committee believes the Company’s executive compensation program reflects a strong pay-for-performance philosophy and is well-aligned with the short-term and long-term interests of shareholders and other important Company stakeholders, including customers and employees. A significant portion of each named executive officer’s total compensation opportunity is performance-based and carries both upside and downside potential. Named executive officers (and all of NextEra Energy’s other officers) must build and maintain a significant and continuing equity interest in NextEra Energy. This helps to ensure that their interests are aligned with those of shareholders and that changes in the price of NextEra Energy common stock have a meaningful economic effect on the officers.

The Executive Compensation section of this proxy statement, including the Compensation Discussion & Analysis, provides a more detailed discussion of the Company’s compensation program for its named executive officers. The discussion reflects that NextEra Energy’s compensation program has been achieving its objective. For example, the chart below compares the Company’s TSR for the 1-, 3-, 5- and 10-year periods ended December 31, 2016 to the TSRs of the S&P 500 Electric Utilities Index, the S&P 500 Utilities Index, the Philadelphia Exchange Utility Sector Index (“UTY”), and the S&P 500. NextEra Energy outperformed all of these indices over all of the periods shown. NextEra Energy’s outperformance over all these periods in comparison to others in its industry, and over the 3-year, 5-year and 10-year periods in comparison to the S&P 500, was substantial.

NextEra Energy Total Shareholder Return Through 12-31-16 vs. Various Indices(1)

	1-year TSR	3-year TSR	5-year TSR	10-year TSR
NextEra Energy	18.4%	53%	130%	206%
S&P 500 Electric Utilities Index, total return	15%	43%	54%	82%
S&P 500 Utilities Index, total return	16.3%	43%	64%	97%
UTY, total return	17%	42%	57%	88%
S&P 500, total return	12%	29%	98%	96%

(1)	Source: FactSet Research Systems Inc.; except UTY, source: Bloomberg

The Company asks shareholders to approve this proposal by approving the following non-binding resolution:

RESOLVED, that the shareholders of NextEra Energy, Inc. approve, on an advisory basis, the compensation paid to the Company’s named executive officers, as disclosed pursuant to Item 402 of Regulation S-K as promulgated by the Securities and Exchange Commission in the NextEra Energy, Inc. proxy statement for the 2017 annual meeting of shareholders, including the Compensation Discussion & Analysis section, the compensation tables and the accompanying narrative discussion.

Unless you specify otherwise in your proxy/confidential voting instruction card or in the instructions you give on the Internet or by telephone, your proxy will be voted FOR approval, by non-binding advisory vote, of NextEra Energy’s compensation of its named executive officers as disclosed in this proxy statement.

THE BOARD UNANIMOUSLY RECOMMENDS A VOTE FOR APPROVAL, BY NON-BINDING ADVISORY VOTE, OF NEXTERA ENERGY’S COMPENSATION OF ITS NAMED EXECUTIVE OFFICERS AS DISCLOSED IN THIS PROXY STATEMENT

Proposal 4: Non-binding advisory vote on whether NextEra Energy should hold a non-binding shareholder advisory vote to approve NextEra Energy’s compensation of its named executive officers every 1, 2 or 3 years

In accordance with the requirements of Section 14A of the Exchange Act and related SEC rules, the Company is asking shareholders to cast an advisory vote on the frequency with which shareholders would have an opportunity to provide an advisory “say-on-pay” vote on named executive officer compensation. Shareholders have the option of selecting a frequency of 1, 2 or 3 years, or abstaining from a vote on this proposal.

Consistent with the shareholder vote in 2011, the Company has held a “say-on-pay” vote annually. To allow the Company’s shareholders to provide input on NextEra Energy’s compensation philosophy, policies and practices as disclosed in the proxy statement every year, the Board recommends that the annual say-on-pay vote be continued.

Shareholders are not voting to approve or disapprove the Board’s recommendation of annual “say-on-pay” votes. Rather, shareholders are being given an opportunity to express their preference for the frequency of “say-on-pay” votes. Shareholders may choose among the following four options when voting on this proposal:

(1)	a “say-on-pay” vote every 1 year;

(2)	a “say-on-pay” vote every 2 years;

(3)	a “say-on-pay” vote every 3 years; or

(4)	abstain from voting.

The frequency option—1, 2 or 3 years—receiving the greatest number of votes will be considered the frequency preferred by the Company’s shareholders. Although this vote is not binding on the Company or the Board, the Board will take into consideration the outcome of the vote in making a determination on the frequency with which proposals for non-binding advisory votes to approve named executive officer compensation will be included in the Company’s proxy statement. The Board may decide that it is in the best interests of shareholders and the Company to hold an advisory vote on named executive officer compensation more or less frequently than the option preferred by shareholders.

Unless you specify otherwise in your proxy/voting instruction card or in the instructions you give by telephone or Internet, your proxy will be voted for a frequency of every 1 YEAR as the frequency with which NextEra Energy will hold non-binding advisory votes to approve NextEra Energy’s compensation of its named executive officers.

THE BOARD UNANIMOUSLY RECOMMENDS A VOTE FOR 1 YEAR AS THE FREQUENCY WITH WHICH NEXTERA ENERGY WILL HOLD A NON-BINDING SHAREHOLDER ADVISORY VOTE TO APPROVE NEXTERA ENERGY’S COMPENSATION OF ITS NAMED EXECUTIVE OFFICERS

Proposal 5: Approval of the NextEra Energy, Inc. 2017 Non-Employee Directors Stock Plan

The Company is asking shareholders to consider and vote upon a proposal to approve the NextEra Energy, Inc. 2017 Non-Employee Directors Stock Plan (the “2017 Non-Employee Directors Plan”). Upon the recommendation of the Compensation Committee, the Board on February 17, 2017 unanimously approved the 2017 Non-Employee Directors Plan, which will become effective upon receipt of shareholder approval of the plan at the 2017 annual meeting. The Board believes that approval of the 2017 Non-Employee Directors Plan is in the best interests of the Company and its shareholders.

The Board has proposed approval of the 2017 Non-Employee Directors Plan to amend and restate the Company’s current FPL Group, Inc. 2007 Non-Employee Directors Stock Plan (the “Current Directors Plan”). Although shares of the Company’s common stock remain available for grant under the Current Directors Plan, the Company’s authority to pay additional compensation under the Current Directors Plan expires on May 24, 2017. The Company is asking its shareholders to approve the amended and restated plan so that it will be able to continue to pay stock-based compensation to non-employee directors. When the 2017 Non-Employee Directors Plan becomes effective, no additional awards will be made under the Current Directors Plan.

No awards under the 2017 Non-Employee Directors Plan have been granted or will be granted unless and until the plan is approved by the Company’s shareholders at the 2017 annual meeting. If shareholders do not approve the 2017 Non-Employee Directors Plan, compensatory equity-based grants to directors will continue to be made under the Current Directors Plan until the plan expires and to the extent of the shares of the Company’s common stock available for issuance under that plan, which for future grants totaled approximately 250,360 shares as of March 1, 2017 (without giving effect to additional shares that may become available upon the future forfeiture or cancellation of outstanding awards).

Description of the 2017 Non-Employee Directors Plan

The following description of the 2017 Non-Employee Directors Plan is qualified in its entirety by reference to the complete text of the 2017 Non-Employee Directors Plan, which is attached as Appendix A to this proxy statement and incorporated by reference into this proposal. You are urged to read this proposal and the text of the 2017 Non-Employee Directors Plan in their entirety.

Summary of Material Provisions of the 2017 Non-Employee Directors Plan

Purpose and Eligibility. The purpose of the 2017 Non-Employee Directors Plan is to further strengthen the alignment of interests between members of the Board of Directors of NextEra Energy who are not employees of the Company and the Company’s shareholders through the ownership by non-employee directors of shares of the Company’s common stock. Awards may be granted under the 2017 Non-Employee Directors Plan only to individuals who are members of the Board and are not employees of the Company. As of March 1, 2017, all 11 non-employee directors would be eligible to participate in the 2017 Non-Employee Directors Plan.

Effective Date. The 2017 Non-Employee Directors Plan will be effective on the date on which it is approved by the Company’s shareholders.

Term. The 2017 Non-Employee Directors Plan will terminate automatically ten years after its effective date, unless it is earlier terminated by the Board.

Administration. The 2017 Non-Employee Directors Plan generally will be administered by a committee (the “Committee”) consisting of two or more directors of the Company each of whom qualifies as a “non-employee director” within the meaning of Rule 16b-3 under the Exchange Act. Unless otherwise determined by the Board, the Committee will be the Compensation Committee. The Committee has plenary discretion and authority over the operation of the 2017 Non-Employee Directors Plan.

Shares Available under the Plan. Assuming the 2017 Non-Employee Directors Plan is approved by shareholders, the maximum aggregate number of shares which may be issued under the 2017 Non-Employee Directors Plan will be 500,000 shares, including shares previously granted under the Current Directors Plan that remain subject to a forfeiture condition on the date of the 2017 annual meeting. The Current Directors Plan has approximately 250,360 shares available for grant as of March 1, 2017, none of which will be available for grant upon approval of the 2017 Non-Employee Directors Plan. As of March 1, 2017, the closing price of the Company’s common stock as reported in the consolidated transaction reporting system of the NYSE was $129.41.

Termination, Amendment and Adjustments in the Event of Business Reorganization. The Board will be authorized to amend, alter, suspend or terminate the 2017 Non-Employee Directors Plan as to any shares of the Company’s common stock as to which awards have not been made. Any amendment to the 2017 Non-Employee Directors Plan, however, will be subject to receipt of the approval of the Company’s shareholders if shareholder approval of the amendment is required by any law or regulation or NYSE rule or to the extent determined by the Board. In the event any recapitalization, forward or reverse split, reorganization, merger, consolidation, spin-off, combination, repurchase, exchange of shares for other securities, stock dividend or other special and nonrecurring dividend or distribution (whether in the form of cash, securities or other property), liquidation, dissolution or other similar corporate transaction or event affects the shares such that an adjustment is appropriate in order to prevent dilution or enlargement of the rights under the 2017 Non-Employee Directors Plan, then the Committee shall, in such manner as it may deem equitable, adjust any or all of (i) the number and kind of securities deemed to be available thereafter for issuances of shares in the aggregate to all non-employee directors and individually to any one non-employee director and (ii) the number and kind of securities that may be delivered or deliverable in respect of undistributed shares.

Awards. The following types of awards may be made under the 2017 Non-Employee Directors Plan, subject to limitations set forth in the plan.

Discretionary Grants. The Committee, in its discretion, may make a grant of shares (or an interest in shares, however denominated, to be settled in the future by delivery of shares) to any one or more non-employee directors as consideration for services rendered or promised to be rendered as a member of the Board or its committees at such times, for such number of shares and on such other terms and conditions (including but not limited to restrictions on the voting and dividend rights associated with such shares, service-related vesting, forfeiture provisions, holding period, and transfer restrictions) as the Committee may determine. Unless the Committee determines otherwise, discretionary grants: (a) shall be in the form of issued and outstanding shares registered in the name of the non-employee director; (b) shall be fully vested and nonforfeitable when awarded; and (c) shall carry full voting and dividend rights in favor of the holder of record from the date of grant.

Voluntary Conversion of Cash Compensation. A non-employee director may elect, at such time and in such manner as the Committee may prescribe, that all or any portion of his or her compensation for service on the Board and its committees that is payable in cash be converted into and distributed to the non-employee director in shares of equivalent fair market value. Shares distributed in this way shall be fully vested and nonforfeitable.

Awards to New Directors. The Committee, in its discretion, may make a one-time grant of shares to a non-employee director after his or her initial election or appointment to the Board. Any such award shall be made within six (6) months after such non-employee director becomes a member of the Board. The Committee shall determine the number of shares included in such award. Shares distributed in this way shall be fully vested and nonforfeitable.

Dividend Equivalents. The Committee is authorized to grant dividend equivalents. The Committee may provide that dividend equivalents shall be paid or distributed when accrued or shall be deemed to have been reinvested in additional shares or other property, or otherwise reinvested.

Deferral. Compensation payable under the 2017 Non-Employee Directors Plan shall be eligible for deferral for federal (and, to the extent applicable, state and local) income tax purposes if and to the extent provided under a separate written deferred compensation plan of the Company that complies with the requirements of section 409A of the Internal Revenue Code of 1986, as amended (the “Code”) and the regulations promulgated thereunder.

Holding Period for Shares. Shares acquired by a non-employee director under the 2017 Non-Employee Directors Plan may not be sold or transferred so long as he or she remains a member of the Board except that a non-employee director may sell or transfer shares in excess of the shares required to be held according to the Company’s written stock ownership guidelines for non-employee directors as specified in the Corporate Governance Principles and Guidelines.

New Plan Benefits. The number of shares that will be awarded to the directors under the 2017 Non-Employee directors Plan is not determinable at this time as the Committee will make the awards in its sole discretion. The number of awards made under the Current Directors Plan in 2016 is described under “Director Compensation” beginning on page 90.

Summary of U.S. Federal Tax Consequences. A non-employee director who is awarded fully vested shares under the 2017 Non-Employee Directors Plan will be required to recognize ordinary income for U.S. federal income tax purposes in an amount equal to the fair market value of the shares on the date of the award. The Company will be entitled to deduct the amount of the ordinary income recognized by the non-employee director for the same year in which the non-employee director recognizes ordinary income.

A non-employee director who is awarded shares subject to a vesting schedule under the 2017 Non-Employee Directors Plan generally will not recognize any taxable income for federal income tax purposes at the time the award is made. However, the non-employee director may elect under Section 83(b) of the Internal Revenue Code to recognize ordinary income in the year of the award in an amount equal to the fair market value of the shares on the date of the award, determined without regard to the vesting schedule. If a non-employee director does not make such a Section 83(b) election, the fair market value of the shares on the date such shares vest will be treated as ordinary income to the non-employee director and will be taxable in the year vesting occurs. Dividends paid while the shares are subject to vesting, once themselves vested, will be taxable as ordinary income. The Company will be entitled to a business expense deduction in the same amount and at the same time as the non-employee director recognizes ordinary income.

If a non-employee director elects to defer shares received under the 2017 Non-Employee Directors Plan, U.S. federal income taxation will be deferred to the date of delivery of the shares in accordance with the deferral election. In addition, the Company’s business expense deduction will be in the same amount and at the same time as the non-employee director recognizes ordinary income.

Unless you specify otherwise in your proxy/voting instruction card or in the instructions you give on the Internet or by telephone, your proxy will be voted FOR approval of the NextEra Energy, Inc. 2017 Non-Employee Directors Stock Plan.

THE BOARD UNANIMOUSLY RECOMMENDS A VOTE FOR APPROVAL OF THE NEXTERA ENERGY, INC. 2017 NON-EMPLOYEE DIRECTORS STOCK PLAN

Securities Authorized For Issuance Under Equity Compensation Plans

NextEra Energy’s equity compensation plan information as of December 31, 2016 is as follows:

Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights(a)		Weighted-average exercise price of outstanding options, warrants and rights ($)(b)		Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a))(c)
Equity compensation plans approved by security holders	4,479,039	(1)	$71.08	(2)	9,383,195
Equity compensation plans not approved by security holders	—		—		—
Total	4,479,039		$71.08		9,383,195

(1)

Includes an aggregate of 2,505,208 outstanding options, 1,747,538 unvested performance share awards (at maximum payout), 16,564 deferred fully vested performance shares and 183,989 deferred stock awards (including future reinvested dividends) under the NextEra Energy, Inc. Amended and Restated 2011 Long Term Incentive Plan (“2011 LTIP”) and the former long term incentive plan, the FPL Group, Inc. Amended and Restated Long Term Incentive Plan, and 25,740 fully vested shares deferred by directors under the NextEra Energy, Inc. 2007 Non-Employee Directors Stock Plan and its predecessor, the FPL Group, Inc. Amended and Restated Non-Employee Directors Stock Plan.

(2)	Relates to outstanding options only.

Proposal 6: Shareholder proposal

The Comptroller of the State of New York, Thomas P. DiNapoli, 59 Maiden Lane, 30th Floor, New York, NY 10038, is the trustee of the New York State Common Retirement Fund (the “Fund”) and has given the Company notice that he intends to present this proposal at the annual meeting on behalf of the Fund. The Fund represented that it held a total of 1,410,600 shares of common stock as of the date the proposal was submitted. In accordance with SEC regulations, the text of the shareholder proposal and supporting statement appear exactly as received by the Company (including the use of boldface and italics). The shareholder proposal may contain assertions about the Company or other matters that the Company believes are incorrect, but the Company has not attempted to refute all of those assertions. All statements contained in the shareholder proposal and supporting statement are the sole responsibility of the proponent. The Company disclaims responsibility for the content of the proposal and the supporting statement, including sources referenced in the supporting statement.

Proposal 6—Political Contributions Disclosure

Resolved, that the shareholders of NextEra Energy Inc. (“NextEra” or “Company”) hereby request that the Company provide a report, updated semiannually, disclosing the Company’s:

1.

Policies and procedures for making, with corporate funds or assets, contributions and expenditures (direct or indirect) to (a) participate or intervene in any political campaign on behalf of (or in opposition to) any candidate for public office, or (b) influence the general public, or any segment thereof, with respect to an election or referendum.

2.	Monetary and non-monetary contributions and expenditures (direct and indirect) used in the manner described in section 1 above, including:

a.	The identity of the recipient as well as the amount paid to each; and

b.	The title(s) of the person(s) in the Company responsible for decision-making.

The report shall be presented to the board of directors or relevant board committee and posted on the Company’s website within 12 months from the date of the annual meeting.

Supporting Statement

As long-term shareholders of NextEra, we support transparency and accountability in corporate spending on political activities. These include any activities considered intervention in any political campaign under the Internal Revenue Code, such as direct and indirect contributions to political candidates, parties, organizations, or ballot measures; direct independent expenditures; or electioneering communications on behalf of federal, state or local candidates.

Disclosure is in the best interest of the company and its shareholders. The Supreme Court affirmed this its Citizens United decision: “[D]isclosure permits citizens and shareholders to react to the speech of corporate entities in a proper way. This transparency enables the electorate to make informed decisions and give proper weight to different speakers and messages.” Gaps in transparency and accountability may expose the company to reputational and business risks that could threaten long-term shareholder value.

Publicly available records show that NextEra contributed over $11.6 million in corporate funds since the 2004 election cycle. (CQ: http://moneyline.cq.com and National institute on Money in State Politics: http://www.followthemoney.org)

However, publicly available data does not provide a complete picture of the Company’s political spending. For example, the Company’s payments to trade associations and “social welfare organizations”—organized under section 501(c)(4) of the IRS Code—used for political activities are undisclosed and unknown. This proposal asks the Company to disclose all of its political expenditures, including payments to trade associations and other tax-exempt organizations.

This would bring our Company in line with a growing number of leading companies, including PG&E, Sempra Energy and Edison International, that support political disclosure and accountability and present this information on their websites.

The Company’s Board and its shareholders need comprehensive disclosure to be able to fully evaluate the political use of corporate assets. We urge your support for this critical governance reform.

Political Contributions Disclosure—Proposal 6

The Board Unanimously Recommends a Vote AGAINST the Foregoing Proposal for the Following Reasons:

The Board believes that adopting the shareholder proposal would not be in the best interests of the Company or its shareholders.

The very same proposal from the same proponent was defeated by the Company’s shareholders at the 2015 and 2016 annual meetings of shareholders. The same proposal was presented on behalf of the Fund at the Company’s 2015 and 2016 annual meetings of shareholders and the Company’s shareholders rejected this proposal with 60.4% and 57.3%, respectively, of votes cast voting against the proposal.

NextEra Energy recently updated its website to provide additional information related to political contributions. The Company updated its website this year to place filed lobbying reports directly on the Company’s website. As a result, much of the information requested in the shareholder proposal is now available directly on the Company’s website. The Company also added additional navigation links to provide easier access to the political contributions policy and information.

NextEra Energy needs to be an effective participant in the legislative and regulatory process. The Company is closely regulated and subject to legislation that can impact the Company’s operations and profitability. The Board believes that it is in the best interests of the Company’s shareholders for NextEra Energy to be an effective participant in the political process. Laws and policies enacted and adopted by federal, state and local authorities can have a significant impact on the Company and its customers, employees and shareholders. NextEra Energy actively encourages public policy that furthers its ability to provide the cleanest, most reliable electricity to its customers and to operate efficiently, safely and profitably. NextEra Energy’s active participation in political processes and public policy discussions is appropriate to ensure that public officials are informed about key issues that affect the Company’s interests and those of its customers, employees and shareholders and of the communities the Company serves.

NextEra Energy already has a Political Contributions Policy and its political contributions are regulated by the government. NextEra Energy maintains a rigorous compliance process to ensure that the Company’s political activities are lawful, properly disclosed and aligned with its Code of Business Conduct & Ethics. Political contributions are also subject to comprehensive regulation by federal, state and local governments with detailed disclosure requirements, including requirements to file reports with appropriate state and federal agencies on lobbying-related activities and expenditures. NextEra Energy is committed to compliance with all such applicable laws.

The proposal is unnecessary and duplicative because NextEra Energy’s political contributions are already subject to extensive disclosure requirements. The Board believes that adoption of this resolution is unnecessary and duplicative. NextEra Energy already discloses its Political Contributions Policy and the process for and the titles of the individuals responsible for authorizing contributions pursuant to this policy. NextEra Energy already reports corporate lobbying-related activities and expenditures as required to appropriate federal, state and local agencies. Information about the Political Contributions Policy and NextEra Energy’s political action committee (“PAC”) contributions and current lobbying activities can be found on the Company’s website at http://www.investor.nexteraenergy.com and in reports filed with various state and federal agencies, which are also available through links on the Company’s website.

Adopting the proposal would not be the best use of NextEra Energy’s resources because adequate disclosure already exists. Since disclosure of the Company’s policies and procedures regarding lobbying activities, business associations and PAC contributions are already readily available to the public and Company shareholders, the Board believes that the additional reports requested in the proposal would result in an unnecessary and unproductive use of the Company’s resources.

Additional disclosure requirements could hinder the Company’s ability to pursue its business and strategic objectives. It is the Board’s view that subjecting the Company to additional disclosure requirements could hinder the Company’s ability to pursue its business and strategic objectives. Such disclosure would make it easier for competitors and others to discern the Company’s public policy and political strategies and implement strategies opposed to the Company’s public policy goals, which would prevent the achievement of such goals and could negatively affect the Company, its operations and results. NextEra Energy’s responsible participation in the political process and its prudent expenditures in connection with such participation are in the best interests of the Company, its shareholders and its customers.

Unless you specify otherwise in your proxy/confidential voting instruction card or in the instructions you give on the Internet or by telephone, your proxy will be voted AGAINST proposal 6.

FOR THE ABOVE REASONS, THE BOARD UNANIMOUSLY RECOMMENDS A VOTE AGAINST THIS PROPOSAL

INFORMATION ABOUT NEXTERA ENERGY AND MANAGEMENT

Common Stock Ownership of Certain Beneficial Owners and Management

The following table shows the beneficial ownership of NextEra Energy common stock as of December 31, 2016 by the only persons known by the Company to own beneficially more than 5% of the outstanding shares of the Company’s common stock:

Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership	Percent of Class
BlackRock, Inc. 55 East 52nd Street New York, NY 10055(1)	37,446,093(1)	8.0%
The Vanguard Group 100 Vanguard Blvd. Malvern, PA 19355(2)	35,000,629(2)	7.3%
State Street Corporation State Street Financial Center One Lincoln Street Boston, MA 02111(3)	24,886,717(3)	5.33%

(1)

This information has been derived from a statement on Schedule 13G/A of BlackRock, Inc., filed with the SEC on January 25, 2017. As of December 31, 2016, BlackRock, Inc., a parent holding company, reported that it had sole dispositive power with respect to all of the shares reported as beneficially owned and sole voting power as to 33,228,518 of such shares.

(2)

This information has been derived from a statement on Schedule 13G/A of The Vanguard Group, filed with the SEC on February 10, 2017. As of December 31, 2016, The Vanguard Group, an investment adviser, reported that it had sole dispositive power with respect to 34,176,502 shares reported as beneficially owned; shared dispositive power with respect to 824,127 shares reported as beneficially owned; sole voting power as to 774,931 shares reported as beneficially owned; and shared voting power as to 96,865 shares reported as beneficially owned.

(3)

This information has been derived from a statement on Schedule 13G of State Street Corporation, filed with the SEC on February 8, 2017. As of December 31, 2016, State Street Corporation, a parent holding company, reported that it had shared dispositive and shared voting power with respect to all of the shares reported as beneficially owned.

The table below shows the number of shares of NextEra Energy common stock beneficially owned as of March 17, 2017 by each of NextEra Energy’s directors (all of whom are nominees for director) and each named executive officer listed in Table 1a: 2016 Summary Compensation Table in the Executive Compensation section of this proxy statement, as well as the number of shares beneficially owned by all of NextEra Energy’s directors and executive officers as a group. As of March 17, 2017, each individual beneficially owned less than 1%, and all directors and executive officers as a group beneficially owned less than 1%, of NextEra Energy common stock. No shares are pledged as security. The table also includes information about phantom or deferred shares credited to the accounts of NextEra Energy’s directors and executive officers under various compensation and benefit plans.

	Common Stock Beneficially Owned					Phantom/Deferred Shares(4)
Name	Shares Owned(1)		Shares Which May Be Acquired Within 60 Days(2)	Total Shares Beneficially Owned(3)
Sherry S. Barrat	28,860		2,517	31,377		13,951
James L. Camaren	31,760		0	31,760		6,844
Moray P. Dewhurst(5)	3,855		263,348	267,203		0
Kenneth B. Dunn	15,420		0	15,420		0
Naren K. Gursahaney	2,740		2,570	5,310		0
Kirk S. Hachigian	5,520		0	5,520		0
Toni Jennings	19,060		0	19,060		0
John W. Ketchum	23,655		6,255	29,910		1,842
Amy B. Lane	4,400		1,303	5,703		0
Manoochehr K. Nazar	115,994		158,983	274,977		9,070
Armando Pimentel, Jr.	87,148		205,801	292,949		7,352
James L. Robo	474,895	(6)	664,983	1,139,878	(6)	138,463
Rudy E. Schupp	22,060	(7)	0	22,060	(7)	0
Eric E. Silagy	38,300		67,663	105,963		4,334
John L. Skolds	8,294		0	8,294		0
William H. Swanson	25,180		0	25,180		0
Hansel E. Tookes, II	1,791		21,060	22,851		0
All directors and executive officers as a group (23 persons)	1,147,220		1,319,080	2,466,300		197,823

(1)

Includes shares of restricted stock (performance-based for executive officers) for Messrs. Dewhurst (3,851), Ketchum (6,007), Nazar (8,809), Pimentel (9,903), Robo (29,196) and Silagy (7,642), as well as for Mrs. Barrat (7,800), Ms. Lane (1,310) and Messrs. Camaren (3,200), Gursahaney (590), Hachigian (400), and Skolds (400), and a total of 89,958 shares of restricted stock for all directors and executive officers as a group. The holders of such shares of restricted stock have voting power, but not dispositive power.

(2)

Includes, for executive officers, shares which may be acquired as of or within 60 days after March 17, 2017, upon the exercise of stock options and, for directors, shares payable under the Company’s Deferred Compensation Plan, amended and restated effective January 1, 2003 (the “Frozen Deferred Compensation Plan”) or the NextEra Energy, Inc. Deferred Compensation Plan effective January 1, 2005, as amended and restated through February 11, 2016, as amended (the “Successor Deferred Compensation Plan”), the receipt of which has been deferred until the first day of the month after termination of service as a Board member. The Frozen Deferred Compensation Plan and the Successor Deferred Compensation Plan are collectively referred to as the “Deferred Compensation Plan.”

(3)

Represents the total number of shares listed under the columns “Shares Owned” and “Shares Which May Be Acquired Within 60 Days.” Under SEC rules, beneficial ownership as of any date includes any shares as to which a person, directly or indirectly, has or shares voting power or dispositive power and also any shares as to which a person has the right to acquire such voting or dispositive power as of or within 60 days after such date through the exercise of any stock option or other right.

(4)

Includes phantom shares under the FPL Group, Inc. Supplemental Executive Retirement Plan, amended and restated effective April 1, 1997 (the “Frozen SERP”), and the NextEra Energy, Inc. (f/k/a FPL Group, Inc.) Supplemental Executive Retirement Plan, amended and restated effective January 1, 2005 (the “Restated SERP”). The Frozen SERP and the Restated SERP are collectively referred to as the “SERP.” Also includes, for Mr. Robo, 69,229 shares held by the trustee of a grantor trust pursuant to a deferred stock grant made under the LTIP, as to which he has neither voting nor dispositive power, and 44,711 shares, the receipt of which is deferred pursuant to the terms of a deferred stock grant under the 2011 LTIP.

(5)	Mr. Dewhurst retired as vice chairman and chief financial officer in March 2016, and, therefore, is not included in the group total.

(6)

Includes 73,550 shares held by Mr. Robo’s spouse’s Gifting Trust, the trustee of which is Mr. Robo, 76,431 shares held by the James L. Robo Gifting Trust, the trustee of which is Mr. Robo’s spouse, and 3,356 shares owned by Mr. Robo’s spouse.

(7)	Includes 200 shares owned by Mr. Schupp’s spouse, as to which Mr. Schupp disclaims beneficial ownership.

Section 16(a) Beneficial Ownership Reporting Compliance

The Company’s directors and executive officers are required to file initial reports of ownership and reports of changes of their beneficial ownership of NextEra Energy common stock with the SEC pursuant to Section 16(a) of the Exchange Act. Based solely upon a review of these filings and written representations from the directors and executive officers that no other reports were required of them, the Company believes that all required filings were timely made in 2016.

CORPORATE GOVERNANCE AND BOARD MATTERS

Corporate Governance Principles & Guidelines/Code of Ethics

NextEra Energy has had formal corporate governance standards in effect since 1994. The Governance & Nominating Committee is responsible for reviewing the Corporate Governance Principles & Guidelines and reporting and making recommendations to the Board concerning corporate governance matters. NextEra Energy has adopted a Code of Ethics for Senior Executive and Financial Officers which applies to NextEra Energy’s chairman, president and chief executive officer, executive vice president, finance and chief financial officer, treasurer, chief tax officer, executive vice president & general counsel, vice president, controller and chief accounting officer, and the president and chief executive officers of FPL and NextEra Energy Resources, as well as a Code of Business Conduct & Ethics applicable to all representatives of NextEra Energy and its subsidiaries, including directors, officers and employees. The Corporate Governance Principles & Guidelines, Code of Ethics for Senior Executive and Financial Officers and Code of Business Conduct & Ethics are available on the Company’s website at www.nexteraenergy.com/investors/governance.shtml. Any amendments or waivers of the Code of Ethics for Senior Executive and Financial Officers which are required to be disclosed to shareholders under SEC rules will be disclosed on the NextEra Energy website at the address listed above.

Director Resignation Policy

Under the Bylaws, in an uncontested election, directors are elected by a majority of the votes cast. The Board has adopted a Policy on Failure of Nominee Director(s) to Receive a Majority Vote in an Uncontested Election (“Director Resignation Policy”), the effect of which is to require that, in any uncontested director election, any incumbent director who is not elected by the required vote shall offer to resign, and the Board shall determine whether or not to accept the resignation within ninety days of the certification of the shareholder vote. The Company will report the action taken by the Board under the Director Resignation Policy in a publicly-available forum or document.

The Bylaws provide that, in a contested election, director nominees are elected by a plurality of the votes cast.

Director Independence

The Board conducts an annual review regarding the independence from the Company’s management of each of its members and, in addition, assesses the independence of any new member at the time that the new member is considered for appointment or nomination for election to the Board. The Board considers all relevant facts and circumstances and uses the criteria set forth in the NYSE corporate governance independence standards (the “NYSE standards”) to assess director independence. These standards are also set forth or referred to in the Corporate Governance Principles & Guidelines, a copy of which is available on the Company’s website at www.nexteraenergy.com/investors/governance.shtml. The NYSE standards and the Corporate Governance Principles & Guidelines require that NextEra Energy has a majority of independent directors and provide that the Board must affirmatively determine with respect to each such director that the director has no material relationship with the Company (either directly or as a partner, shareholder or officer of an organization that has a relationship with the Company) in order to determine that the director is independent. As set forth in the Corporate Governance Principles & Guidelines, the Board considers all relevant facts and circumstances in making independence determinations. In particular, when assessing the materiality of a director’s relationship (if any) with the Company, the Board considers materiality both from the standpoint of the director and from the standpoint of persons or organizations with which the director has an affiliation. Material relationships for this purpose may include commercial, industrial, banking, consulting, legal, accounting, charitable and familial relationships, among others.

In addition to the subjective standard described above, the NYSE standards have objective tests for determining who is an “independent director.” Under the objective tests, a director cannot be considered independent if he or she:

•	is an employee of the Company, or has an immediate family member who is an executive officer of the Company, until three years after the employment relationship ended;

•

receives, or has an immediate family member who has received (other than as a non-executive officer employee of the Company), during any 12-month period within the last three years, more than $120,000 in direct compensation from the Company (other than director and committee fees and pension or other forms of deferred compensation for prior service and not contingent on continued service), until three years after that amount is no longer received;

•

is a current partner or employee of Deloitte & Touche or has an immediate family member who is either (a) a current partner of Deloitte & Touche or (b) a current employee of Deloitte & Touche who personally works on the Company’s audit, until three years after these relationships with Deloitte & Touche have ended;

•

is an executive officer, or whose immediate family member is an executive officer, of another company where any of the Company’s present executive officers serve on that other company’s compensation committee, until three years after the end of that service or employment relationship; or

•

is an employee, or whose immediate family member is an executive officer, of a company that makes payments to, or receives payments from, the Company for property or services in an amount which, in any single fiscal year, exceeds the greater of (a) $1,000,000 or (b) 2% of such other company’s consolidated gross revenues, until three years after falling below that threshold.

The NYSE standards and the Corporate Governance Principles & Guidelines also require that each of the Compensation Committee, the Governance & Nominating Committee and the Audit Committee consist entirely of independent directors. The NYSE standards and Rule 10A-3 under the Exchange Act include the additional requirement that members of the Audit Committee may not accept directly or indirectly any consulting, advisory or other compensatory fee from the Company other than their director compensation. The NYSE standards also require that, when determining the independence of members of the Compensation Committee, the Board is to consider all factors specifically relevant to determining whether a director has a relationship with NextEra Energy which is material to the director’s ability to be independent from management in connection with the director’s duties on the Compensation Committee, including, but not limited to, consideration of the sources of compensation of Compensation Committee members, including any consulting, advisory or other compensatory fees paid by NextEra Energy, and whether any Compensation Committee member is affiliated with NextEra Energy or any of its subsidiaries or affiliates. Compliance by Audit Committee members and Compensation Committee members with these requirements is separately assessed by the Board.

Based on its review conducted in accordance with the Company’s Corporate Governance Principles & Guidelines and the NYSE standards, the Board determined in February 2017 that Sherry S. Barrat, James L. Camaren, Kenneth B. Dunn, Naren K. Gursahaney, Kirk S. Hachigian, Toni Jennings, Amy B. Lane, Rudy E. Schupp, John L. Skolds, William H. Swanson, and Hansel E. Tookes, II, constituting all 11 non-employee directors of NextEra Energy, are independent under the NYSE standards (including, where applicable, the separate Audit Committee and Compensation Committee standards) and the Corporate Governance Principles & Guidelines. In determining that Mr. Schupp is independent, the Board considered that a NextEra Energy subsidiary has employed Mr. Schupp’s son since June 2011 in non-executive business roles, for total compensation in 2016 of approximately $141,000. In determining that Mr. Gursahaney is independent, the Board considered that, in 2016, a NextEra Energy subsidiary purchased electrical transformers, through transactions determined by competitive bids, from a manufacturer in which Mr. Gursahaney’s sister-in-law is an owner and in which Mr. Gursahaney has no interest of any nature.

Board Leadership Structure

As set forth in the Corporate Governance Principles & Guidelines, the Board believes that the decision as to who should serve as chairman and as chief executive officer, and whether the offices should be combined or separate, is properly the responsibility of the Board, to be exercised from time to time in appropriate consideration of the Company’s then-existing characteristics or circumstances. In view of the Company’s operating record, including its role as a national leader in renewable energy generation, and the operational and financial opportunities and challenges faced by the Company, the Board’s judgment is that the functioning of the Board is generally best served by maintaining a structure of having one individual serve as both chairman and chief executive officer. The Board believes that having a single person acting in the capacities of chairman and chief executive officer promotes unified leadership and direction for the Board and executive management and allows for a single, clear focus for the chain of command to execute the Company’s strategic initiatives and business plans and to address its challenges. However, in certain circumstances, such as the transition from one chief executive officer to another, the Board believes that it may be appropriate for the roles of the chief executive officer and the chairman to be separated.

The Board has an independent Lead Director selected by and from the independent directors (with strong consideration given to present and past committee chairs). The Lead Director serves a two-year term, if continuing as a director, commencing on the date of the Company’s annual meeting of shareholders. Unless the independent directors determine otherwise due to particular circumstances, no director will serve as the Lead Director for more than one two-year term on a consecutive basis. In 2016, the independent directors selected Sherry S. Barrat to serve as the Lead Director until the 2018 annual meeting of shareholders.

The Lead Director has the following duties and authorities:

•	to act, on a non-exclusive basis, as liaison between the independent directors and the chairman;

•	to approve the Board agenda and information sent to the Board;

•	to preside at Board meetings in the absence of the chairman and to chair executive sessions of the non-management directors;

•	to approve meeting schedules to assure that there is sufficient time for discussion of all agenda items;

•	to call executive sessions of the independent directors;

•	if requested by major shareholders, to be available, when appropriate, for consultation and direct communication consistent with the Company’s policies regarding communications with shareholders;

•	to communicate Board member feedback to the chief executive officer; and

•	to have such other duties as may from time to time be assigned by the Board.

Executive sessions of the independent directors are provided for in the agenda for each regularly-scheduled Board meeting and each regularly-scheduled committee meeting (other than quarterly earnings review meetings of the Audit Committee). As noted above, the Lead Director chairs the Board executive sessions and thereafter provides feedback to the chief executive officer. Committee executive sessions are chaired by the committee chairs, all of whom are independent directors (with the exception of the Executive

Committee, which is chaired by the chairman of the board and meets only on an as-needed basis). The Board believes that having an independent Lead Director, regular Board and committee executive sessions, a substantial majority of independent directors and the corporate governance structures and processes described in this proxy statement allows the Board to maintain effective oversight of management.

Board Refreshment and Diversity

Board Refreshment. Each year the Board engages in a self-evaluation process which is conducted by the Governance & Nominating Committee. Members of the Board are surveyed to assess the effectiveness of the Board’s membership and oversight processes and to solicit input from members of the Board for improvements to the Board’s functions. With the input of the Governance & Nominating Committee, recommendations from Board members are incorporated into Board processes and Board agenda topics. This annual self-evaluation process ensures that the Board periodically considers improvements to Board processes and procedures.

In addition to annually examining the Board and the Board committee processes and procedures, the Board and the Governance & Nominating Committee engage in a continuous process of considering the mix of skills and experience needed by the Board as a whole to discharge its responsibilities. During the period from July 2012 to February 2015, five new members joined the Board, adding significantly to the skills, expertise and experience of the Board.

Diversity. Diversity is among the factors the Governance & Nominating Committee considers when identifying and evaluating potential Board nominees. The Corporate Governance Principles & Guidelines provide that, in identifying nominees for director, the Company seeks to achieve a mix of directors representing a diversity of background and experience, including diversity with respect to age, gender, race, ethnicity and specialized experience. Diversity is weighted equally with the other factors considered when identifying and evaluating Board nominees. In the Board’s annual self-evaluation, it reviews the criteria for skills, experience and diversity reflected in the Board’s membership, and also reviews the Board’s process for identification, consideration, recruitment and nomination of prospective Board members.

Board Role in Risk Oversight

The Board discharges its risk oversight responsibilities primarily through its committees, each of which reports its activities to the Board at the next succeeding Board meeting. The risk oversight responsibilities of the committees include the following:

•

Audit Committee. The Audit Committee is responsible for overseeing the integrity of the Company’s financial statements, the independent auditor’s qualifications and independence, the performance of the Company’s internal audit function, compliance with legal and regulatory requirements, and the Company’s accounting and financial reporting processes. As part of its duties, the Audit Committee discusses with management the Company’s policies with respect to risk assessment and risk management, reviews and discusses the Company’s major financial risk exposures and the steps management has taken to monitor and control those exposures, and ensures that risks identified from time to time as major risks are reviewed by the Board or a Board committee.

•

Finance & Investment Committee. The Finance & Investment Committee is responsible for reviewing and monitoring the Company’s financing plans, reviewing and making recommendations regarding the Company’s dividend policy, reviewing risk management activities and exposures related to the Company’s energy trading and marketing operations, reviewing the Company’s major insurance lines, and overseeing the risks associated with financing strategy, financial policies and use of financial instruments, including derivatives.

•

Nuclear Committee. The Nuclear Committee is responsible for reviewing the safety, reliability and quality of nuclear operations, reviewing reports issued by external oversight groups, and reviewing the Company’s long-term strategies and plans relating to its nuclear operations.

•

Compensation Committee. The Compensation Committee is responsible for oversight of compensation-related risks, including reviewing management’s assessment of risks related to employee compensation programs.

NextEra Energy’s chief executive officer serves as the Company’s chief risk officer. In that capacity, the chief executive officer, together with other members of the Company’s senior management team, oversees the execution and monitoring of the Company’s risk management policies and procedures. NextEra Energy’s management maintains a number of risk oversight committees that assess operational and financial risks throughout the Company. NextEra Energy also has a Corporate Risk Management Committee, composed of senior executives, that assesses the Company’s strategic risks and the strategies employed to mitigate those risks. The Board committees discussed above meet periodically with the Company’s senior management team to review the Company’s risk management practices and key findings.

Director Meetings and Attendance

The Board and its committees meet on a regular schedule and also hold special meetings from time to time. The Board met seven times in 2016. Each director attended at least 75% of the total number of Board meetings and meetings of the committees on which he or she served during the period of such director’s committee service.

Absent circumstances that cause a director to be unable to attend the Board meeting held in conjunction with the annual shareholders’ meeting, Board members are required to attend the annual shareholders’ meeting. All 12 of the directors then in office attended the 2016 annual meeting of shareholders.

Board Committees

The standing committees of the Board are the Audit Committee, the Compensation Committee, the Governance & Nominating Committee, the Finance & Investment Committee, the Nuclear Committee and the Executive Committee. The committees regularly report their activities and actions to the full Board, generally at the Board meeting next following the committee meeting. Each of the committees operates under a charter approved by the Board and each committee (other than the Executive Committee) conducts an annual self-evaluation of its performance. The charter of each of the Audit Committee, the Compensation Committee and the Governance & Nominating Committee is required to comply with the NYSE corporate governance requirements. There are no NYSE requirements for the charters of the Finance & Investment Committee, the Nuclear Committee or the Executive Committee. Each of the committees is permitted to take actions within its authority through subcommittees, and references in this proxy statement to any of those committees include any such subcommittees. Current copies of the charters of the committees are available on the Company’s website at www.nexteraenergy.com/investors/governance.shtml. The current membership and functions of the committees are described below.

Audit Committee

NextEra Energy has an Audit Committee established in accordance with applicable provisions of the Exchange Act and the NYSE standards. The Audit Committee is currently composed of Mrs. Barrat, Ms. Jennings and Messrs. Swanson (Chair), Gursahaney and Skolds. The Audit Committee met nine times in 2016, and at such meetings met regularly with Deloitte & Touche and the internal auditor, both privately and in the presence of management. The Audit Committee has the authority to appoint or replace the Company’s independent registered public accounting firm and approves all permitted services to be performed by the firm. The Audit Committee also approves the engagement of any other registered public accounting firm engaged for the purpose of preparing or issuing an audit report or performing other audit, review or attest services. The Audit Committee assists the Board in overseeing the integrity of the financial statements, compliance with legal and regulatory requirements, the independent registered public accounting firm’s qualifications, performance and independence, the performance of the Company’s internal audit function, the accounting and financial reporting processes of the Company and audits of the Company’s financial statements. The Audit Committee is responsible for establishing procedures for the receipt, retention and treatment of complaints and concerns received by the Company regarding accounting, internal accounting controls or auditing matters and the confidential, anonymous submission by employees of the Company of concerns regarding questionable accounting or auditing matters. The Audit Committee conducts an annual self-evaluation. The Audit Committee Charter, a copy of which is available on NextEra Energy’s website at www.nexteraenergy.com/investors/governance.shtml, contains a more detailed description of the Audit Committee’s responsibilities.

The Board has determined that each member of the Audit Committee satisfies the “financial literacy” standard of the NYSE and that Mr. Swanson and Mr. Gursahaney each is an “audit committee financial expert” as that term is defined by applicable SEC rules and, accordingly, has accounting or related financial management expertise under NYSE standards. In addition, the Board has determined that each member of the Audit Committee, including each audit committee financial expert, is independent under the NYSE standards, Rule 10A-3 under the Exchange Act and the Corporate Governance Principles & Guidelines.

The Audit Committee Report for 2016 begins at page 41.

Compensation Committee

The Compensation Committee is currently composed of Ms. Lane and Messrs. Hachigian (Chair), Dunn, Schupp and Tookes. The Compensation Committee met four times in 2016. The Board has determined that each member of the Compensation Committee is independent under the NYSE standards and the Corporate Governance Principles & Guidelines.

The Compensation Committee has the authority to review and approve corporate goals and objectives relevant to the compensation of the chief executive officer and the other executive officers, evaluate the performance of the chief executive officer in light of those goals and objectives, approve the compensation of the chief executive officer and the other executive officers, approve any compensation-related agreements for the chief executive officer and the other executive officers, and make recommendations to the Board with respect to the compensation of the directors. Additional responsibilities include overseeing the preparation of the Compensation Discussion & Analysis section of this proxy statement and approving the annual Compensation Committee Report, reviewing the results of the Company’s shareholder advisory vote on the compensation of its named executive officers, making recommendations to the Board with respect to incentive compensation plans and other equity-based plans, administering the Company’s annual and long-term incentive plans and non-employee directors stock plan, and retaining, approving the terms of retaining, and assessing the independence of any outside compensation consultants engaged to assist in the evaluation of director, chief executive officer and other executive officer compensation. The Compensation Committee is responsible for oversight of compensation-related risks, including reviewing management’s assessment of risks related to employee compensation programs. The Compensation Committee conducts an annual self-evaluation. The Compensation Committee Charter, a copy of which is available on NextEra Energy’s website at www.nexteraenergy.com/investors/governance.shtml, contains a more detailed description of the Compensation Committee’s responsibilities.

As permitted under the terms of the 2011 LTIP, the Board has delegated to the chief executive officer the authority to make equity grants to employees who are not executive officers. The Compensation Committee has the authority to review these awards. In addition, the Compensation Committee delegated to the chief executive officer and the most senior human resources officer its authority to identify participants in the 2013 Executive Annual Incentive Plan (the “Annual Incentive Plan”) other than executive officers and to establish the terms and conditions pursuant to which incentive compensation for 2016 was payable to such other participants. The Compensation Committee has not delegated any other authority granted to it.

Compensation Committee Agenda and Processes; Role of External Consultants

The Compensation Committee plans its agendas to ensure a thorough and thoughtful decision process. Typically, information regarding strategic decisions with respect to the NEOs is presented at one meeting to the Compensation Committee, which makes its decision at a subsequent meeting. This allows time for follow-up questions from Compensation Committee members in advance of the final decision.

During 2016, following an independence evaluation (taking into account all factors required by applicable law or NYSE listing standards, and such other factors as the Committee considered appropriate), the Compensation Committee engaged Frederic W. Cook & Co., Inc. (“Cook”), an independent executive compensation consulting firm which performed no other services for NextEra Energy or its affiliates, to provide advice and counsel to the Compensation Committee from time to time. Cook is sometimes referred to as the “Compensation Consultant.” In 2016, the Compensation Consultant participated in all Compensation Committee meetings. In accordance with its engagement letter, during the 2016 executive compensation cycle, Cook provided the Compensation Committee and the Company with analysis and advice on topics such as pay competitiveness and executive compensation program plan design. Cook also benchmarked and discussed with the Compensation Committee its recommendation with respect to non-employee director compensation. The Compensation Consultant also monitored current and emerging market trends and reported to the Compensation Committee on such trends and their impact on Company compensation practices. Cook has reviewed the Compensation Discussion & Analysis and Compensation Committee sections of this proxy statement and Proposal 3: Approval, by non-binding advisory vote, of NextEra Energy’s compensation of its named executive officers as disclosed in this proxy statement.

The Compensation Committee had an executive session at the end of each of its 2016 meetings, during which no executive officers were present. During the appropriate executive sessions, the committee evaluated the performance of the chairman and chief executive officer, discussed and approved the compensation of the chairman and chief executive officer, met with the Compensation Consultant and discussed and considered such other matters as it deemed appropriate.

Compensation Risk Assessment

In February 2017, the Compensation Committee reviewed management’s analysis of the Company’s compensation program risks and mitigation of those risks, as well as the Company’s ongoing compensation risk management process. During this review, the Committee discussed, among other matters, the Board’s overall role in the oversight of the Company’s risk, the Compensation Committee’s role in the oversight of compensation-related risk, the Company’s most significant risks, the relationship of those risks to the Company’s compensation programs and policies, and the compensation risk-related risk mitigation practices and controls which the Company has in place.

Compensation Consultant Conflicts Assessment

In February 2017, the Compensation Committee assessed the independence of Cook in accordance with SEC rules and concluded that the Compensation Consultant’s work for the Compensation Committee did not raise any conflicts of interest.

Governance & Nominating Committee

The Governance & Nominating Committee is currently composed of Mrs. Barrat (Chair), Ms. Jennings and Messrs. Camaren, Gursahaney and Schupp. The Governance & Nominating Committee met five times in 2016. The Board has determined that each member of the committee is independent under the NYSE standards and the Corporate Governance Principles & Guidelines. The committee is responsible for reviewing the size and composition of the Board, identifying and evaluating potential nominees for election to the Board consistent with criteria developed by the committee and approved by the Board, and recommending candidates for all directorships to be filled by the shareholders or the Board, subject to the Director Resignation Policy discussed above. The committee will consider potential nominees recommended by any shareholder entitled to vote in elections of directors, as discussed below under Consideration of Director Nominees. In addition, the committee is responsible for reviewing the Corporate Governance Principles & Guidelines, the Related Person Transactions Policy and the content of the Code of Business Conduct & Ethics and the Code of Ethics for Senior Executive and Financial Officers, and recommending any proposed changes to the Board, and overseeing the evaluation of the Board. The Governance & Nominating Committee conducts an annual self-evaluation.

The Governance & Nominating Committee Charter, a copy of which is available on NextEra Energy’s website at www.nexteraenergy.com/investors/governance.shtml, contains a more detailed description of the Governance & Nominating Committee’s responsibilities.

Finance & Investment Committee

The Finance & Investment Committee is currently composed of Ms. Lane and Messrs. Tookes (Chair), Camaren, Dunn, Hachigian and Swanson. The Finance & Investment Committee met six times in 2016. The committee’s functions include reviewing and monitoring the Company’s financing plans, reviewing and making recommendations to the Board regarding the Company’s dividend policy, reviewing the Company’s risk management activities and exposures related to its energy trading and marketing operations, reviewing certain proposed capital expenditures and reviewing the performance of the Company’s pension, nuclear decommissioning and other investment funds. The Finance & Investment Committee conducts an annual self-evaluation.

The Finance & Investment Committee Charter, a copy of which is available on NextEra Energy’s website at www.nexteraenergy.com/investors/governance.shtml, contains a more detailed description of the Finance & Investment Committee’s responsibilities.

Nuclear Committee

Mr. Skolds (Chair) is the sole member of the Nuclear Committee, which meets with senior members of the Company’s nuclear division. The Nuclear Committee met four times in 2016. The committee’s purpose is to review the operation of the Company’s nuclear division and make reports and recommendations to the Board with respect to such matters. The Committee is authorized to review, among other matters, the safety, reliability and quality of the Company’s nuclear operations and the Company’s long-term strategies and plans for its nuclear operations.

The Nuclear Committee Charter, a copy of which is available on NextEra Energy’s website at www.nexteraenergy.com/investors/governance.shtml, contains a more detailed description of the Nuclear Committee’s responsibilities.

Executive Committee

The Executive Committee is currently composed of Mrs. Barrat and Messrs. Robo (Chair), Hachigian, Swanson and Tookes. The Executive Committee did not meet in 2016. The committee’s function is to provide an efficient means of considering such matters and taking such actions as may require the attention of the Board or the exercise of the Board’s powers or authorities when the Board is not in session.

The Executive Committee Charter, a copy of which is available on NextEra Energy’s website at www.nexteraenergy.com/investors/governance.shtml, contains a more detailed description of the Executive Committee’s responsibilities.

Consideration of Director Nominees

Proxy Access Shareholder Nominees

The Company recently amended its Bylaws to permit a shareholder, or a group of up to 20 shareholders, owning continuously for at least three years shares of NextEra Energy representing an aggregate of at least 3% of the Company’s outstanding shares, to nominate and include in the Company’s proxy materials director nominees constituting up to 20% of the current membership of the Board or two directorships, whichever is greater, provided that the shareholder and nominee satisfy the requirements in the Bylaws. Notice of proxy access director nominees for the 2018 annual meeting of shareholders should be addressed to the Corporate Secretary, NextEra Energy, Inc., P.O. Box 14000, 700 Universe Boulevard, Juno Beach, Florida 33408-0420 and must be received no earlier than October 28, 2017 and no later than the close of business on November 27, 2017. A copy of the Bylaws containing the complete proxy access requirements is available on NextEra Energy’s website at www.nexteraenergy.com/investors/governance.shtml.

Other Shareholder Nominees

The policy of the Governance & Nominating Committee is to consider properly submitted shareholder nominations of candidates for membership on the Board. The methods used by the Governance & Nominating Committee to identify and evaluate director candidates are discussed below under Identifying and Evaluating Nominees for Directors. In evaluating nominations, the Governance & Nominating Committee seeks to achieve a balance of knowledge, experience and capability and to address the membership criteria set forth below and in Proposal 1 under Director Qualifications. Any shareholder nominations proposed for consideration by the Governance & Nominating Committee should include the nominee’s name and qualifications for Board membership, and include all information that the Company’s Bylaws require for director nominations, and should be addressed to: Corporate Secretary, NextEra Energy, Inc., P.O. Box 14000, 700 Universe Boulevard, Juno Beach, Florida 33408-0420. A copy of the Bylaws is available on NextEra Energy’s website at www.nexteraenergy.com/investors/governance.shtml.

A shareholder who wishes to nominate a person for the Governance & Nominating Committee to consider for election as a director must also follow the advance notice requirements of the Bylaws. A shareholder who nominates a director candidate must be a shareholder of record on the date he or she gives the nomination notice to NextEra Energy. The advance notice procedure in the Bylaws requires that a shareholder’s notice must be given in a timely manner and in proper written form to the Corporate Secretary. For nominations at annual meetings to be timely, notice must be delivered in person or by facsimile, or sent by U.S. certified mail and received, at NextEra Energy’s principal executive offices not earlier than the opening of business 120 days and not later than the close of business 90 days prior to the anniversary date of the immediately preceding annual meeting. If the date of the annual meeting is more than 30 days earlier, or 60 days later, than such anniversary date, similar timeliness requirements, based on the date of the meeting, apply. Similar requirements apply in order for shareholder nominations at special meetings at which the Board has determined directors are to be elected to be timely. The notice must comply with the terms of the Bylaws and be accompanied by the materials listed and described in the Bylaws. Forms of the written materials required to make a nomination are available upon written request to the Corporate Secretary.

See Shareholder Proposals for 2018 Annual Meeting for information about the requirements for submission of shareholder proposals for consideration at the 2018 annual meeting of shareholders.

Director Qualifications

In addition to the qualifications for directors set forth under Proposal 1 on page 9 of this proxy statement, no person will be considered for Board membership who is an employee or director of a business in significant competition with the Company or of a major or potentially-major customer, supplier, contractor, counselor or consultant of the Company, or an executive officer of a business where a Company employee-director serves on such other business’s board.

Generally, no person who shall have attained the age of 72 years by the date of election shall be eligible for election as a director. However, the Board may, by unanimous action (excluding the affected director), extend a director’s eligibility for one or two additional years, in which event such a director will not be eligible for election as a director if he or she has attained the age of 73 or 74 by the date of election.

Identifying and Evaluating Nominees for Directors

The Governance & Nominating Committee uses a variety of methods for identifying and evaluating nominees for director. The Governance & Nominating Committee periodically assesses the appropriate size of the Board, and whether any vacancies on the Board are expected due to retirement or otherwise. Candidates may come to the attention of the Governance & Nominating Committee through current Board members, professional search firms, shareholders or other persons. Candidates are evaluated at regular or special meetings of the Governance & Nominating Committee, and may be considered at any time during the year. As described above, the Governance & Nominating Committee considers properly submitted shareholder nominations for candidates for the Board. Following verification of the shareholder status of persons proposing candidates, recommendations are aggregated and considered by the Governance & Nominating Committee at a regularly scheduled meeting, which is generally but not exclusively the December or February meeting prior to the distribution of the proxy statement for the Company’s annual meeting. The Governance & Nominating Committee considers all nominee recommendations, including those from shareholders, in the same manner when determining candidates for the Board. If any materials are provided by a shareholder in connection with the nomination of a director candidate, such materials are provided to the Governance & Nominating Committee. The Governance & Nominating Committee also reviews materials provided by professional search firms or other parties. In evaluating nominations, the Governance & Nominating Committee seeks to achieve a diverse balance of knowledge, experience and capability. For additional information about the process for nominating and electing directors, see Proxy Access Shareholder Nominees, Other Shareholder Nominees and Director Qualifications above and as set forth under Proposal 1, and Shareholder Proposals for 2018 Annual Meeting, below.

Communications with the Board

The Board has established procedures by which shareholders and other interested parties may communicate with the Board, any Board committee, the Lead Director or any one or more other directors. Such parties may write to one or more directors, care of the General Counsel, NextEra Energy, Inc., P.O. Box 14000, 700 Universe Boulevard, Juno Beach, Florida 33408-0420, or send an e-mail to: boardofdirectors@nexteraenergy.com. They may also contact any member of the Audit Committee with a concern under the Company’s Code of Business Conduct & Ethics by calling 561-694-4644.

The Board has instructed the General Counsel to assist the Board in reviewing all written communications to the Board, any Board committee or any director as follows:

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Complaints or similar communications regarding accounting, internal accounting controls or auditing matters will be handled in accordance with the NextEra Energy, Inc. and Subsidiaries Procedures for Receipt, Retention and Treatment of Complaints and Concerns Regarding Accounting, Internal Accounting Controls or Auditing Matters.

•

All other legitimate communications related to the duties and responsibilities of the Board or any committee will be promptly forwarded by the General Counsel to the applicable directors, including, as appropriate under the circumstances, to the chairman of the board, the Lead Director and/or the appropriate committee Chair.

•

All other shareholder, customer, vendor, employee and other complaints, concerns and communications will be handled by management, with Board involvement as advisable with respect to those matters that management reasonably concludes to be significant.

Communications that are of a personal nature or not related to the duties and responsibilities of the Board, that are unduly hostile, threatening, illegal or similarly inappropriate or unsuitable, that are conclusory or vague in nature, or that are surveys, junk mail, resumes, service or product inquiries or complaints, or business solicitations or advertisements, generally will not be forwarded to any director unless the director otherwise requests or the General Counsel determines otherwise.

Website Disclosures

NextEra Energy will disclose the following matters, if such matters should occur, on its website at www.nexteraenergy.com/investors/governance.shtml:

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any contributions by NextEra Energy to tax exempt organizations of which a director of the Company serves as an executive officer if the contributions exceeded the greater of $1,000,000 or 2% of the organization’s revenues in any single fiscal year during the past three fiscal years; and

•

any Board determination that service by a member of the Company’s Audit Committee on the audit committees of more than three public companies does not impair the ability of that individual to serve effectively on the Company’s Audit Committee.

Transactions with Related Persons

Related Person Transactions Policy

NextEra Energy maintains a written Related Person Transactions Policy (the “Policy”) that was adopted by the Board in 2007 and amended in February 2012. All Related Person Transactions covered by the Policy are subject to review and approval by the Governance & Nominating Committee. For purposes of the Policy, Related Person Transactions generally are transactions, arrangements or relationships or a series of similar transactions, arrangements or relationships in which the aggregate amount involved exceeds $120,000 in any fiscal year, in which NextEra Energy, including any of its subsidiaries, was, is or will be a participant and in which any Related Person had, has or will have a direct or indirect material interest. An indirect interest includes, among other types of interests, an interest held by or through any entity in which any Related Person is employed or is a partner or principal or serves in a similar position or in which such Related Person has a 10% or greater beneficial ownership interest. Related Persons under the Policy are executive officers, directors and nominees for director of NextEra Energy, any person who is known to NextEra Energy to be the beneficial owner of more than 5% of any class of NextEra Energy’s voting securities (a “Related Shareholder”), and any immediate family member of any of the foregoing persons. The Policy generally is applied in a manner consistent with the requirements of the SEC’s rule relating to the disclosure of transactions with related persons and encompasses review and approval of transactions required to be disclosed by NextEra Energy in accordance with that rule.

In considering whether to approve a Related Person Transaction, the Governance & Nominating Committee (or its Chair, to whom authority has been delegated under certain circumstances) considers such factors as it (or the Chair) deems appropriate, which may include: (1) the Related Person’s relationship to NextEra Energy and interest in the transaction; (2) the material facts of the proposed Related Person Transaction, including the proposed value of such transaction or, in the case of indebtedness, the principal amount that would be involved; (3) the benefits to NextEra Energy and its shareholders of the Related Person Transaction; and (4) an assessment of whether the Related Person Transaction is on terms that are comparable to the terms available to an unrelated third party.

The Policy provides for standing approval for certain categories of Related Person Transactions without the need for specific approval by the Governance & Nominating Committee. These categories include (1) certain transactions with other companies where the Related Person’s only relationship is as an employee (other than an executive officer), partner or principal, if the aggregate amount involved does not exceed the greater of $1,000,000 or 2% of the other company’s gross annual revenues in its most recently completed fiscal year, and (2) charitable contributions, grants or endowments by NextEra Energy to charitable organizations, foundations or universities with which a Related Person’s only relationship is as an employee (other than an executive officer) or a trustee, if the aggregate amount involved does not exceed the lesser of $500,000 or 2% of the charitable organization’s total annual receipts in its most recently completed fiscal year.

Related Person Transactions in 2016

In filings with the SEC, BlackRock, Inc. (“BlackRock”), State Street Corporation (“State Street”) and The Vanguard Group (“Vanguard”) reported beneficial ownership of more than 5% of NextEra Energy’s outstanding common stock as of December 31, 2016, and therefore for 2016 each was a Related Shareholder under the Policy described above. The nature and value of services provided by these 5% shareholders and their affiliates are described below:

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BlackRock provided investment management services to the NextEra Energy, Inc. Employee Pension Plan and the Employee Retirement Savings Plan as well as money market fund management services to NextEra Energy subsidiaries and received fees of approximately $788,000 for such services in 2016;

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State Street provided investment management and administrative services to the Company’s Employee Pension Plan and investment services to the decommissioning trust funds for NextEra Energy’s Florida Power & Light, Duane Arnold, Point Beach and Seabrook nuclear plants and received fees of approximately $856,000 for such services in 2016; and

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Vanguard provided investment management and administrative services to the Company’s Employee Retirement Savings Plan and investment services to the decommissioning trust funds for NextEra Energy’s Duane Arnold, Point Beach and Seabrook nuclear plants and received fees of approximately $903,000 for such services in 2016.

NextEra Energy believes that the terms of the services provided described above are comparable to the terms available to an unrelated third party under the same or similar circumstances.

Additionally, during 2016, the adult son of Mr. Rudy E. Schupp was employed by a subsidiary of NextEra Energy as a Project Manager. His total compensation for 2016 was approximately $141,000, and he was eligible for company benefits available to all other employees in a similar position.

Each of the transactions described above were reviewed and approved by the Governance & Nominating Committee in accordance with the Policy.

AUDIT-RELATED MATTERS

Audit Committee Report

The Audit Committee submits the following report for 2016:

In accordance with the written Audit Committee Charter, the Committee assists the Board of Directors (“Board”) in fulfilling its responsibility for oversight of the quality and integrity of the accounting, auditing and financial reporting practices of the Company. During 2016, the Committee met nine times, including four meetings where, among other things, the Committee discussed the interim financial information contained in each quarterly earnings announcement with the chief financial officer, the chief accounting officer and the independent registered public accounting firm prior to public release.

In discharging its oversight responsibility as to the audit process, the Audit Committee has received the written disclosures and the letter from the independent registered public accounting firm required by applicable requirements of the Public Company Accounting Oversight Board (“PCAOB”) regarding the independent registered public accounting firm’s communications with the Audit Committee concerning independence and has discussed with the independent registered public accounting firm the independent registered public accounting firm’s independence. The Audit Committee has reviewed any relationships that may affect the objectivity and independence of the independent registered public accounting firm and has satisfied itself as to the firm’s independence. The Committee also discussed with management, the internal auditors and the independent registered public accounting firm the quality and adequacy of the Company’s internal controls and the internal audit function’s organization, responsibilities, resources and staffing. The Committee reviewed with both the independent registered public accounting firm and the internal auditors their audit plans, audit scope and identification of audit risks.

The Committee discussed and reviewed with the independent registered public accounting firm all communications required by generally accepted auditing standards, including those required to be discussed by PCAOB Auditing Standard No. 1301, “Communications with Audit Committees,” and discussed and reviewed the results of the firm’s audit of the financial statements. The Committee also discussed the results of the internal audit examinations.

The Committee reviewed and discussed the audited financial statements of the Company for the year ended December 31, 2016 with management and the independent registered public accounting firm. Management has the responsibility for the preparation of the Company’s financial statements, and the independent registered public accounting firm has the responsibility for the audit of those statements.

Based on the above-mentioned review and discussions with management and the independent registered public accounting firm, the Committee recommended to the Board that the Company’s audited financial statements be included in its Annual Report on Form 10-K for the year ended December 31, 2016, for filing with the Securities and Exchange Commission.

In addition, and in accordance with the Audit Committee Charter, the Committee reviewed and discussed with management and the independent registered public accounting firm management’s internal control report, management’s assessment of the internal control structure and procedures of the Company for financial reporting and the independent registered public accounting firm’s opinion on the effectiveness of the Company’s internal control over financial reporting, all as required to be included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2016.

As specified in the Audit Committee Charter, it is not the duty of the Audit Committee to plan or conduct audits or to determine that the Company’s financial statements are complete and accurate and in accordance with generally accepted accounting principles. These are the responsibilities of the Company’s independent registered public accounting firm and management. In discharging the duties of the Audit Committee, the Committee has relied on (1) management’s representations to us that the financial statements prepared by management have been prepared with integrity and objectivity and in conformity with generally accepted accounting principles and (2) the report of the independent registered public accounting firm with respect to such financial statements.

Respectfully submitted,

William H. Swanson, Chair

Sherry S. Barrat

Naren K. Gursahaney

Toni Jennings

John L. Skolds

Fees Paid to Deloitte & Touche

The following table presents fees billed for professional services rendered by Deloitte & Touche, the member firms of Deloitte Touche Tohmatsu, and their respective affiliates, for the fiscal years ended December 31, 2016 and 2015.

	2016	2015
Audit Fees(1)	$6,556,000	$6,595,000
Audit-Related Fees(2)	7,715,000	7,399,000
Tax Fees(3)	206,000	321,000
All Other Fees(4)	31,000	38,000
Total Fees(5)	$14,508,000	$14,353,000

(1)

Audit Fees consist of fees billed for professional services rendered for the audit of NextEra Energy’s and FPL’s annual consolidated financial statements for the fiscal year, the reviews of the financial statements included in NextEra Energy’s and FPL’s Quarterly Reports on Form 10-Q filed during the fiscal year and the audit of the effectiveness of internal control over financial reporting, comfort letters, consents and other services related to SEC matters, services in connection with annual and semi-annual filings of NextEra Energy’s financial statements with the Japanese Ministry of Finance and reviews of supplemental schedules.

(2)

Audit-Related Fees consist of fees billed for assurance and related services that are reasonably related to the performance of the audit or review of NextEra Energy’s and FPL’s consolidated financial statements and are not reported under “Audit Fees.” These fees primarily related to audits of subsidiary financial statements, consultations on transactions, attestation services and examinations related to applications for government grants.

(3)

Tax Fees consist of fees billed for professional services rendered for tax compliance and tax advice and planning. In 2016 and 2015, approximately $134,000 and $251,000, respectively, was paid related to tax advice and planning services. All other tax fees in 2016 and 2015 related to tax compliance services.

(4)	All Other Fees consist of fees for products and services other than the services reported under the other named categories. In 2016 and 2015, these fees related to training.

(5)	Total Fees also include amounts billed for professional services rendered to NextEra Energy Partners, LP., the Company’s publicly traded subsidiary.

Policy on Audit Committee Pre-Approval of Audit and Non-Audit Services of Independent Registered Public Accounting Firm

In accordance with the requirements of Sarbanes-Oxley, the Audit Committee Charter and the Audit Committee’s pre-approval policy for services provided by the independent registered public accounting firm, all services performed by Deloitte & Touche are approved in advance by the Audit Committee. Audit and audit-related services specifically identified in an appendix to the pre-approval policy for which the fee is expected to be $250,000 or less are pre-approved by the Audit Committee each year. This pre-approval allows management to obtain the specified audit and audit-related services on an as-needed basis during the year, provided any such services are reviewed with the Audit Committee at its next regularly scheduled meeting. Any audit or audit-related service for which the fee is expected to exceed $250,000, or that involves a service not listed on the pre-approval list, must be specifically approved by the Audit Committee prior to commencement of such service. In addition, the Audit Committee approves all services other than audit and audit-related services performed by Deloitte & Touche in advance of the commencement of such work. The Audit Committee has delegated to the Chair of the Audit Committee the right to approve audit, audit-related, tax and other services, within certain limitations, between meetings of the Audit Committee, provided any such decision is presented to the Audit Committee at its next regularly scheduled meeting. At each Audit Committee meeting (other than meetings held solely to review earnings materials), the Audit Committee reviews a schedule of services for which Deloitte & Touche has been engaged since the prior Audit Committee meeting under existing pre-approvals and the estimated fees for those services. In 2016 and 2015, no services provided to NextEra Energy or FPL by Deloitte & Touche were approved by the Audit Committee after services were rendered pursuant to Rule 2-01(c)(7)(i)(C) of the SEC’s Regulation S-X (which provides a waiver of the otherwise applicable pre-approval requirement under certain conditions).

The Audit Committee has determined that the non-audit services provided by Deloitte & Touche during 2016 and 2015 were compatible with maintaining that firm’s independence.

EXECUTIVE COMPENSATION

Compensation Discussion & Analysis

This compensation discussion and analysis explains our 2016 executive compensation program for the named executive officers. The executive compensation program for the Company’s NEOs also generally applies to the Company’s other executive officers. Please read this discussion and analysis together with the tables and related narrative about executive compensation which follow.

EXECUTIVE SUMMARY

2016 Company Performance and CEO Compensation

NextEra Energy has a strong pay for performance philosophy that contributed to very positive 2016 results. NextEra Energy achieved Company-record adjusted earnings* of $2.9 billion, adjusted earnings per share* of $6.19 and a 1-year TSR of 18.4%. NextEra Energy’s 2016 TSR outperformed the S&P 500 Utilities Index of 16.3% and the S&P 500 Index of 12.0% for 2016.

These accomplishments came as the Company continued to be a leader among the 10 largest U.S. utilities in substantially all financial metrics. Among the largest 10 U.S. utilities, NextEra Energy ranked #3 for 3-year TSR, #1 for 5-year TSR, #1 for 10-year TSR, #2 for 3-year adjusted earnings per share (“EPS”) growth and #1 for 5-year, 7-year and 10-year adjusted EPS growth. In 2016, NextEra Energy ranked #1 among U.S. and global utility companies, based on market capitalization.**

In 2017, NextEra Energy was named by Fortune Magazine as the World’s Most Admired Electric & Gas Utility for the tenth time in the last eleven years. Also in 2017, NextEra Energy was named by the Ethisphere Institute as one of the World’s Most Ethical Companies for the tenth time in eleven years.

The returns that NextEra Energy generated for its shareholders were attributable to outstanding 2016 performance by the Company’s two principal operating businesses, FPL and NextEra Energy Resources. Some of the Company’s many operational and financial achievements in 2016 include:

FPL:

•	achieved best-ever and top-decile performance in minutes of service unavailability per customer and best-ever average number of momentary interruptions per customer;

•	continued to have the lowest typical residential customer bill in Florida and customer bills that are about 25% below the national average;

•	delivered best-in-class performance in per-customer operations & maintenance expense and top-decile overall fossil fleet generation availability of 93.4%;

•	won the JD Power award for highest residential customer satisfaction among large utilities in the South, and ranked 2nd in the nation among large utilities; and

•	achieved top-decile residential and business customer satisfaction scores.

*

This measure is not a financial measure calculated in accordance with accounting principles generally accepted in the United States of America (“GAAP”). See Appendix B to this proxy statement for a reconciliation of this non-GAAP financial measure to the most directly comparable GAAP financial measure.

**	Market capitalization is as of December 31, 2016; rankings are sourced from FactSet Research Systems Inc.

NextEra Energy Resources:

•

continued market leadership in North American wind generation, with 1,364 megawatts of wind generation capacity added, 1,287 megawatts of committed new wind origination and approved 1,597 megawatts, or $1.1 billion, of wind repowering projects;

•	delivered strong performance in solar development, adding 981 megawatts of solar capacity;

•	continued successful execution of the Company’s gas pipeline project construction program; and

•	achieved top-decile overall equivalent forced outage rate (“EFOR”) of 1.69%.

Ultimately, the Company’s financial and operational performance is reflected in the increased value of its common stock. As the following table illustrates, TSR over the three-year period from December 31, 2013 to December 31, 2016 was 53%, meaning that an investment of $100 in NextEra Energy common stock on December 31, 2013 was worth $152.61 on December 31, 2016. The CEO’s total direct compensation over the same period was well-aligned with TSR.

While our executive compensation program is designed to tie compensation to performance, some performance metrics on which our CEO’s compensation is based are intentionally designed to result in value creation over an extended period of time as opposed to on an annual basis. As a result, CEO compensation may not precisely parallel TSR in any given period. CEO compensation may lag corporate performance in certain years and it may outpace corporate performance in other years. Although absolute alignment between pay and performance in each year may not be achieved and, in any event, may not be appropriate, the Compensation Committee believes that, over time, the Company’s executive compensation program rewards superior performance, provides a disincentive for performance that falls short of expectations and closely aligns executive compensation with shareholder returns.

FUNDAMENTAL OBJECTIVE OF OUR COMPENSATION PROGRAM

The fundamental objective of our executive compensation program is to motivate and reward actions that the Compensation Committee believes will increase long-term shareholder value. The program is designed to attract, retain, motivate, reward and develop high-quality, high-performing executive leadership whose talent and expertise should enable the Company to create long-term shareholder value that over time is superior to the shareholder value created by our peers.

The table below highlights the fundamental elements of our executive compensation program that the Compensation Committee believes fulfills the core objective of our compensation program.

FUNDAMENTAL ELEMENTS OF OUR COMPENSATION PROGRAM
As discussed in more detail below, NEO direct compensation has three principal elements: base salary, annual incentive awards and equity compensation.

•	BASE SALARY is a fixed amount of compensation that reflects the responsibilities and day-to-day contributions of NEOs.

•

ANNUAL INCENTIVE AWARDS are granted for achievement of a detailed set of key financial and operational performance measures, the majority of which are based on industry benchmarks and for which payouts depend on Company performance relative to those benchmarks. The financial measures are the Company’s one-year adjusted earnings per share growth and adjusted return on equity compared to the ten-year average of the companies constituting the S&P 500 Utilities Index. The operational measures are focused on operational performance relative to industry performance.

•	EQUITY COMPENSATION consists of performance share awards, performance-based restricted stock awards and non-qualified stock option awards:

–  Performance share awards are granted for three-year performance periods to drive intermediate results. Payouts of performance share awards are based on three distinct measurements: (1) three-year TSR relative to companies in the S&P 500 Utilities Index; (2) three-year adjusted earnings per share growth and adjusted return on equity relative to the ten-year average of the companies comprising the S&P 500 Utilities Index; and (3) three-year average performance on core operational performance measures relative to industry peers.

– Performance-based restricted stock awards vest ratably over three years only if the Company achieves a specified annual adjusted earnings goal each year.

–  Non-qualified stock option awards are granted subject to a three-year ratable vesting period, have a ten-year term and will deliver value to executives only if the Company’s stock price at exercise exceeds the stock price on the grant date of the award.

KEY PRACTICES OF OUR COMPENSATION PROGRAM

•

WE SET TARGET TOTAL DIRECT COMPENSATION OPPORTUNITY AND PAY MIX TO SUPPORT THE GOALS OF SHAREHOLDER VALUE CREATION AND EXECUTIVE RETENTION—Each NEO’s 2016 target total direct compensation opportunity was set with reference to two groups of benchmarked companies, drawn from energy services and general industry, representing the broad competitive labor market from which we recruit executive talent and with which we must compete for that talent. This target opportunity was then allocated over several forms of compensation, the mix of which was designed to support the goals of shareholder value creation and executive retention.

•

WE LINK NEO FINANCIAL SUCCESS TO SHAREHOLDER VALUE CREATION—All NEOs’ 2016 compensation included a significant element of equity compensation, supported by robust stock ownership guidelines, performance hurdles, vesting schedules and the potential for clawback.

•

WE VALUE, AND REVIEW, PERFORMANCE RELATIVE TO THE PERFORMANCE OF OUR COMPETITORS AND PEERS WHENEVER POSSIBLE, RATHER THAN RELATIVE TO ARBITRARY GOALS—Our basic principle underlying the linkage between performance (both financial and operational) and executive compensation is that performance superior to our competition and peers will result in above-target compensation, while performance that is not superior to our competition and peers will result in below-target compensation. Wherever comparable industry information was available, our 2016 financial and operational performance goals were set, and our 2016 performance against those goals was measured, relative to industry performance.

•

OUR PRINCIPAL FINANCIAL METRICS IN 2016 WERE ADJUSTED RETURN ON EQUITY AND ADJUSTED EARNINGS PER SHARE GROWTH—The principal financial metrics on which our 2016 results were benchmarked against industry performance were adjusted return on equity and adjusted earnings per share growth, both measured in comparison to the actual results of the other members of the S&P 500 Utilities Index over the 10-year period January 1, 2006 through December 31, 2016.* The Compensation Committee believes that these financial metrics are “enduring standards,” because they are objective, require the Company to demonstrate superior performance, are aligned with how shareholder value is created and encourage management to include stretch goals as part of the annual budget setting process. The Committee believes that a 10-year period is appropriate for comparison due to the historically longer-term economic cycles inherent in the power industry and the sporadic volatility that the power industry experiences from time to time. The Committee accordingly believes that a 10-year period reduces the likelihood that, in any given year, inappropriate metrics will be established as a result of short-term industry anomalies.

*	Estimated for 2016 using actual results for the first three quarters and analysts’ estimates for the fourth quarter.

WHAT WE DO

•	TIE PAY TO PERFORMANCE—A substantial majority of NEO pay is not guaranteed; 92% of the CEO’s actual direct 2016 compensation was performance-based.
•

USE INDUSTRY BENCHMARKS WHEN SETTING OPERATIONAL GOALS AND WHEN REVIEWING ACTUAL PERFORMANCE TO DETERMINE PAYOUTS—We generally target top decile or top quartile performance as compared to our industry on operational measures where benchmark data is available. Actual award payouts are driven by performance relative to industry rather than performance against arbitrary goals. Delivered performance superior to our industry will generally result in above-target compensation, while performance that is not superior to our industry will generally result in below-target compensation.

•

MITIGATE UNDUE RISK—We take steps to mitigate undue risks related to compensation, including using a clawback policy, stock ownership and retention requirements and multiple performance metrics. The Compensation Committee believes that none of the Company’s compensation programs create risks that are reasonably likely to have a material adverse impact on the Company, which the Committee validates through a review of a comprehensive risk assessment of incentive-based compensation plans each year.

•	ROBUST STOCK OWNERSHIP GUIDELINES—We have robust stock ownership guidelines, which all NEOs exceed.
•

HOLDING PERIOD ON PERFORMANCE-BASED RESTRICTED STOCK—We require executive officers to hold performance-based restricted stock for 2 years after vesting (net of shares withheld for, or used to pay, taxes).

•

MINIMUM FULL VESTING PERIOD FOR STOCK OPTIONS AND PERFORMANCE-BASED RESTRICTED STOCK—Stock options and performance-based restricted stock generally are granted with a minimum full vesting period of 3 years.

•	INDEPENDENT COMPENSATION CONSULTANT—The Compensation Committee benefits from its use of an independent compensation consultant that provides no other services to the Company.
•

SHAREHOLDER OUTREACH AND ASSESSMENT FOR IMPROVEMENT—We engage in shareholder outreach and regularly assess the executive compensation program against shareholder input, emerging trends and other factors.

•

NEOs REQUIRED TO ENTER INTO RULE 10b5-1 PLANS WITH MINIMUM WAITING PERIODS TO TRANSACT TRADES IN COMPANY SECURITIES—Company practice requires that NEOs must execute all trades pursuant to trading plans under SEC Rule 10b5-1 with specified minimum waiting periods approved by the General Counsel.

WHAT WE DO NOT DO

•	NO CEO EMPLOYMENT AGREEMENT
•	NO TAX GROSS-UPS OF NEO PERQUISITES
•	NO EXCISE TAX GROSS-UP PROVISIONS IN CHANGE IN CONTROL AGREEMENTS—Since 2009, new or materially amended change in control agreements have not included excise tax gross-up provisions.
•	NO REPRICING OF UNDERWATER STOCK OPTIONS
•	NO SHARE RECYCLING UNDER EQUITY COMPENSATION PLAN
•	NO HEDGING OF COMPANY SECURITIES BY NEOs OR DIRECTORS PERMITTED UNDER SECURITIES TRADING POLICY
•	NO PLEDGING OF COMPANY SECURITIES—Pledging of NextEra Energy securities as collateral is prohibited.
•	NO GUARANTEED ANNUAL OR MULTI-YEAR BONUSES

2016 SAY-ON-PAY VOTE AND SHAREHOLDER OUTREACH

In 2016, we held our sixth annual advisory vote to approve NEO compensation, commonly known as “say-on-pay.” In 2016, we sought to engage with shareholders who in the aggregate represented a significant percentage of our outstanding shares, and held discussions with those who agreed to our request for engagement. Those shareholders were generally supportive of our executive compensation program, and of our overall corporate governance practices. Prior to making determinations about 2017 NEO total compensation opportunities, the Compensation Committee reviewed the results of the 2016 say-on-pay vote, noting that 95.0% of those voting had voted “FOR” the Company’s compensation of its NEOs. The Committee considered this vote to be supportive of the Company’s executive compensation program and determined not to make any additional structural changes to the program for 2017.

HOW WE MADE 2016 COMPENSATION DECISIONS

General

The Compensation Committee used its business judgment to set each NEO’s target total direct compensation opportunity for 2016 and each compensation element. The Committee based its determination on its integrated assessment of a series of factors, including competitive alternatives, individual and team contribution and performance, corporate performance, complexity and importance of role and responsibilities, position tenure, leadership and growth potential and the relationship of the NEO’s pay to the pay of NextEra Energy’s other executive officers. See page 36 of this proxy statement for a discussion of the Compensation Committee’s processes. There are no material differences among NEOs with respect to the application of NextEra Energy’s compensation policies or the way in which total compensation opportunity is determined.

Resources

The Compensation Committee primarily used the following resources to aid in its determination of the 2016 target total direct compensation opportunity for each NEO.

Market Comparisons/Peer Group

When establishing each NEO’s target total direct compensation opportunity for 2016, the Compensation Committee considered the competitive market for comparable executives and compensation opportunities provided by comparable companies. Competition for executive talent primarily affects the aggregate level of the target total direct compensation opportunity available to the NEOs. The Compensation Committee believes that it is critical to the Company’s long-term performance to offer its executive officers compensation opportunities broadly commensurate with their competitive alternatives. The Company obtained market comparison information for all NEOs from publicly-available peer group information. The Company’s peer group is composed of a set of companies from the energy services industry and a set of companies from general industry. These companies were selected by the Compensation Committee with input from executive officers (including the chief executive officer) and the Compensation Consultant. The Compensation Committee believes that the use of companies both from the energy services industry and from general industry was appropriate because the Company’s executive officers come both from within and from outside the Company’s industry. NEOs were recruited from within and outside the Company’s industry and the Committee believes that their opportunities for alternative employment are not limited to other energy or utility companies.

For 2016, the Compensation Committee conducted a review of the then-existing 2015 peer group based on the following criteria:

Criteria for Energy Services Industry Companies

•	publicly-traded companies with a strong United States domestic presence
•	classified with a Standard Industrial Classification (“SIC”) code similar to the Company’s SIC code

•	annual revenue greater than $1 billion
•	a potential source of executive talent

•	included in an executive compensation survey database provided by a third party

Criteria for General Industry Companies

•	publicly-traded companies with a strong United States domestic presence
•	member of the Fortune 500

•	considered highly reputable and highly regarded for operational excellence, product/service leadership or customer experience
•	sustained revenues between 50% and 200% of the Company’s revenues

•	fewer than 150,000 employees
•	heavily industrialized, highly regulated or a producer of consumer staples

•	operate in industries which may be potential sources of executive talent
•	no unusual executive pay arrangements

•	included in an executive compensation survey database provided by a third party
•	contribute to diversity of industry representation in this segment of the peer group

All energy services industry companies and general industry companies included in the Company’s 2015 peer group met these criteria and were retained by the Compensation Committee for the 2016 peer group and no additional companies were added to either group. Thus, the executive compensation programs of the following companies were reviewed as market comparators for 2016:

Energy Services Industry	General Industry
American Electric Power Company, Inc.	Air Products and Chemicals, Inc.
Consolidated Edison, Inc.	Alcoa Inc.
Dominion Resources, Inc.	Anadarko Petroleum Corporation
Duke Energy Corporation	CIGNA Corporation
Edison International	Colgate-Palmolive Company
Entergy Corporation	Devon Energy Corporation
Exelon Corporation	E. I. du Pont de Nemours and Company
FirstEnergy Corp.	Eaton Corporation
PG&E Corporation	Emerson Electric Co.
PPL Corporation	Fluor Corporation
Public Service Enterprise Group Incorporated	General Dynamics Corporation
Sempra Energy	Hess Corporation
The Southern Company	Kellogg Company
Xcel Energy Inc.	Murphy Oil Corporation
Principal Financial Group, Inc.
Schlumberger Limited
SunTrust Banks, Inc.
Texas Instruments Incorporated
Union Pacific Corporation
Waste Management, Inc.
Xerox Corporation

Although the Compensation Committee did not target specific total compensation levels relative to industry peers (a so-called “percentile” approach), it generally reviewed peer company data at the 50th percentile for the general industry companies and the 75th percentile for the energy services industry companies. The Committee believes these levels were appropriate because:

•	the Company’s practice is to make a relatively high portion of each NEO’s compensation performance-based as compared to its peers;

•	the Company’s operations are more complex, more diverse and of a greater size than those of substantially all of its energy services industry peer companies; and

•	the Company’s 2015 market capitalization and assets were above the 50th percentile of its general industry peer companies and above the 75th percentile of its energy services industry peer companies.

Other Resources

What We Use	How We Use It
“Tally sheets” and “walk-away charts”

Provides a check to ensure that the Compensation Committee sees the full value of all elements of the NEOs’ annual compensation, both as opportunity and as actually realized, and sees the actual results of its compensation decisions in the various situations under which employment may terminate

Reviews by the CEO

Prior to the beginning of the year, the Compensation Committee solicits performance reviews of the other NEOs and executive officers from the CEO for use as an additional input to the Committee’s determination of target total direct compensation opportunity and, after the end of the year, whether or not to use Committee discretion to adjust annual incentive compensation amounts determined using the formula discussed below

2016 NEO PAY

Target Pay Mix

NextEra Energy has three fundamental elements of total direct compensation: base salary, annual incentive awards and equity compensation. The Compensation Committee believes that a significant portion of each NEO’s total direct compensation opportunity should be performance-based, reflecting both upside and downside potential. When determining the proportion of total compensation that each compensation element constituted in 2016, the Compensation Committee reviewed current market practices and industry trends, taking into consideration the Company’s preference for emphasizing performance-based compensation and de-emphasizing fixed compensation. In determining performance-based compensation, the Compensation Committee sought to focus the efforts of the NEOs on a balance of short-term, intermediate-term and long-term goals. In addition, the Compensation Committee considered the NEOs’ perception of the relative values of the various elements of compensation and sought input from the CEO and the Compensation Consultant.

As illustrated in the following charts, 89% of the CEO’s 2016 target total direct compensation opportunity, and 75% of the other NEOs’ 2016 target total direct compensation opportunities, were performance-based and not guaranteed.

2016 Base Salary

CEO: For 2016, Mr. Robo’s base salary was increased by 4%, to $1,300,000 primarily reflecting the Company’s superior operating results in 2015, the nature and responsibilities of Mr. Robo’s position, his expertise and performance, the competitiveness of his current pay in relation to his corresponding peer group and the business judgment of the Compensation Committee.

Other NEOs: Mr. Ketchum’s base salary in 2016 of $575,000 represented a 15% increase, Mr. Nazar’s base salary in 2016 of $874,200 represented a 4% increase, Mr. Pimentel’s base salary in 2016 of $838,100 represented a 6% increase and Mr. Silagy’s base salary in 2016 of $796,100 represented a 10% increase, all of which were based on the nature and responsibilities of their respective positions, their expertise and performance, the competitiveness of each NEO’s current pay in relation to his corresponding peer group and the recommendations of the CEO. Mr. Dewhurst did not receive a salary increase due to his retirement. The Compensation Committee also took into account the effect that base salary increases would have on other components of compensation, including annual incentive pay, long-term incentive plan grants and retirement benefits.

2016 Annual Performance-Based Incentive Compensation

Description of the Annual Incentive Plan for 2016

Annual Incentive Plan goals are established to incentivize superior performance relative to industry peers, and a majority of these goals are based on industry benchmarks. Payouts under the Annual Incentive Plan are generally based on Company performance in the relevant period as compared to the benchmarks.

Prior to the beginning of 2016, the Compensation Committee established financial and operational performance goals under the Annual Incentive Plan in the following categories:

Type of 2016 Performance Goals	How We Established and Used the 2016 Performance Goals
Financial

•   The financial metrics are based on enduring standards indicative of sustained performance—adjusted earnings per share growth and adjusted return on equity—as compared to the financial performance over the ten-year period ended on December 31, 2016 of the companies included in the S&P 500 Utilities Index.

•   Higher ratings indicate corporate financial performance superior to industry median and lower ratings indicate corporate financial performance which lags industry median.

Operational

•   Operational goals and payout scales are established in advance of the year using available industry benchmarks insofar as possible.

•   If an industry benchmark is not available, the applicable goal generally is set at a level constituting an improvement or a stretch as compared to prior performance.

•   As a general principle, the Compensation Committee seeks to set operational performance goals at levels that represent excellent performance, superior to the results of typical companies in our industry, and that require significant effort on the part of the executive team to achieve.

•   Performance on certain compliance-related goals is scored as either “met” or “not met,” while performance against other goals is judged on a sliding scale in comparison to top decile, top quartile, median and sub-median performance as compared to the industry.

2016 Financial Performance Matrix

The financial performance matrix approved by the Compensation Committee for 2016, which is illustrated below, compares the Company’s 2016 adjusted earnings per share growth and adjusted return on equity to the average of the actual annual earnings per share growth and return on equity of the companies included in the S&P 500 Utilities Index during the 10-year period from January 1, 2007 to December 31, 2016 (estimated for 2016 using actual results for the first three quarters and analysts’ estimates for the fourth quarter).*

The Compensation Committee believes that these financial metrics are “enduring standards” because they are objective, require the Company to demonstrate improvement, are aligned with how shareholder value is created and encourage management to include stretch goals as part of the annual budget setting process. The financial performance matrix is designed to provide relatively greater rewards if the Company outperforms others in its industry on the indexed measures and relatively lower rewards if it does not. The Compensation Committee based the matrix on adjusted earnings because it believes that adjusted earnings provide a more meaningful representation of the Company’s fundamental earning power than net income calculated in accordance with GAAP. Therefore, the Committee believes that using adjusted earnings better aligns the NEOs’ motivations with the Company’s strategy and with shareholders’ long-term interests. In addition, the Committee believes that the use of adjusted earnings for this purpose is consistent with the way in which the Company communicates its earnings to analysts and investors.

The numbers in the following matrix set forth the range of possible ratings for corporate financial performance. A rating of “1” indicates overall corporate financial performance at the industry median, while higher ratings indicate corporate financial performance superior to the industry median, and lower ratings indicate corporate financial performance which lags the industry median.

It is important to recognize that the adjusted return on equity and adjusted earnings per share growth amounts set forth in the illustration below are not generated arbitrarily by the Company, but reflect actual industry performance on these measures for the 10-year period ended December 31, 2016, and that the Company’s executive compensation is based, with respect to adjusted return on equity and adjusted earnings per share growth, on the performance delivered by the Company relative to industry performance.

*

Adjusted earnings per share and adjusted return on equity are not financial measurements calculated in accordance with GAAP. Adjusted earnings, as defined by NextEra Energy for purposes of the Annual Incentive Plan, are the Company’s consolidated net income, as reported in the audited annual financial statements as determined in accordance with GAAP, excluding the effects of: (1) changes in the mark-to-market value of non-qualifying hedges; (2) other than temporary impairments on investments; (3) extraordinary items; (4) non-recurring charges or gains (e.g., restructuring charges and material litigation losses); (5) discontinued operations; (6) regulatory and/or legislative changes and/or changes in accounting principles; (7) labor union disruptions; and (8) acts of God such as hurricanes, which is used, among other reasons, to provide industry comparability. Adjusted return on equity, as defined by NextEra Energy, is equal to the Company’s adjusted earnings divided by average common shareholders’ equity, adjusted to provide industry comparability, expressed as a percentage. Adjusted earnings per share, as defined by NextEra Energy, are equal to the Company’s adjusted earnings divided by weighted average diluted shares outstanding.

2016 Operational Goals

The Compensation Committee’s philosophy with respect to both setting and paying out incentives based on operational goals is that the goals set and the actual award payouts are driven by Company performance relative to industry benchmarks, rather than performance against arbitrary goals. Operational goals and payout scales are established based on industry benchmarks and Company performance when meaningful benchmarks are available. As noted previously, delivered performance superior to our industry will generally result in above-target compensation, while performance that is not superior to our industry will generally result in below-target compensation.

In that context, FPL’s typical performance goals are generally equal to or better than the top quartile performers in its industry and NextEra Energy Resources targets earnings growth and profitability goals that are well above utility industry norms (in both cases based on internal reviews of publicly-available information and information provided by consultants and industry associations). The following tables set forth, for 2016, the operational performance goals and the actual performance achieved against those goals.

Florida Power & Light Company:

Indicator	Goal	Actual	Weight
Operations & maintenance costs (plan-adjusted)(1)	$1,398 million(1)	$1,376 million(1)	31%
Capital expenditures (plan-adjusted)(1)	$4,412 million(1)	$4,050 million(1)
Fossil generation availability(2)	top decile performance	exceeded top decile performance	21%
Nuclear industry composite performance index(3)	aggressive goal of top quartile performance	missed goal of top quartile performance
Service reliability—service unavailability (minutes)	top decile (63.2 minutes)	Best ever and exceeded top decile performance (61.6 minutes)
Service reliability—average frequency of customer interruptions	0.83 interruptions per customer per year (average)	0.79—best ever and exceeded top quartile performance
Service reliability—average number of momentary interruptions per customer	10.8 momentary interruptions per customer per year	8.3—best-ever performance
Employee safety—OSHA recordables(4)/200,000 hours	top decile 0.60	0.84—missed goal	23%
Significant environmental violations	0	0
Customer satisfaction—residential value surveys	aggressive goal	beat goal
Customer satisfaction—business value surveys	aggressive goal	beat goal
Performance under FERC and NERC reliability standards(5)	no significant violations	no significant violations
Successful completion of the rate case	fair outcome for customers and shareholders	fair outcome for customers and shareholders	25%

NextEra Energy Resources:

Indicator	Goal	Actual	Weight
Earnings (plan-adjusted)(1)	$1,114 million(1)	$1,090 million(1)	46%
Return on equity	12.0%	12.9%
Meet budgeted cost goals	$1,740 million	$1,712 million
NEP EBITDA	$670	beat goal
NEP Cash Available for Distribution	$230	beat goal
Employee safety—OSHA recordables(4)/200,000 hours	0.59	0.46—exceeded top decile performance	23%
Significant environmental violations	0	0
Nuclear industry composite performance index(3)	aggressive goal	beat goal—exceeded top decile performance
Equivalent forced outage rate(6)	top decile performance	beat goal—exceeded top decile
Hedged budgeted gross margin for 2017	≥85%	98.9%
Performance under FERC and NERC reliability standards(5)	no significant violations	no significant violations
Execute on schedule and on budget approved North American wind projects	1,214 MW	beat goal	31%
Execute on schedule and on budget approved North American solar projects	1,023 MW	missed goal
New development or acquisition opportunities in wind, solar, gas infrastructure, or transmission	aggressive goal	beat goal
Maintain construction of Sabal Trail, Mountain Valley Pipeline (MVP) and Florida Southeast Connection (FSEC) on schedule and on budget	on schedule and on budget	goal largely met
Pre-tax income contribution from all asset optimization, marketing and trading activities, full requirements and retail	aggressive goal	beat goal

(1)

Certain of the financial performance indicators used in the Annual Incentive Plan are calculated in a manner consistent with NextEra Energy’s planning and budgeting process and how management reviews its performance relative to that plan, and are not, or do not relate directly to, financial measures calculated in accordance with GAAP. For information about the Company’s results of operations for 2016, as presented in accordance with GAAP, investors should review the Company’s Annual Report on Form 10-K for the year ended December 31, 2016 and should not rely on any adjusted amounts or non-GAAP financial measures set forth above. The following explains how the plan-adjusted amounts are calculated from NextEra Energy’s audited consolidated financial statements: (a) FPL operations & maintenance costs (plan-adjusted) is a measure that includes most but not all operations & maintenance expenses and includes certain expenses not classified as operations & maintenance expenses under GAAP, but reported for state regulatory purposes as operations & maintenance expenses; (b) FPL capital expenditures (plan-adjusted) are presented on an accrual basis, and exclude nuclear fuel payments and certain costs not classified as capital expenditures under GAAP in the consolidated statement of cash flows but reported for state regulatory purposes as capital expenditures; and (c) NextEra Energy Resources’ earnings (plan-adjusted) exclude (i) the mark-to-market effect of non-qualifying hedges, (ii) other than temporary impairments on investments, (iii) extraordinary items, (iv) non-recurring charges or gains (e.g., restructuring charges and material litigation losses), (v) discontinued operations, (vi) regulatory and/or legislative changes and/or changes in accounting principles, (vii) labor union disruptions and (viii) acts of God such as hurricanes.

(2)	“Fossil generation availability” measures the amount of time during a given period that a power generating unit is available to produce power.

(3)

The “nuclear industry composite performance index” referenced is the Institute of Nuclear Power Operations, or INPO, index. INPO promotes the highest levels of safety and reliability in the operation of commercial nuclear power plants by establishing performance objectives, criteria and guidelines for the nuclear power industry and conducting regular detailed evaluations of all nuclear power plants in North America. The INPO index is an 18-month rolling average of a nuclear plant’s, and a company’s nuclear fleet’s, performance against operating performance measures.

(4)

“OSHA” is the United States Occupational Safety and Health Administration. An OSHA recordable injury is an occupational injury or illness that requires medical treatment more than simple first aid and must be reported under OSHA regulations.

(5)	“FERC” is the Federal Energy Regulatory Commission and “NERC” is the North American Electric Reliability Corporation.

(6)

The “equivalent forced outage rate” is computed as the hours of unit failure (unplanned outage hours and equivalent unplanned de-rated hours) given as a percentage of the total hours of the availability of an electricity generating unit.

After the end of 2016, the Executive Compensation Review Board (“review board”), whose members were Messrs. Ketchum, Pimentel, Robo and Silagy and the most senior human resources officer, assessed: (1) whether the operational performance goals had been achieved, exceeded or missed and, to the extent exceeded or missed, by what margin such goals had been exceeded or missed (as set forth in the tables above); (2) the degree of difficulty of achieving each goal; and (3) the Company’s performance with respect to each goal as compared to the pre-established payout scale based on top decile, top quartile, median and sub-median performance on the same measure (industry-based where benchmark data was available), and arrived at an aggregate determination for the Company’s 2016 performance as compared to the goals. This assessment determined that the Company had achieved superior performance in 2016. The determination of the review board was then presented to the Compensation Committee, which had ultimate authority to accept or modify all or any part of the determination. For 2016, the Compensation Committee reviewed and discussed the review board’s recommendations and the conclusions on which they were based, and determined to accept those recommendations.

2016 Annual Incentive Awards for the NEOs

Each NEO’s 2016 annual incentive compensation was determined based on a rating (“NextEra Energy performance rating”) derived by combining the Company’s financial performance as measured by the financial performance matrix (weighted 50%) and the Company’s operational performance as compared to the operational performance goals (weighted 50%).

The NextEra Energy performance rating for 2016, determined in this manner, was 1.82.

The NextEra Energy performance rating may be adjusted for each NEO by the Compensation Committee based on individual performance under circumstances in which the Committee determines that the formulaic calculation of the performance rating without adjustment would otherwise result in the payment of an inappropriate incentive. The Compensation Committee generally uses this aspect of the executive compensation program on a conservative basis, as it believes that the formula for calculating the NextEra Energy performance rating ordinarily should result in appropriate incentive payments. The individual performance adjustment, when used, historically has most often ranged between +/- 10%.

The Compensation Committee determined the individual performance factors in 2016 based on recommendations from the CEO (for all of the NEOs other than himself). For each NEO other than the CEO, the 2016 individual performance factor was based primarily upon the Company’s exceptional performance as described in the Executive Summary, above, as well as (for each NEO other than the CEO) the NEO’s performance relative to a set of objectives agreed upon with the CEO at the beginning of the year. For the CEO, the Compensation Committee determined the individual performance factor. The Compensation Committee determined Mr. Robo’s 2016 individual performance factor based on the Committee’s assessment of his performance and the Company’s overall 2016 performance as described in the Executive Summary above.

The following illustrates the determination of the 2016 annual incentive for each NEO:

annual incentive = (NextEra Energy performance rating x individual performance factor) x target annual incentive

In years where the Company’s performance is above or substantially above the performance of its peers as evidenced by industry benchmarks, as it was in 2016, the Company expects that annual incentive awards will be paid to the NEOs at a rate exceeding the target rate. For 2016, the NEOs’ annual incentive awards were as follows:

Named Executive Officer(1)	2016 Target Annual Incentive	2016 Annual Incentive Award
James L. Robo	$1,885,000	$3,732,300
John W. Ketchum	$402,500	$752,700
Armando Pimentel, Jr.	$586,670	$1,120,500
Manoochehr K. Nazar	$611,940	$1,168,800
Eric E. Silagy	$557,270	$1,114,500

(1)	Moray Dewhurst retired and did not receive a 2016 annual incentive award.

The amounts set forth above for the NEOs’ 2016 annual incentive awards are also set forth in the “Non-Equity Incentive Plan Compensation” column (column (g)) in Table 1a: 2016 Summary Compensation Table.

2016 Long-Term Performance-Based Equity Compensation

Equity Compensation Mix

What We Granted	Why We Granted It
Performance shares

Directly focus NEOs on the multi-year sustained achievement of challenging TSR, financial and operational goals, because the number of shares ultimately earned depends upon the Company’s and the NEO’s performance over a three-year performance period

Performance-based restricted stock	Includes a performance goal; affected by all stock price changes, so value to NEOs affected by both increases and decreases in the Company’s stock price
Stock options	Reward the NEOs only if the Company’s stock price increases and remains above the stock price on the date of grant

In determining the appropriate mix of equity compensation components, the Compensation Committee primarily considers the following factors:

•	the mix of these components at competitor and peer companies, and emerging market trends;

•	the retention value of each element and other values important to the Company, including, for example, the tax and accounting consequences of each type of award;

•	the advice of the Compensation Consultant; and

•	the perceived value to the NEO of each element.

As shown below, the Compensation Committee continued its practice of granting to the NEOs equity-based compensation which is composed of a substantially greater percentage of performance share awards, since our shareholders indicated, through shareholder outreach, that they most highly value the longer-term performance features of performance shares. After the Compensation Committee determined the appropriate mix of equity compensation components, the target award level for each equity-based element was expressed as a percentage of each NEO’s target total direct compensation opportunity. The target dollar value for each component was converted to a number of shares of equivalent value (estimated present value for stock options and performance shares).

2016 Mix of Equity Compensation Awards for the NEOs

In 2016, the Compensation Committee granted the following mix of equity-based compensation to the NEOs:

	Mix of Equity Compensation Awards(1)
Named Executive Officer	Performance Shares	Options	Performance- Based Restricted Stock
James L. Robo	60%	13%	27%
John W. Ketchum	50%	19%	31%
Manoochehr K. Nazar	50%	19%	31%
Armando Pimentel, Jr.	50%	19%	31%
Eric E. Silagy	50%	19%	31%
Moray P. Dewhurst	50%	19%	31%

(1)	Calculation of mix percentages based on the grant date present value of each grant as a percentage of each NEO’s total equity-based compensation.

Performance Share Awards Granted in 2016 for the Performance Period Ending December 31, 2018

For the performance share awards granted in 2016 for the performance period beginning January 1, 2016 and ending December 31, 2018, the Compensation Committee continued to use the performance measures adopted in 2013 to ensure that the link between executive pay and TSR is embedded explicitly in the design of our executive compensation program. Additionally, the Compensation Committee implemented an individual performance factor ranging from +/- 20%, which is applicable only to 65% of the performance share award determined based on financial and operational performance measures, to enable the Compensation Committee to adjust payouts based on their assessment of the NEO’s individual performance. The goals used to measure long-term performance for purposes of the NEOs’ performance share awards are different both in terms of the objectives and time-frames than the goals used to measure short-term performance under the Company’s Annual Incentive Plan. The measures, and their relative weights, are set forth below:

Performance Measure	Weight
3-year TSR relative to the companies in the S&P 500 Utilities Index	35%
3-year adjusted return on equity and adjusted EPS growth (determined using a financial matrix similar to the one set forth on page 55)	52%

Operational measures:

•  3-year average employee safety—OSHA recordables/200,000 hours

•  Nuclear industry composite performance index (combined for FPL and NextEra Energy Resources nuclear facilities)

•  3-year average equivalent forced outage rate (fossil and renewable generation)

•  FPL 3-year average service reliability—service unavailability (minutes)

3.25% each

During the performance period, performance shares are not issued, the NEO may not sell or transfer the NEO’s contingent right to receive performance shares and dividends are not paid.

Performance Share Awards for the Performance Period Ended December 31, 2016

Each NEO was granted a target number of performance shares in 2014 for a three-year performance period beginning January 1, 2014 and ended on December 31, 2016. The Compensation Committee views the payout of this grant after the end of the performance period as part of each NEO’s 2014 compensation, while the performance shares granted in 2016 for the performance period ending on December 31, 2018 are considered to be part of each NEO’s 2016 compensation, even though the shares will not be issued, if at all, until February 2019.

At the end of the performance period for the performance share awards granted in 2014, each NEO’s performance share award payout, other than Mr. Ketchum’s payout, was determined in accordance with measures and weights described in the table above under Performance Share Awards Granted in 2016 for the Performance Period Ending December 31, 2018.

The 2014 performance share award overall rating, determined in this manner, was 1.76, as shown below.

Performance Measure	Weight	Result	Payout as a % of Target
Adjusted EPS Growth and Adjusted ROE	52%	2.00	200%
Operational Measures	13%	1.94	194%
Relative TSR	35%	1.33	133%
Overall Rating		1.76	176%

Applying the overall rating results to the target performance shares resulted in the following performance share award payouts for each of the NEOs:

Named Executive Officer	Target Performance Shares for Performance Period 1/1/14-12/31/16	Performance Shares Earned
James L. Robo	45,324	79,770
John W. Ketchum(1)	1,837	3,288
Armando Pimentel, Jr.	9,996	17,592
Manoochehr K. Nazar	10,805	19,016
Eric E. Silagy	5,103	8,981
Moray P. Dewhurst	13,881	24,430

(1)

John Ketchum’s 2014 performance share award payout was determined by multiplying his target number of performance shares by his three-year average performance rating determined under the Annual Incentive Plan for each of 2014, 2015 and 2016.

See Table 2: 2016 Grants of Plan-Based Awards for information about the performance shares awarded to the NEOs in 2016, and Table 4: 2016 Option Exercises and Stock Vested for additional information about the performance shares issued for the three-year performance period which began on January 1, 2014 and ended on December 31, 2016.

Performance-Based Restricted Stock Granted in 2016

The performance objective for performance-based restricted stock was increased substantially in 2013, from adjusted earnings of $500 million to adjusted earnings of $1.2 billion. Therefore, the shares of performance-based restricted stock granted in 2016, which would otherwise vest ratably in 2017, 2018 and 2019, will not vest unless and until the Compensation Committee certifies that NextEra Energy’s adjusted earnings for 2017, 2018 and 2019, respectively, equal or exceed $1.2 billion.

Because the Compensation Committee intends for the grant date present value of performance-based restricted stock awards to equal the fair market value of an equivalent number of shares of the Company’s common stock absent the performance and vesting conditions, dividends are paid on performance-based restricted stock awards as and when dividends are paid on the common stock. However, any dividends paid on performance-based restricted stock awards that do not vest must be repaid within 30 days following forfeiture of the award.

See Table 2: 2016 Grants of Plan-Based Awards for information about the performance-based restricted stock awarded to the NEOs in 2016 and the description following that table for information about the material terms and conditions applicable to those performance-based restricted stock awards.

Non-Qualified Stock Option Awards in 2016

The Compensation Committee grants non-qualified stock options, rather than incentive stock options, primarily because the tax treatment of non-qualified stock options is more favorable to the Company than the treatment of incentive stock options. The 2011 LTIP prohibits repricing of awarded options without shareholder approval. See Table 2: 2016 Grants of Plan-Based Awards for information about the stock options granted to the NEOs in 2016 and the description following that table for further information about the material terms and conditions applicable to stock options.

Equity Grant Practices

Equity awards are granted by the Compensation Committee to the NEOs each year effective on the date of the Board meeting in mid-February, which is a date that is normally set two years in advance of the meeting. The Compensation Committee believes that granting equity in this way is appropriate because the Company typically releases year-end earnings in late January or early February, so all relevant information generally should be available to the market on the grant date. Equity awards may also be made to new executive officers upon hire or promotion, generally coincident with the date of hire or promotion or the Compensation Committee meeting next following the date of hire or promotion. The Compensation Committee does not seek to time equity grants to take advantage of information, either positive or negative, about the Company which has not been publicly disseminated. The exercise price of options granted is equal to the closing market price of NextEra Energy’s common stock on the effective date of grant.

Additional 2016 Compensation Elements

Benefits

General

NextEra Energy provides its executive officers with a comprehensive benefits program which includes health and welfare, life insurance and other personal benefits. For programs to which employees contribute premiums, executive officers pay the same premiums as other exempt employees. Retirement and other post-employment benefits are discussed below under Post-Employment Compensation. These benefits are an integral part of the total compensation package for NEOs, and the aggregate value is included in the information reviewed by the Compensation Committee annually to ensure reasonableness and appropriateness of total rewards. In addition, NextEra Energy believes that the intrinsic value placed on personal benefits by the NEOs is generally greater than the incremental cost of those benefits to the Company.

Personal Benefits

NextEra Energy provides its executive officers with personal benefits which, in many cases, improve efficiency by allowing the executive officers to focus on their critical job responsibilities and/or increasing the hours they can devote to work. Some of these benefits also serve to better secure the safety of the executive officers and their families. The Compensation Committee and its Compensation Consultant periodically review the personal benefits offered by the Company to ensure that the program is competitive and producing the desired results. The Compensation Committee believes that the benefits the Company derives from these personal benefits more than offset their incremental cost to the Company.

See footnote 2 to Table 1b: 2016 Supplemental All Other Compensation for a description of the personal benefits provided to the NEOs for 2016.

Use of Company-Owned Aircraft

Company aircraft are available to the NEOs, as well as other employees and directors, for business travel, which includes, in the judgment of the Governance & Nominating Committee, travel by NEOs to Company-approved outside board meetings and travel in connection with physical examinations. Among other advantages, business use of the aircraft by executives maximizes time efficiencies, provides a confidential environment for business discussions and enhances security.

NextEra Energy permits limited non-business use of Company aircraft by NEOs when that use does not interfere with the use of Company aircraft for business purposes. Non-business use is generally discouraged, however, and must be approved in advance by the CEO. NEOs must pay the Company for their non-business use based on the rate prescribed by the IRS for valuing non-commercial flights. A NEO traveling on Company aircraft for business purposes may, with the approval of the CEO, be accompanied by the NEO’s guests, spouse and/or other family members. In this circumstance, there is essentially no incremental cost to the Company associated with transporting the additional passengers. Unless travel is important to carrying out the business responsibilities of the NEO, however, the Company requires payment by the NEO for these passengers based on the rates described above. All non-business use of Company aircraft is reported to and reviewed by the Governance & Nominating Committee annually. In 2016, the NEOs’ use of Company aircraft for non-business purposes represented approximately 111 passenger flight hours and for travel to Company-approved outside board meetings and annual physical examinations represented an additional approximately 14 passenger flight hours. Company aircraft were used for a total of approximately 3,301 passenger flight hours in the aggregate in 2016.

Policy on Tax Reimbursements on Executive Perquisites

In accordance with the NextEra Energy, Inc. Policy on Tax Reimbursements on Executive Perquisites, the Company does not provide tax reimbursements on perquisites to the NEOs. In circumstances where the Compensation Committee deems such an action appropriate, the Company may provide tax reimbursements to executives as part of a plan, policy or arrangement applicable to a broad base of management employees of the Company, such as a relocation or expatriate tax equalization policy.

OUR OTHER IMPORTANT COMPENSATION PRACTICES AND POLICIES

Stock Ownership and Retention Policies

The Company believes it is important for executive officers to accumulate a significant amount of NextEra Energy common stock to align officers’ interests with those of the Company’s shareholders. NextEra Energy’s NEOs (and all other executives) are subject to a stock ownership policy and a stock retention policy. The Company believes these policies strongly reinforce NextEra Energy’s executive compensation philosophy and objectives. At the same time, the Company recognizes that the accumulation of a large, undiversified position in NextEra Energy common stock can at some point create undesired incentives, and it permits its officers some degree of diversification once the target level of holdings is reached. Under the stock ownership policy, officers are expected, within three years after appointment to office, to own NextEra Energy common stock with a value equal to a multiple of their base salaries. Shares of NextEra Energy common stock and share units held in NextEra Energy’s employee benefit plans and deferred compensation plan are credited toward meeting this requirement. Unvested shares of performance-based restricted stock count, while shares subject to unpaid performance share awards and unexercised options do not count, toward the calculation of required holdings. The current multiples are as follows:

Chief Executive Officer	seven times base salary rate
Senior Executive Officers	three times base salary rate
Other Officers	one times base salary rate

As of December 31, 2016, all NEOs owned common stock in excess of their requirements.

Under the stock retention policy, until such time as the requirements of the stock ownership policy are met, NextEra Energy expects executive officers to retain (and not sell) a number of shares equal to at least two-thirds of shares acquired through equity compensation awards (cumulatively, from the date of appointment as an executive officer). In addition, in accordance with an amendment to the stock retention policy effective in March 2012, all of the NEOs (among other executive officers) must retain all shares of performance-based restricted stock which vest after March 16, 2012 for a minimum of 24 months after vesting (net of shares withheld for, or used to pay, taxes).

Officers who fail to comply with the retention policy may not be eligible for future equity-based compensation awards for a two-year period. The CEO may approve the modification or reduction of the minimum retention requirements (other than for himself) to address the special needs of a particular officer, although to date there have been no such modifications or reductions.

Clawback Provisions

In 2012, the Board adopted an incentive compensation recoupment, or “clawback,” policy which provides for recoupment of incentive compensation granted after the date the policy was adopted from current and former executive officers in the event of the occurrence of either of the following triggering events:

(1)

a decision by the Audit Committee that recoupment is appropriate in connection with an accounting restatement of the Company’s previously published financial statements caused by what the Audit Committee deems to be material non-compliance by the Company with any financial reporting requirement under the federal securities laws (“Financial Statement Triggering Event”); or

(2)

a decision by the Compensation Committee that one or more performance metrics used for determining previously paid incentive compensation was incorrectly calculated and, if calculated correctly, would have resulted in a lower payment to one or more executive officers (“Performance Triggering Event”).

If a triggering event occurs, the Company will (to the extent permitted by applicable law) recoup from any executive officer any incentive compensation paid or granted during the 3-year period preceding the triggering event that was in excess of the amount that would have been paid or granted after giving effect, as applicable, to the accounting restatement that resulted from the Financial Statement Triggering Event or to what would have been the correct calculation of the performance metric(s) used in determining that a Performance Triggering Event had occurred. The incentive compensation to be recouped will be in an amount and form determined in the judgment of the Board. In addition, the 2011 LTIP provides that any award granted under the 2011 LTIP will be subject to mandatory repayment by the grantee to the extent the events occur that require such mandatory repayment under (a) any Company “clawback” or recoupment policy that is adopted to comply with the requirements of any applicable law, rule or regulation, or otherwise (such as the policy described above) or (b) any law, rule or regulation which imposes mandatory recoupment upon the occurrence of such events.

As noted above under 2016 Long-Term Performance-Based Equity Compensation—Performance-Based Restricted Stock Granted in 2016, any dividends paid to the NEOs on performance-based restricted stock awards that do not vest must be repaid within 30 days following the forfeiture of the award.

POST-EMPLOYMENT COMPENSATION

General

NextEra Energy expects continued and consistent high levels of individual performance from all executive officers as a condition of continued employment. The Company has in the past terminated the employment of executive officers who were unable to sustain the expected levels of performance, and it is prepared to do so in the future should that become necessary. All of the NEOs, including the CEO, are “employees at will.”

Set forth below is a description of the agreements and programs that may provide for compensation should the NEO’s employment with the Company terminate under specified circumstances.

Severance Plan

The NextEra Energy, Inc. Executive Severance Benefit Plan (the “Severance Plan”) provides for the payment of severance benefits to the NEOs and to certain other senior executives if their employment with the Company is involuntarily terminated in specified circumstances. The purpose of the Severance Plan, which was adopted by the Compensation Committee in February 2013, is to retain the covered senior executives and encourage dedication to their duties by ensuring the equitable treatment of those who may experience an involuntary termination, as defined in the Severance Plan. The Severance Plan provides severance benefits following involuntary termination in exchange for entry by the executive into a release of claims against the Company and an agreement to adhere to certain non-competition and related covenants protective of the Company and its affiliates. Following a covered involuntary termination and the execution of the release and other agreement, the executive would receive a cash payment equal to two times the executive’s annual base salary plus two times the executive’s target annual incentive compensation for the year of termination, payable in two equal annual installments. In addition, the executive’s outstanding equity and equity-based awards would vest pro rata, and become payable at the end of any applicable performance periods, subject to the attainment by the Company of the specified performance objectives. The executive also would receive certain ancillary benefits, including outplacement assistance or payment in an amount equal to the value of the outplacement assistance. Amounts payable under the Severance Plan are subject to a cap specified in the Severance Plan.

The Company may amend or terminate the Severance Plan, in full or in part, at any time, but if an amendment or termination would affect the rights of an executive, the executive must agree in writing to the amendment or termination. The Severance Plan does not provide for the payment of severance benefits upon terminations governed by the terms of the Retention Agreements described below.

Change in Control

Each of the NEOs is a party to an executive retention employment agreement (“Retention Agreement”) with the Company. The Compensation Committee has concluded that the Retention Agreements are desirable in order to align NEO and shareholder interests under some unusual conditions, as well as useful and, in some cases, necessary to attract and retain senior executive talent.

In connection with a change in control of the Company, it can be important to secure the dedicated attention of executive officers whose personal positions are at risk and who have other opportunities readily available to them. By establishing compensation and benefits payable under various merger and acquisition scenarios, change in control agreements enable the NEOs to set aside personal financial and career objectives and focus on maximizing shareholder value. These agreements also help the officer to maintain an objective and neutral perspective in analyzing opportunities that may arise. Furthermore, they ensure continuity of the leadership team at a time when business continuity is of paramount concern. Without the Retention Agreements, the Company would have a greater risk of losing key executives in times of uncertainty.

Retention Agreements entered into since 2009 do not include excise tax gross-ups. The material terms of the Retention Agreements are described under Potential Payments Upon Termination or Change in Control.

Retirement Programs

Employee Pension Plan and 401(k) Plan

NextEra Energy maintains two retirement plans which qualify for favorable tax treatment under the Code: a non-contributory defined benefit pension plan and a defined contribution 401(k) plan. These plans are available to substantially all NextEra Energy employees. Each of the NEOs participates in both plans. The pension plan is more fully described following Table 5: Pension Benefits.

Supplemental Executive Retirement Plan (“SERP”)

Current tax laws place various limits on the benefits payable under tax-qualified retirement plans, such as NextEra Energy’s defined benefit pension plan and 401(k) plan, including a limit on the amount of annual compensation that can be taken into account when applying the plans’ benefit formulas. Therefore, the retirement incomes provided to the NEOs by the qualified plans generally constitute a smaller percentage of final pay than is typically the case for other Company employees. In order to make up for this and maintain the market-competitiveness of NextEra Energy’s executive retirement benefits, NextEra Energy maintains an unfunded, non-qualified SERP for its executive officers, including the NEOs. For the NEOs, compensation included under the SERP is annual base salary plus the actual annual cash incentive award, as opposed to the compensation included under the qualified plans, which is annual base salary only. NextEra Energy believes it is appropriate to include annual cash incentive awards for purposes of determining retirement plan benefits (both defined benefit pension and 401(k)) for the NEOs in order to ensure that the NEOs can replace in retirement a proportion of total compensation similar to that replaced by other employees participating in the Company’s defined benefit pension and 401(k) plans, bearing in mind that base salary alone constitutes a relatively smaller percentage of a NEO’s total compensation.

For additional information about the defined benefit plan benefit formulas under the SERP, see Table 5: Pension Benefits and accompanying descriptions.

Deferred Compensation Plan

NextEra Energy sponsors a non-qualified, unfunded Deferred Compensation Plan, which allows eligible highly compensated employees, including the NEOs, voluntarily and at their own risk to elect to defer certain forms of compensation prior to the compensation being earned and vested. NextEra Energy makes this opportunity available to its highly compensated employees as a financial planning tool and an additional method to save for retirement. Deferrals by executive officers generally result in the Company deferring its obligation to make cash payments or issue shares of its common stock to those executive officers.

The Compensation Committee does not view the Deferred Compensation Plan as providing executives with additional compensation. Participants in the Deferred Compensation Plan are general creditors of the Company and the deferral of the payment obligation provides a financial advantage to the Company. Mr. Nazar elected to defer 50% of his base salary in 2016.

TAX CONSIDERATIONS

The Compensation Committee carefully considers the tax impact of the Company’s compensation programs on NextEra Energy as well as on the NEOs. However, the Compensation Committee believes that decisions regarding executive compensation should be primarily based on whether they result in positive long-term value for the Company’s shareholders and other important stakeholders. For example, the Compensation Committee has considered the impact of tax provisions such as section 162(m) of the Code in structuring NextEra Energy’s executive compensation program and, to the extent reasonably possible in light of its compensation goals and objectives, the compensation paid to the NEOs has been structured with the expectation that it will qualify as qualified performance-based compensation deductible by the Company for federal income tax purposes under section 162(m) of the Code to the extent such section is applicable. However, in light of the competitive nature of the market for executive talent, the Compensation Committee believes that it is more important to ensure that the NEOs remain focused on building shareholder value than to use a particular compensation practice or structure solely to ensure tax deductibility. Therefore, in some cases the compensation paid to NEOs is nondeductible, including in 2016, for example, a portion of Mr. Robo’s base salary, the value of certain of Mr. Robo’s personal benefits and the dividends accruing on his unvested performance-based restricted stock, which the Committee believes is appropriate, immaterial to the Company as a financial matter and consistent with the Company’s overall executive compensation design and philosophy.

Compensation Committee Report

The Compensation Committee has reviewed and discussed with management the Compensation Discussion & Analysis required by applicable SEC rules which precedes this Report and, based on its review and that discussion, the Committee recommended to the Board that the Compensation Discussion & Analysis set forth above be included in the Company’s proxy statement for the 2017 annual meeting of shareholders.

Respectfully submitted,

Kirk S. Hachigian, Chair

Kenneth B. Dunn

Amy B. Lane

Rudy E. Schupp

Hansel E. Tookes, II

When reviewing the narrative, tables and footnotes which follow, note that, in order to meet the goals and objectives of NextEra Energy’s executive compensation program as described in Compensation Discussion & Analysis, the Compensation Committee primarily focuses on, and values, each NEO’s total compensation opportunity at the beginning of the relevant performance periods. Since many elements of total compensation are variable, based on performance and are not paid to the NEO for one, two or three years (and in some instances longer) after the compensation opportunity is first determined, the amounts reported in some of the tables in this proxy statement may reflect compensation decisions made prior to 2016 and in some cases reflect amounts different from the amounts that may ultimately be paid.

Table 1a: 2016 Summary Compensation Table

The following table provides certain information about the compensation paid to, or accrued on behalf of, the NEOs in 2016. It is important to keep in mind the following when reviewing the table:

•

The amounts shown in the “Stock Awards” and the “Option Awards” columns are based on the aggregate grant date fair value (including, where applicable, remeasurement date fair value) of awards computed under applicable accounting rules for all equity compensation awards.

•

The “Change in Pension Value and Nonqualified Deferred Compensation Earnings” column reflects the actuarially-determined change in the present value of the pension benefit payable to each NEO in the applicable year. These changes in present value are not related to any compensation decision on the part of the Compensation Committee.

Table 1a: 2016 Summary Compensation Table

Name and Principal Position(a)	Year (b)	Salary ($)(c)	Bonus ($)(d)	Stock Awards(3)(4)(5) ($)(e)	Option Awards(3)(6) ($)(f)	Non-Equity Incentive Plan Compen- sation(7) ($)(g)	Change in Pension Value and Nonqualified Deferred Compensation Earnings (8)(9) ($)(h)	All Other Compen- sation(8)(10) ($)(i)	Total ($)(j)
James L. Robo	2016	$1,300,000	$0	$9,629,404	$1,156,993	$3,732,300	$672,321	$267,753	$16,758,771
Chairman, President and CEO of NextEra Energy and Chairman of FPL	2015	1,250,000	0	8,822,818	1,072,493	3,275,000	588,331	263,297	15,271,939
	2014	1,215,000	0	6,656,308	825,497	2,780,528	480,606	225,357	12,183,296

John W. Ketchum	2016	575,000	0	1,107,531	213,193	752,700	153,193	94,812	2,896,429
Executive Vice President, Finance and CFO of NextEra Energy and FPL(1)
Armando Pimentel, Jr.	2016	838,100	0	2,140,778	412,198	1,120,500	294,735	127,667	4,933,978
President and CEO of NextEra Energy Resources	2015	790,700	0	1,738,904	338,498	1,046,100	279,245	130,371	4,323,818
	2014	745,900	0	1,610,805	319,288	1,039,000	241,233	115,948	4,072,174
Manoochehr K. Nazar	2016	874,200	0	1,938,471	373,290	1,168,800	303,519	142,154	4,800,434
President, Nuclear Division and Chief Nuclear Officer of NextEra Energy and FPL	2015	840,600	0	1,844,175	358,887	1,059,200	297,961	137,279	4,538,102
	2014	808,300	0	1,741,188	345,094	1,126,000	263,977	155,395	4,439,954

Eric E. Silagy	2016	796,100	0	1,575,382	303,289	1,114,500	234,353	122,547	4,146,171
President and CEO of FPL(1)	2015	723,700	0	1,103,342	210,293	911,900	203,585	128,547	3,281,367
Moray P. Dewhurst	2016	164,698	0	7,820,607	796,499	0	280,181	56,854	9,118,839
Former Vice Chairman and CFO, and Executive VP, Finance of NextEra Energy and Executive Vice President, Finance and CFO of FPL(1)(2)	2015	738,300	0	2,391,945	465,600	1,023,300	212,461	113,249	4,944,855
	2014	703,100	0	4,236,896	443,388	979,400	265,532	104,644	6,732,960

(1)

Effective March 4, 2016, Mr. Dewhurst retired and Mr. Ketchum was appointed executive vice president, finance and chief financial officer of NEE and FPL. Mr. Ketchum first became a NEO in 2016. Therefore, in accordance with SEC rules, only 2016 compensation is presented. Mr. Silagy first became a NEO in 2015. Therefore, in accordance with SEC rules, only 2016 and 2015 compensation is presented.

(2)	Mr. Dewhurst retired from the Company in March 2016. The salary shown for 2016 includes the amount earned by Mr. Dewhurst in 2016, when his annual base salary rate was $738,300.

(3)

The amounts shown represent the aggregate grant date fair value and, in certain cases in 2016, remeasurement date fair value, of equity-based compensation awards granted (or, in 2016, remeasured) during the relevant year, valued in accordance with applicable accounting rules, without reduction for estimated forfeitures. See Note 11 Common Shareholders’ Equity—Stock-Based Compensation to the consolidated financial statements in the Company’s Annual Report on Form 10-K for the year ended December 31, 2015, and Note 10 Common Shareholders’ Equity—Stock-Based Compensation to the consolidated financial statements in the Company’s Annual Report on Form 10-K for the years ended December 31, 2016 and December 31, 2014, for the assumptions used in this valuation.

(4)

Includes performance based restricted stock and performance share awards valued based on the probable outcome of the performance conditions as of the grant date. With respect to 65% of the target number of performance shares granted in 2016, 2015 and 2014 to all NEOs, a performance rating assumption of 1.40, 1.40 and 1.30, respectively (i.e. target shares multiplied by 1.30 or 1.40) was used (in accordance with applicable accounting guidance) to value such performance share awards. With respect to 35% of the target number of performance shares granted in 2016, 2015 and 2014 (payout of which is based on a comparison of the Company’s 3-year TSR with the 3-year TSRs of the other companies in the S&P 500 Utilities Index), grant date value for all NEOs was determined on the date of grant using the Monte-Carlo simulation process with the following variables:

Description	Market	Volatility	Yield	Interest Rate	Expected Life	Fair Value
For the 2/12/2016 grant:	$111.67	17.15%	3.16%	0.87%	2.88 yr.	$126.65
For the 2/13/2015 grant:	$103.62	14.81%	3.11%	0.99%	2.88 yr.	$113.34
For the 2/14/2014 grant:	$93.27	15.30%	3.11%	0.66%	2.88 yr.	$108.58

For Mr. Dewhurst, actual grant date fair value of stock awards granted in 2016 was $750,407. The additional amount shown in this column, $7,070,200, represents the incremental fair value of 2014, 2015 and 2016 stock awards, as required under applicable accounting guidance, in connection with Mr. Dewhurst’s retirement meeting the conditions for continued full vesting under his equity award agreements.

(5)

The maximum payout of performance shares granted in 2016 is 2.00 times target. Therefore, the maximum aggregate grant date fair value of the awards granted in 2016 is: for Mr. Robo, 106,800 shares, or $9,309,089; for Mr. Ketchum, 11,226 shares, or $978,467; for Mr. Pimentel, 21,698 shares, or $1,891,290; for Mr. Nazar, 19,648 shares, or $1,712,623; for Mr. Silagy, 15,968 shares, or $1,391,860; and for Mr. Dewhurst, 7,606 shares, or $662,971.

(6)

Represents non-qualified stock options. For Mr. Dewhurst, actual grant date fair value of option awards granted in 2016 was $144,499. The additional amount shown for Mr. Dewhurst in this column, $652,000, represents the incremental fair value of 2014, 2015 and 2016 option awards, as required under applicable accounting guidance, in connection with Mr. Dewhurst’s retirement meeting the conditions for accelerated vesting under his option award agreements.

(7)

Includes the amount earned by each NEO, as applicable, with respect to 2016, 2015 and 2014 under the Annual Incentive Plan. Mr. Dewhurst, who retired in 2016, did not receive annual incentive compensation with respect to 2016.

(8)

NextEra Energy maintains both defined benefit and defined contribution retirement plans (as described in Compensation Discussion & Analysis—Post-Employment Compensation—Retirement Programs). Company contributions to defined benefit and defined contribution retirement plans (both qualified and nonqualified) are allocated between columns (h) and (i), respectively.

(9)

All amounts in this column reflect the one-year change in the actuarial present value of each NEO’s accumulated benefit under the tax-qualified defined benefit employee pension plan and the SERP. The Deferred Compensation Plan does not permit above-market interest to be credited and, therefore, no above-market interest was credited in 2016, 2015 or 2014.

(10)	Additional information about the amounts for 2016 set forth in the “All Other Compensation” column may be found in Table 1b: 2016 Supplemental All Other Compensation, which immediately follows.

The following table (Table 1b) provides additional information for 2016 regarding column (i) of Table 1a: 2016 Summary Compensation Table.

Table 1b: 2016 Supplemental All Other Compensation

Name	Total From Summary Compensation Table ($)	Contributions to Defined Contribution Plans(1) ($)	Perquisites and Other Personal Benefits(2) ($)
James L. Robo	$267,753	$217,276	$50,477
John W. Ketchum	94,812	54,858	39,954
Armando Pimentel, Jr.	127,667	89,465	38,202
Manoochehr K. Nazar	142,154	91,812	50,342
Eric E. Silagy	122,547	81,077	41,470
Moray P. Dewhurst	56,854	56,430	424

(1)

NextEra Energy maintains both defined benefit and defined contribution retirement plans. Amounts attributable to the defined benefit plans are reported in Table 1a: 2016 Summary Compensation Table under column (h), “Change in Pension Value and Nonqualified Deferred Compensation Earnings.” Amounts attributable to the defined contribution plans are reported under column (i), “All Other Compensation,” and are further described below under Additional Disclosure Related to Pension Benefits Table. This column includes employer matching contributions to the Company’s qualified 401(k) plan of $12,587 for each NEO, except for Messrs. Ketchum and Dewhurst, for whom employer matching contributions of $11,925 and $2,905 were made, respectively, plus the Company’s contributions to the nonqualified defined contribution portion of the SERP.

(2)

This column includes the aggregate incremental cost to NextEra Energy of providing personal benefits to the NEOs. For each NEO, the personal benefits reported for 2016 in this column include: annual premiums for $5 million in umbrella coverage under a group personal excess liability insurance policy; reimbursement for professional financial planning and legal services; for all NEOs other than Mr. Robo, the cost of the officer’s participation in an executive vehicle program, which includes use of a Company-leased passenger vehicle, fuel and other ancillary costs (the incremental cost incurred for which was $29,171 for Mr. Ketchum, $28,354 for Mr. Pimentel, $29,357 for Mr. Nazar and $26,726 for Mr. Silagy); for Mr. Robo, a vehicle allowance; for all NEOs other than Messrs. Silagy and Dewhurst, fees paid for travel programs such as airline memberships and hospitality room memberships; costs for maintenance of a residential home security system and central station monitoring (except for Messrs. Ketchum, Pimentel, Nazar and Silagy); and, for Mr. Silagy, costs for club memberships used primarily for business but also available for personal and family use. For Mr. Nazar, the personal benefits reported in this column also include the costs of participation in a voluntary annual executive physical examination, including lodging costs and related expenses. For all NEOs except Mr. Dewhurst, the personal benefits reported in this column also include premiums for a life insurance benefit in an amount equal to 2.5 times salary. For Messrs. Robo, Ketchum and Nazar, the personal benefits reported in this column also include the incremental cost to the Company for personal use of Company-owned aircraft, which is the variable operating costs of such use, net of payments to the Company by or on behalf of the NEOs, as is generally required by Company policy for such personal use. Variable operating costs include fuel, trip-related maintenance, crew travel expenses, on-board catering, landing fees, trip-related hangar/parking costs, excise taxes and other miscellaneous variable costs. The total annual variable costs are divided by the annual number of statute miles the Company aircraft flew to derive an average variable cost per mile.

Table 2: 2016 Grants of Plan-Based Awards

The following table provides information about the cash and equity incentive compensation awarded to the NEOs in 2016. It is important to keep in mind the following when reviewing the table:

•

Columns (c), (d) and (e) below set forth the range of possible payouts established under the Annual Incentive Plan for 2016, and are not amounts actually paid to the NEOs. The actual amounts paid with respect to 2016 under the Annual Incentive Plan, which is a Non-Equity Incentive Plan, as that term is used in the heading for columns (c), (d) and (e) of this table, are set forth in Table 1a: 2016 Summary Compensation Table in column (g), entitled “Non-Equity Incentive Plan Compensation.”

•

The number of shares listed under “Estimated Future Payouts Under Equity Incentive Plan Awards” (columns (g) and (h)) represent 2016 grants (and, for Mr. Dewhurst, remeasurements under applicable accounting rules of grants made in and prior to 2016) of performance shares and performance-based restricted stock, the material terms of which are described below this table.

•

The number of shares listed under “All Other Option Awards: Number of Securities Underlying Options” (column (j)) and the exercise price set forth under “Exercise or Base Price of Option Awards” (column (k)) represent the number and exercise price of 2016 grants of non-qualified stock options (and, for Mr. Dewhurst, remeasurements under applicable accounting rules of grants made in and prior to 2016), the material terms of which are described below this table.

•

In the column headed “Grant Date Fair Value of Stock and Option Awards” (column (l)), the top number is the grant date fair value of the performance share award, the next number is the grant date fair value of the performance-based restricted stock award and the third number is the grant date fair value of the stock options granted. For Mr. Dewhurst, the awards marked with footnote (6) in column (l) of the table represent the remeasured fair value of certain awards under applicable accounting rules, where the first three numbers represent the remeasured value of performance share awards, the next three numbers represent the remeasured value of performance-based restricted stock awards and the last three numbers represent the remeasured value of stock options.

Table 2: 2016 Grants of Plan-Based Awards

	Grant Date (b)	Estimated Future Payouts Under Non-Equity Incentive Plan Awards(1)			Estimated Future Payouts Under Equity Incentive Plan Awards(2)			All Other Stock Awards: Number of Shares of Stock or Units (#) (i)	All Other Option Awards: Number of Securities Underlying Options(3) (#) (j)	Exercise or Base Price of Option Awards ($/Sh) (k)	Grant Date Fair Value of Stock and Option Awards($)(4) (l)
Name(a)		Thre- shold ($) (c)	Target ($) (d)	Maximum ($) (e)	Thre- shold (#) (f)	Target (#) (g)	Maximum (#) (h)
James L. Robo	—	$0	$1,885,000	$3,770,000	—	—	—	—	—	—	—
	2/12/2016				0	53,400	106,800				$7,226,489	(5)
	2/12/2016				0	21,518	21,518				$2,402,915
	2/12/2016								101,848	$111.67	$1,156,993
John W. Ketchum	—	0	402,500	805,000	—	—	—	—	—	—	—
	2/12/2016				0	5,613	11,226				759,567	(5)
	2/12/2016				0	3,116	3,116				347,964
	2/12/2016								18,767	111.67	213,193
Armando Pimentel, Jr.	—	0	586,670	1,173,340	—	—	—	—	—	—	—
	2/12/2016				0	10,849	21,698				1,468,190	(5)
	2/12/2016				0	6,023	6,023				672,588
	2/12/2016								36,285	111.67	412,198
Manoochehr K. Nazar	—	0	611,940	1,223,880	—	—	—	—	—	—	—
	2/12/2016				0	9,824	19,648				1,329,423	(5)
	2/12/2016				0	5,454	5,454				609,048
	2/12/2016								32,860	111.67	373,290
Eric E. Silagy	—	0	557,270	1,114,540	—	—	—	—	—	—	—
	2/12/2016				0	7,984	15,968				1,080,461	(5)
	2/12/2016				0	4,432	4,432				494,921
	2/12/2016								26,698	111.67	303,289
Moray P. Dewhurst	—	0	0	0	—	—	—	—	—	—	—
	2/12/2016				0	3,803	7,606				514,671	(5)
	2/12/2016				0	2,111	2,111				235,735
	2/12/2016								12,720	111.67	144,499
	—				0	13,881	27,762				2,471,388	(6)
	—				0	13,046	26,092				2,136,091	(6)
	—				0	3,803	7,606				528,733	(6)
	—				0	9,733	9,733				1,125,135	(6)
	—				0	4,886	4,886				564,822	(6)
	—				0	2,111	2,111				244,032	(6)
	—								10,549	93.27	200,747	(6)
	—								22,790	103.62	312,223	(6)
	—								12,720	111.67	139,030	(6)

(1)

Non-Equity Incentive Plan awards are paid under the Annual Incentive Plan, the material terms of which are described in Compensation Discussion & Analysis. For 2016, amounts payable were paid in cash in February 2017. See column (g) of Table 1a: 2016 Summary Compensation Table for actual amounts paid with respect to 2016 under the Annual Incentive Plan. Mr. Dewhurst retired in March 2016 and did not receive an annual incentive under the Annual Incentive Plan for 2016.

(2)

Each NEO was granted awards of performance shares and performance-based restricted stock under the 2011 LTIP in 2016. Performance shares were granted in 2016 for a three-year performance period ending December 31, 2018. The number of shares which will ultimately be paid to each NEO at the end of the performance period will be determined by multiplying the NEO’s target number of performance shares by a percentage determined by the Compensation Committee based on the Company’s performance over the three-year performance period (as more fully described in Compensation Discussion & Analysis), which may not exceed 200% of the target award. See footnotes (5) through (10) to Table 3: 2016 Outstanding Equity Awards at Fiscal Year End for further information about the vesting of performance-based restricted stock.

(3)

Non-qualified stock options were granted under the 2011 LTIP in 2016. The stock options generally vest and become exercisable at the rate of one-third per year beginning approximately one year from date of grant and are fully exercisable after three years. See footnote (1) to Table 3: 2016 Outstanding Equity Awards at Fiscal Year End for further information about the vesting of stock options. All stock options were granted at an exercise price of 100% of the closing price of NextEra Energy common stock on the date of grant.

(4)	The amounts shown are the value of the equity-based compensation grants as of the 2016 grant (or remeasurement) date under applicable accounting rules.

(5)	This valuation reflects a discount of $11.67 per share for the 2016 grants because dividends are not paid on performance shares during the three-year performance period.

(6)

For Mr. Dewhurst, reflects the remeasurement of existing awards as required under applicable accounting rules. Represents performance share awards, performance-based restricted stock awards and stock option awards remeasured on March 4, 2016 as required under applicable accounting guidance in connection with Mr. Dewhurst’s retirement meeting the conditions for continued full vesting under his performance share and performance-based restricted stock award agreements and accelerated vesting under his stock option award agreements. The remeasurements do not reflect the award of additional equity.

Additional Disclosure Related to 2016 Summary Compensation Table and 2016 Grants of Plan-Based Awards Table

Material Terms of Performance Shares Granted to NEOs in 2016

•	three year performance period;

•

paid in shares of NextEra Energy common stock, based primarily on Company performance for the three-year performance period as compared to specified financial and operational objectives and TSR relative to companies in the S&P 500 Utilities Index, capped at 200% of target;

•	dividends are not paid or accrued during the performance period;

•	may vest in full or in part upon the occurrence of certain events, such as a change in control, death, disability or some retirements;

•	forfeited if employment terminates prior to the end of the performance period in all other instances (subject to the terms of Retention Agreements and the Severance Plan); and

•	award agreement includes non-solicitation and non-competition provisions.

Material Terms of Performance-Based Restricted Stock Granted to NEOs in 2016

•

if corporate performance objective of adjusted earnings of $1.2 billion is met as of the end of the preceding year, performance-based restricted stock vests one-third per year for three years, beginning approximately one year from date of grant;

•	if corporate performance objective of adjusted earnings of $1.2 billion is not met in any year, performance-based restricted stock scheduled to vest in that year is forfeited;

•	dividends are paid on performance-based restricted stock as and when declared by the Company, but are subject to repayment by NEO if awards are forfeited prior to vesting;

•	NEOs have the right to vote their shares of performance-based restricted stock;

•

may vest in full or in part prior to or on normal vesting date and, in some circumstances, without regard to satisfaction of performance objective, upon the occurrence of certain events, such as a change in control, death, disability or some retirements;

•	forfeited if employment terminates prior to vesting in all other instances (subject to terms of Retention Agreements and the Severance Plan); and

•	award agreement includes non-solicitation and non-competition provisions.

Material Terms of Stock Options Granted to NEOs in 2016

•	vest and become exercisable one-third per year for three years, beginning approximately one year from date of grant;

•	exercise price equal to closing price of NextEra Energy common stock on date of grant (February 12, 2016);

•	generally expire ten years from date of grant;

•	may vest in full or in part prior to normal vesting date upon the occurrence of some events, such as a change in control, death, disability or some retirements;

•	forfeited if employment terminated prior to vesting in all other instances (subject to terms of Retention Agreements and the Severance Plan); and

•	award agreement includes non-solicitation and non-competition provisions.

Determination of Amount Payable Under Annual Incentive Plan to NEOs

See Compensation Discussion & Analysis for a description of the criteria used to determine the amount payable to each NEO under the Annual Incentive Plan (Non-Equity Incentive Plan Compensation).

Salary and Bonus as a Proportion of 2016 Total Compensation

No discretionary bonuses were paid to NEOs in 2016. The salaries, as set forth in column (c) of Table 1a: 2016 Summary Compensation Table, of each of the NEOs as a proportion of 2016 total compensation were as follows:

Mr. Robo—8%

Mr. Ketchum—22%

Mr. Pimentel—19%

Mr. Nazar—20%

Mr. Silagy—21%

Mr. Dewhurst—16%

These proportions are consistent with the Company’s philosophy of paying NEOs a higher percentage of performance-based compensation and a lower percentage of fixed compensation.

Table 3: 2016 Outstanding Equity Awards at Fiscal Year End

The following table provides information about equity incentive awards granted to the NEOs in 2016 and in prior years. It is important to keep in mind the following when reviewing the table:

•

With respect to Option Awards, the options listed in column (b), “Number of Securities Underlying Unexercised Options (#) Exercisable,” are fully vested and exercisable as of December 31, 2016 by the NEO. If the NEO had exercised all or a part of these options in 2016, the value realized upon exercise would be listed in Table 4: 2016 Option Exercises and Stock Vested. The Compensation Committee deems the value of unexercised fully-vested options to be a current asset of the NEO and attributable to compensation earned in prior years, and does not consider this amount, or the current value of unvested options (which are listed in column (c)), when making compensation determinations.

•

The number of shares listed in column (i), “Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested,” includes both performance shares, at maximum payout level (in accordance with applicable SEC rules), prior to the expiration of the performance period, and performance-based restricted stock prior to the satisfaction of the performance and time criteria required for vesting. The number of shares listed in column (g), “Number of Shares or Units of Stock That Have Not Vested,” includes a deferred retirement award for Mr. Robo.

•

As required by SEC rules, the amounts listed in column (j), “Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested,” represent the value of performance-based restricted stock and performance share awards at maximum payout levels. These amounts were not realized by the NEOs during 2016, and the value of awards which vest at a later date is likely to be different from the amount listed, based on, among other factors, the performance of the Company and the price of the Company’s common stock.

Table 3: 2016 Outstanding Equity Awards at Fiscal Year End

	Option Awards					Stock Awards
Name (a)	Number of Securities Underlying Unexercised Options(#) Exercisable(1) (b)	Number of Securities Underlying Unexercised Options(#) Unexer- cisable(1) (c)	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options(#) (d)	Option Exercise Price($) (e)	Option Expiration Date (f)	Number of Shares or Units of Stock That Have Not Vested(2) (#) (g)	Market Value of Shares or Units of Stock That Have Not Vested($)(3) (h)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested(#)(4) (i)		Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested($)(3) (j)
James L. Robo	52,320	0	0	64.69	2/15/2018
	81,489	0	0	50.91	2/13/2019
	111,864	0	0	45.57	2/12/2020
	89,074	0	0	54.59	2/18/2021
	101,937	0	0	60.22	2/17/2022
	82,931	0	0	72.50	2/15/2023
	39,281	19,641	0	93.27	2/14/2024
	26,248	52,496	0	103.62	2/13/2025
	0	101,848	0	111.67	2/12/2026
						44,380	$5,301,635	254,195	(5)	$30,366,135	(5)
John W. Ketchum	0	18,767	0	111.67	2/12/2026
						—	—	26,678	(6)	$3,186,954	(6)
Armando Pimentel, Jr.	42,372	0	0	45.57	2/12/2020
	35,347	0	0	54.59	2/18/2021
	42,008	0	0	60.22	2/17/2022
	34,620	0	0	72.50	2/15/2023
	15,193	7,597	0	93.27	2/14/2024
	8,285	16,568	0	103.62	2/13/2025
	0	36,285	0	111.67	2/12/2026
						—	—	52,103	(7)	$6,224,224	(7)
Manoochehr K. Nazar	13,890	0	0	50.91	2/13/2019
	19,925	0	0	45.57	2/12/2020
	15,790	0	0	54.59	2/18/2021
	18,076	0	0	60.22	2/17/2022
	38,149	0	0	72.50	2/15/2023
	16,421	8,211	0	93.27	2/14/2024
	8,784	17,566	0	103.62	2/13/2025
	0	32,860	0	111.67	2/12/2026
						—	—	50,998	(8)	$6,092,221	(8)
Eric E. Silagy	21,216	0	0	60.22	2/17/2022
	15,620	0	0	72.50	2/15/2023
	7,756	3,878	0	93.27	2/14/2024
	5,146	10,294	0	103.62	2/13/2025
	0	26,698	0	111.67	2/12/2026
						—	—	35,490	(9)	$4,239,635	(9)
Moray P. Dewhurst	6,898	0	0	64.69	2/15/2018
	59,575	0	0	54.59	2/18/2021
	68,840	0	0	60.22	2/17/2022
	49,482	0	0	72.50	2/15/2023
	31,648	0	0	93.27	2/14/2024
	34,185	0	0	103.62	2/13/2025
	12,720	0	0	111.67	2/12/2026
						—	—	50,428	(10)	$6,024,129	(10)

(1)	All stock options are non-qualified. All options listed as exercisable at December 31, 2016 were fully vested at that date. Options listed as unexercisable at December 31, 2016 vest as follows:

Name	Grant Date	Vest Date	No. Options
James L. Robo	2/12/2016	2/15/2017	33,950
		2/15/2018	33,949
		2/15/2019	33,949
	2/13/2015	2/15/2017	26,248
		2/15/2018	26,248
	2/14/2014	2/15/2017	19,641
John W. Ketchum	2/12/2016	2/15/2017	6,255
		2/15/2018	6,256
		2/15/2019	6,256
Armando Pimentel, Jr.	2/12/2016	2/15/2017	12,095
		2/15/2018	12,095
		2/15/2019	12,095
	2/13/2015	2/15/2017	8,284
		2/15/2018	8,284
	2/14/2014	2/15/2017	7,597
Manoochehr K. Nazar	2/12/2016	2/15/2017	10,954
		2/15/2018	10,953
		2/15/2019	10,953
	2/13/2015	2/15/2017	8,783
		2/15/2018	8,783
	2/14/2014	2/15/2017	8,211
Eric E. Silagy	2/12/2016	2/15/2017	8,900
		2/15/2018	8,899
		2/15/2019	8,899
	2/13/2015	2/15/2017	5,147
		2/15/2018	5,147
	2/14/2014	2/15/2017	3,878

(2)

Mr. Robo was granted 47,893 shares in 2006 and Mr. Dewhurst was granted 25,219 shares in 2009 as deferred retirement awards. Of such grants, 50% of Mr. Robo’s shares (28,181 shares, including reinvested dividends) vested on 3/15/2011, and the remainder vested on 3/15/2016. Of Mr. Dewhurst’s shares, 50% (14,170 shares, including reinvested dividends) vested on 6/15/2012, and the remainder vested on 3/4/2016. Mr. Robo was also granted 38,231 shares in 2012 as a deferred retirement award. Of those shares, 50% will vest on 7/1/2017 and the remainder will vest on 7/1/2022. Receipt of the shares will continue to be deferred following vesting in most circumstances. Shares representing the Company’s obligation to Mr. Robo related to the award granted in 2006 are held in a grantor (rabbi) trust. Dividends are reinvested. In 2016, the trustee of the grantor trust acquired 1,964 shares (100% of which are vested) in respect of Mr. Robo’s 2006 award. In addition, in 2016, 1,266 deferred shares were added with respect to Mr. Robo’s 2012 award and 931 deferred shares (100% of which were vested as of 12/31/2016) were added with respect to Mr. Dewhurst’s award upon the reinvestment of dividend equivalents.

(3)	Market value of the unvested deferred retirement awards is based on the closing price of NextEra Energy common stock on December 30, 2016 of $119.46.

(4)

Performance shares generally vest on the last day of the applicable performance period, with payouts determined by the Compensation Committee at its first regular meeting after the end of the year. Because the end of the performance period for the performance shares granted to each of the NEOs in 2014 was December 31, 2016, these performance shares are not included in Table 3: 2016 Outstanding Equity Awards at Fiscal Year End and are included in Table 4: 2016 Option Exercises and Stock Vested under columns (d) and (e), “Stock Awards—Number of Shares Acquired on Vesting” and “Stock Awards—Value Realized on Vesting,” and discussed in footnote (2) to that table.

(5)

Mr. Robo’s outstanding performance shares at maximum payout level totaled 212,220 shares with a market value on December 31, 2016 of $25,351,801. Of such shares, 52,710 performance shares at target were granted on February 13, 2015 (performance period beginning 1/1/2015 and ending 12/31/2017) and 53,400 performance shares at target were granted on February 12, 2016 (performance period beginning 1/1/2016 and ending 12/31/2018). The amount shown also includes 41,975 shares of performance-based restricted stock with a market value of $5,014,334 which vest, subject to the satisfaction of applicable performance criteria, as follows:

Award Type	Grant Date	Vest Date	No. Shares
performance-based restricted stock	2/12/2016	2/15/2017	7,172
		2/15/2018	7,173
		2/15/2019	7,173
performance-based restricted stock	2/13/2015	2/15/2017	7,165
		2/15/2018	7,165
performance-based restricted stock	2/14/2014	2/15/2017	6,127

(6)

Mr. Ketchum’s outstanding performance shares at maximum payout level totaled 20,276 shares with a market value on December 31, 2016 of $2,422,171. Of such shares, 4,525 performance shares at target were granted on February 13, 2015 (performance period beginning 1/1/2015 and ending 12/31/2017) and 5,613 performance shares at target were granted on February 12, 2016 (performance period beginning 1/1/2016 and ending 12/31/2018). The amount shown also includes 6,402 shares of performance-based restricted stock with a market value of $764,783 which vest, subject to the satisfaction of applicable performance criteria, as follows:

Award Type	Grant Date	Vest Date	No. Shares
performance-based restricted stock	2/12/2016	2/15/2017	1,038
		2/15/2018	1,039
		2/15/2019	1,039
performance-based restricted stock	2/13/2015	2/15/2017	1,367
		2/15/2018	1,367
performance-based restricted stock	2/14/2014	2/15/2017	552

(7)

Mr. Pimentel’s outstanding performance shares at maximum payout level totaled 40,666 shares with a market value on December 31, 2016 of $4,857,960. Of such shares, 9,484 performance shares at target were granted on February 13, 2015 (performance period beginning 1/1/2015 and ending 12/31/2017) and 10,849 performance shares at target were granted on February 12, 2016 (performance period beginning 1/1/2016 and ending 12/31/2018). The amount shown also includes 11,437 shares of performance-based restricted stock with a market value of $1,366,264 which vest, subject to the satisfaction of applicable performance criteria, as follows:

Award Type	Grant Date	Vest Date	No. Shares
performance-based restricted stock	2/12/2016	2/15/2017	2,007
		2/15/2018	2,008
		2/15/2019	2,008
performance-based restricted stock	2/13/2015	2/15/2017	1,776
		2/15/2018	1,776
performance-based restricted stock	2/14/2014	2/15/2017	1,862

(8)

Mr. Nazar’s outstanding performance shares at maximum payout level totaled 39,764 shares with a market value on December 31, 2016 of $4,750,207. Of such shares, 10,058 performance shares at target were granted on February 13, 2015 (performance period beginning 1/1/2015 and ending 12/31/2017) and 9,824 performance shares at target were granted on February 12, 2016 (performance period beginning 1/1/2016 and ending 12/31/2018). The amount shown also includes 11,234 shares of performance-based restricted stock with a market value of $1,342,014 which vest, subject to the satisfaction of applicable performance criteria, as follows:

Award Type	Grant Date	Vest Date	No. Shares
performance-based restricted stock	2/12/2016	2/15/2017	1,818
		2/15/2018	1,818
		2/15/2019	1,818
performance-based restricted stock	2/13/2015	2/15/2017	1,884
		2/15/2018	1,884
performance-based restricted stock	2/14/2014	2/15/2017	2,012

(9)

Mr. Silagy’s outstanding performance shares at maximum payout level totaled 27,752 shares with a market value on December 31, 2016 of $3,315,254. Of such shares, 5,892 performance shares at target were granted on February 13, 2015 (performance period beginning 1/1/2015 and ending 12/31/2017) and 7,984 performance shares at target were granted on February 12, 2016 (performance period beginning 1/1/2016 and ending 12/31/2018). The amount shown also includes 7,738 shares of performance-based restricted stock with a market value of $924,381 which vest, subject to the satisfaction of applicable performance criteria, as follows:

Award Type	Grant Date	Vest Date	No. Shares
performance-based restricted stock	2/12/2016	2/15/2017	1,478
		2/15/2018	1,477
		2/15/2019	1,477
performance-based restricted stock	2/13/2015	2/15/2017	1,178
		2/15/2018	1,178
performance-based restricted stock	2/14/2014	2/15/2017	950

(10)

Mr. Dewhurst’s outstanding performance shares at maximum payout level totaled 33,698 shares with a market value on December 31, 2016 of $4,025,563. Of such shares, 13,046 performance shares at target were granted on February 13, 2015 (performance period beginning 1/1/2015 and ending 12/31/2017) and 3,803 performance shares at target were granted on February 12, 2016 (performance period beginning 1/1/2016 and ending 12/31/2018). The amount shown also includes 16,730 shares of performance-based restricted stock with a market value of $1,998,566 which vest, subject to the satisfaction of applicable performance criteria, as follows:

Award Type	Grant Date	Vest Date	No. Shares
performance-based restricted stock	2/12/2016	2/15/2017	703
		2/15/2018	704
		2/15/2019	704
performance-based restricted stock	2/13/2015	2/15/2017	2,443
		2/15/2018	2,443
performance-based restricted stock	2/14/2014	2/15/2017	9,733

Table 4: 2016 Option Exercises and Stock Vested

The following table provides information about the NEOs’ stock awards which vested in 2016. It is important to keep in mind the following when reviewing the table:

•

The “Number of Shares Acquired on Vesting” (column (d)) represents performance shares granted in 2014 for the performance period which ended in 2016, as well as performance-based restricted stock vesting in 2016 from grants made in prior years. For Messrs. Robo and Dewhurst, these shares also represent the vesting of 50% of deferred retirement awards granted in 2006 and 2009, respectively. The Compensation Committee looks at the value of these grants as of the date of grant, rather than as of the date of vesting, when making compensation determinations.

•

The “Value Realized on Vesting” (column (e)) represents the aggregate payout value of the vested performance shares and vested performance-based restricted stock and, for Messrs. Robo and Dewhurst, vested shares underlying the deferred retirement awards described above.

	Option Awards			Stock Awards
Name(a)	Number of Shares Acquired on Exercise (#) (b)	Value Realized on Exercise ($) (c)		Number of Shares Acquired on Vesting(2)(#) (d)	Value Realized on Vesting(2)($) (e)
James L. Robo	43,773	$2,548,617	(1)	133,581	$16,260,882
John W. Ketchum	0	0		5,896	708,351
Armando Pimentel, Jr.	0	0		23,491	2,890,462
Manoochehr K. Nazar	0	0		25,401	3,125,383
Eric E. Silagy	0	0		12,127	1,490,644
Moray P. Dewhurst	161,079	11,493,161	(1)	55,676	6,629,932

(1)

The aggregate dollar amount realized upon the exercise of stock options is calculated based on the difference between the market price of the Company’s common stock upon exercise and the exercise price of the stock options.

(2)

Includes: for Mr. Robo, 20,182 shares of performance-based restricted stock ($2,253,724) and 79,770 performance shares ($10,119,622); for Mr. Ketchum, 2,608 shares of performance-based restricted stock ($291,235) and 3,288 performance shares ($417,116); for Mr. Pimentel, 5,899 shares of performance-based restricted stock ($658,741) and 17,592 performance shares ($2,231,721); for Mr. Nazar, 6,385 shares of performance-based restricted stock ($713,013) and 19,016 performance shares ($2,412,370); for Mr. Silagy, 3,146 shares of performance-based restricted stock ($351,314) and 8,981 performance shares ($1,139,330); and for Mr. Dewhurst, 15,406 shares of performance-based restricted stock ($1,720,388) and 24,430 performance shares ($3,099,190). Also includes: for Mr. Robo, 33,629 shares of a deferred retirement award ($3,887,536) and for Mr. Dewhurst, 15,840 shares of a deferred retirement award ($1,810,354); the receipt of such shares continues to be deferred until January 1st of the calendar year following the calendar year in which the NEO experiences a termination of service, or, if later, six months after a termination of service.

Table 5: Pension Benefits

The table and description below provide information about the NEOs’ pension benefits. It is important to keep in mind that the “Present Value of Accumulated Benefit” (column (d)) listed for the SERP includes the present value of such benefits in the defined benefit portion of the SERP only, and that disclosure of information related to the defined contribution portion of the SERP can be found in the next table, Table 6: Nonqualified Deferred Compensation.

Name (a)	Plan Name (b)	Number of Years Credited Service (#) (c)	Present Value of Accumulated Benefit ($) (d)	Payments During Last Fiscal Year ($) (e)
James L. Robo(2)	NextEra Energy, Inc. Employee Pension Plan	15	$251,449	$0
	SERP(1)	15	3,627,108	0
John W. Ketchum (2)	NextEra Energy, Inc. Employee Pension Plan	14	222,154	0
	SERP(1)	14	267,353	0
Armando Pimentel, Jr.(2)	NextEra Energy, Inc. Employee Pension Plan	9	134,696	0
	SERP(1)	9	1,932,860	0
Manoochehr K. Nazar(2)	NextEra Energy, Inc. Employee Pension Plan	9	140,842	0
	SERP(1)	9	2,010,986	0
Eric E. Silagy(2)	NextEra Energy, Inc. Employee Pension Plan	14	227,516	0
	SERP(1)	14	790,093	0
Moray P. Dewhurst(3)	NextEra Energy, Inc. Employee Pension Plan	13	258,644	0
	SERP(1)	13	1,730,854	51,170

(1)

NextEra Energy’s nonqualified SERP provides both defined benefit and defined contribution benefits. See Additional Disclosure Related to Pension Benefits Table, below. The defined benefit portion of the SERP is shown in this table, while amounts attributable to the defined contribution portion of the SERP are included in Table 1a: 2016 Summary Compensation Table under column (i), “All Other Compensation” (amounts for which are detailed in Table 1b: 2016 Supplemental All Other Compensation), and are also reported in Table 6: Nonqualified Deferred Compensation under columns (c), (d) and (f).

(2)

For Messrs. Robo, Ketchum, Pimentel, Nazar and Silagy, the amounts shown are their respective accrued pension benefits as of December 31, 2016, which are equal to their respective cash balance account values in the tax qualified employee pension plan and in the SERP at December 31, 2016. Messrs. Robo, Ketchum, Pimentel, Nazar and Silagy are fully vested in both plans. Each NEO is entitled to his fully vested accrued account balances upon termination of employment.

(3)

For Mr. Dewhurst, the amounts shown are his accrued pension benefits as of December 31, 2016, which are equal to his cash balance account balance in the tax qualified employee pension plan, which is the cash balance account balance earned in the SERP subsequent to his resumption of employment with the Company in 2009, and the present value at December 31, 2016 of the $2,605 monthly single life annuity benefit that Mr. Dewhurst commenced on December 1, 2008 and the $6,636 monthly single life annuity benefit that Mr. Dewhurst commenced on October 1, 2016 from the SERP. (The $2,605 monthly life annuity benefit continued upon Mr. Dewhurst’s resumption of employment in 2009.) The following assumptions were used for determining the present value as of December 31, 2016 of the two SERP annuity payments: discount rate of 3.53% and the RP-2014 annuitant mortality table adjusted backward to 2006 using MP-2014 and then adjusted from 2006 forward using Scale MP-2016 with generational improvements assumed. Mr. Dewhurst is fully vested in these benefits. As of December 31, 2016, Mr. Dewhurst had not commenced distributions from the tax-qualified employee pension plan.

Additional Disclosure Related to Pension Benefits Table

NextEra Energy maintains two non-contributory defined benefit retirement plans: a tax-qualified employee pension plan and a non-qualified SERP.

Employee Pension Plan

NextEra Energy’s tax-qualified employee pension plan is a cash balance plan in which credits to each active, full-time employee’s account are determined as a percentage of his or her monthly covered earnings, with “basic crediting” of 4.5% until the fifth anniversary of employment, and 6% thereafter. Covered earnings for each NEO are limited to base salary and do not include annual incentive compensation, long-term incentive compensation or any other compensation included in Table 1a: 2016 Summary Compensation Table. Each employee’s cash balance account is also credited quarterly with interest at an annual rate that is equal to the average yield on one-year Treasury Constant Maturities for the 12 months ending September 30 of the preceding calendar year.* The interest crediting rate is subject to a 3% minimum for account balances earned after 2014 and a 4% minimum for account balances earned prior to 2015 and to a 14% maximum. For 2016, the interest crediting rate was 4% for account balances earned prior to 2015 and 3% for account balances earned after 2014. Benefits under the cash balance formula are not reduced for employer contributions to Social Security or other offset amounts.

Under the qualified employee pension plan, benefits are cliff-vested after three full years of service and employees may become fully vested if they are participants in the qualified plan at a time when the Company decides to transfer a portion of pension plan assets to fund retiree medical benefits. All NEOs are fully vested. All vested participants are eligible for lump sum payment of benefits following termination of employment, and certain annuity forms of payment are also available to all employees, including the NEOs.

SERP

For the reasons described in Compensation Discussion & Analysis, NextEra Energy maintains an unfunded SERP for its executive officers, including the NEOs. The SERP’s defined benefit formula for NEOs provides two times the normal cash balance crediting rate of the qualified employee pension plan (“double basic credits”). The normal cash balance crediting rate is 4.5% prior to five years of service, and 6% thereafter. Double the basic crediting rate is therefore 9% and 12%, respectively. Benefits for all NEOs are calculated in this manner. In order to offset the benefits that Mr. Nazar forfeited from his prior employer in order to accept the Company’s offer of employment, Mr. Nazar received an opening SERP cash balance account balance of $300,000. Similarly, in order to offset the significant benefits that Mr. Pimentel forfeited from his prior employer in order to accept the Company’s offer of employment, Mr. Pimentel received an opening SERP cash balance account balance of $150,000, and an additional $150,000 on each of his first and second anniversaries with the Company.

SERP benefits are cliff-vested after five full years of service and all NEOs were fully vested as of December 31, 2016. All vested participants are eligible for lump sum payment of benefits following termination of employment (subject to timing restrictions imposed by section 409A of the Code), or may elect certain annuity forms of payment.

*

As required under IRS regulations, effective Jan. 1, 2017, instead of using the average rates paid on the one-year Treasury Constant Maturities for the 12-month period ending Sept. 30 of the preceding calendar year, the Plan will use the average rates paid for the month of August of the preceding calendar year.

Table 6: Nonqualified Deferred Compensation

The table and description below provide information about the NEOs’ nonqualified deferred compensation. It is important to keep in mind the following when reviewing the table:

•

The amounts shown under the heading “Aggregate Earnings in Last FY” (column (d)) represent earnings in the Deferred Compensation Plan, in the defined contribution portion of the SERP and, for Messrs. Robo and Dewhurst, on the vested portion of deferred retirement awards under the LTIP.

•

The amounts shown under the heading “Aggregate Balance at Last FYE” (column (f)) represent balances in the Deferred Compensation Plan and in the defined contribution portion of the SERP and, for Messrs. Robo and Dewhurst, the vested balance of deferred retirement awards.

Name(a)	Executive Contributions in Last FY(1)($) (b)	Registrant Contributions in Last FY(2)($) (c)	Aggregate Earnings in Last FY(3)($) (d)	Aggregate Withdrawals/ Distributions(4)($) (e)	Aggregate Balance at Last FYE(5)($) (f)
James L. Robo	$3,887,536	$204,689	$1,291,791	$0	$11,138,346
John W. Ketchum	0	42,933	30,669	0	219,998
Armando Pimentel, Jr.	0	76,878	129,988	0	878,320
Manoochehr K. Nazar	1,390,380	79,225	421,750	0	4,451,498
Eric E. Silagy	0	68,490	74,830	0	517,696
Moray P. Dewhurst	1,810,354	53,525	544,256	648,014	4,543,485

(1)

The Deferred Compensation Plan permits deferral of salary (up to 100%), annual incentive (up to 100%), and performance shares (up to 100%). Mr. Nazar elected to defer 50% of his base salary and 90% of his annual incentive paid in 2016. For Messrs. Robo and Dewhurst, the amount is the value of the portion of their respective deferred retirement award that vested in 2016, the receipt of such shares continues to be deferred until January 1st of the calendar year following the calendar year in which the NEO experiences a termination of service, or, if later, six months after a termination of service.

(2)

The SERP includes a defined contribution component which provides a match on NEOs’ base and annual incentive earnings above the IRS limit, which was $265,000 for 2016. The 4.75% match is the same as the match opportunity provided to participants in the Company’s 401(k) plan. As with the 401(k) plan, crediting of matching contributions under the defined contribution component of the SERP is in the form of phantom NextEra Energy common stock. All amounts shown in this column are also included in Table 1a: 2016 Summary Compensation Table in column (i), “All Other Compensation” (amounts for which are detailed in Table 1b: 2016 Supplemental All Other Compensation).

(3)

Earnings include the sum of each participant’s annual earnings (which includes, among other things, stock price appreciation on stock-based deferred compensation) in the Deferred Compensation Plan and in the defined contribution portion of the SERP and, for Messrs. Robo and Dewhurst, on deferred retirement awards. Deferred Compensation Plan earnings or (losses) were as follows: Mr. Nazar $260,107. Messrs. Robo, Ketchum, Pimentel, Silagy and Dewhurst have not deferred any compensation under this plan. Earnings for the defined contribution component of the SERP were as follows: Mr. Robo $437,738, Mr. Ketchum $30,669, Mr. Pimentel $129,988, Mr. Nazar $161,643, Mr. Silagy $74,830 and Mr. Dewhurst $104,548. Earnings for the deferred retirement awards for Messrs. Robo and Dewhurst were $854,053 and $439,708, respectively, comprised of reinvested dividends and the increase in value of the underlying stock. None of these amounts are included in Table 1a: 2016 Summary Compensation Table since no above-market interest was credited in 2016.

(4)	In October 2016, Mr. Dewhurst received a lump sum distribution of $648,014 from the defined contribution component of the SERP.

(5)

Deferred Compensation Plan accounts include fully vested and earned compensation, plus earnings. The Company views deferred compensation as a vehicle for retirement planning, rather than as a means of providing additional compensation. As of December 31, 2016, Deferred Compensation Plan balances were as follows: Mr. Nazar $3,368,016. Messrs. Robo, Ketchum, Pimentel, Silagy and Dewhurst have not deferred any cash compensation or performance shares and therefore have no balances in the Deferred Compensation Plan. Balances for the defined contribution component of the SERP were as follows: Mr. Robo $2,929,533 (of which $1,145,759 was previously reported as compensation in prior Summary Compensation Tables for years prior to 2016), Mr. Ketchum $219,998, Mr. Pimentel $878,320 (of which $399,342 was previously reported as compensation in prior Summary Compensation Tables for years prior to 2016), Mr. Nazar $1,083,482 (of which $340,800 was previously reported as compensation in prior Summary Compensation Tables for years prior to 2016), Mr. Silagy $517,696 (of which $58,821 was previously reported as compensation in prior Summary Compensation Tables for years prior to 2016) and Mr. Dewhurst $648,014 (of which $319,971 was previously reported as compensation in prior Summary Compensation Tables for years prior to 2016). The balances of the vested portion of the deferred retirement awards for Messrs. Robo and Dewhurst were $8,208,813 and $3,895,471, respectively.

Additional Disclosure Related to Nonqualified Deferred Compensation Table

Cash deferral elections under the Deferred Compensation Plan must be made prior to the period in which the cash is earned and can range, in whole percentages, from 1% to 100% of a participant’s base salary and/or annual incentive award. Equity deferral elections must be made by December 31 of the year preceding the beginning of the applicable performance period, and participants electing to defer performance shares may defer all or a portion of the payout amount. Deferred Compensation Plan earnings are not guaranteed by the Company.

The Company’s contributions to the SERP for each NEO are also considered deferred compensation. The contributions and earnings in Table 6: Nonqualified Deferred Compensation include those from the nonqualified defined contribution portion of the SERP. Distributions are in the form of lump sum payments, which may be subject to a six-month delay following termination of employment in compliance with Code section 409A.

Earnings in 2016 from previous deferrals of cash compensation came from phantom investments in the investment vehicles, which mirror the funds available to participants in the Company’s 401(k) plan and include mutual funds, index funds and similar investment alternatives offered to participants under the Company’s 401(k) plan. The Company does not provide a guaranteed rate of return on these funds.

Potential Payments Upon Termination or Change in Control

For the reasons discussed in Compensation Discussion & Analysis, NextEra Energy has entered into the Retention Agreements, which commit the Company to make payments to NEOs under special circumstances. Generally, these are changes in corporate control of the Company and termination of the NEO’s employment.

In accordance with SEC instructions, these quantitative disclosures assume that a change in control took place on December 31, 2016. In fact, no change in control of the Company occurred on that date, and no NEO’s employment terminated on that date. If such an event were to occur in the future, actual payments would likely be different from those presented here based on various factors, including the NextEra Energy common stock price at such time.

Consistent with SEC instructions, the amounts shown in the tables that follow exclude obligations due from the Company to the NEO following a triggering event for: (1) any earned but unpaid base salary, annual incentive compensation and long-term incentive compensation through the date of termination; (2) vested benefits under the Company’s employee pension and 401(k) plans and all other benefit plans in accordance with their terms and conditions; (3) accrued vacation pay; (4) reimbursement of reasonable business expenses incurred prior to the date of termination; and (5) any other compensation or benefits to which the NEO may be entitled under and in accordance with the Company’s generally applicable non-discriminatory plans or employee benefit programs, including the retiree medical plan. Furthermore, all payments shown in the tables exclude the obligations of the Company to the NEO for vested benefits under the SERP, the Deferred Compensation Plan and the vested portions of Mr. Robo’s deferred retirement awards. See Table 5: Pension Benefits and Table 6: Nonqualified Deferred Compensation for the values of accumulated SERP and Deferred Compensation Plan benefits, and Mr. Robo’s vested deferred retirement awards, at December 31, 2016. Mr. Dewhurst is not included in these tables as he was no longer an employee of the Company as of December 31, 2016.

Potential Payments Under Retention Agreements

Each NEO is a party to a Retention Agreement with the Company. These agreements are all substantially equivalent and generally provide for certain protections and benefits to the NEO in the event of a change in control of the Company in exchange for the NEO’s continued full-time commitment to the interests of the Company during a transition period of three years following a change in control (two years in the case of Mr. Nazar). The NEOs also undertake confidentiality commitments requiring them to hold in a fiduciary capacity all secret or confidential information relating to the Company and, under most circumstances, not to divulge any such information either during or after the period of employment.

Each Retention Agreement provides for a mutual commitment to the NEO’s continued employment for a period of three years (two years in the case of Mr. Nazar) following a change in control of the Company. In this situation, the NEO generally will receive the accelerated payout or vesting of previously granted equity-based awards that the NEO would otherwise have received in the normal course of business had the change in control not occurred, assuming continued employment. This acceleration of equity awards is not limited to the NEOs, but generally will also occur for all officers and employees who hold such equity awards.

Tables 7a and 7b and the accompanying discussion of the Retention Agreements set forth the details of the estimated payments that would have been made to the NEOs (on December 31, 2016 and December 31, 2017, respectively) had a change in control actually occurred at the close of business on December 31, 2016, assuming each of the NEOs continued in employment throughout 2017.

Table 7a: Potential Compensation to Named Executives Upon Change in Control

	James L. Robo	John W. Ketchum	Armando Pimentel, Jr.	Manoochehr K. Nazar	Eric E. Silagy
Long-Term Incentive Awards:
1st 50% of Performance Share Awards(1)	$11,535,070	$993,290	$2,198,340	$2,149,470	$1,525,020
Restricted Stock Awards(2)	5,014,330	764,780	1,366,260	1,342,010	924,380
Stock Option Awards(3)	2,136,710	146,190	743,230	748,390	472,080
Total:	$18,686,110	$1,904,260	$4,307,830	$4,239,870	$2,921,480

(1)

Upon a change in control, 50% of all outstanding performance share awards vest and are payable at the greater of target or the average of the actual performance factors used to determine payout of performance share awards which vested over the three years prior to the year in which the change in control occurred. Amounts shown are based on a closing NextEra Energy common stock price on December 30, 2016 of $119.46 and performance factors are calculated based on actual performance for the three completed three-year performance periods preceding the year in which the change in control is assumed to have occurred. Amounts shown include the value of the acceleration of 50% of the performance shares awarded for the three-year performance periods ending December 31, 2017 and December 31, 2018. At the assumed change in control date, no performance shares had been awarded for the performance period ending December 31, 2019.

(2)

Upon a change in control, all outstanding performance-based restricted stock awards vest. Amounts shown are based on a closing NextEra Energy common stock price on December 30, 2016 of $119.46. The award agreement pursuant to which Mr. Robo was awarded a deferred retirement award contains change in control provisions which supersede the provisions of the Retention Agreement for that award only. Upon a change in control, absent termination of employment, the deferred retirement award does not vest.

(3)

Upon a change in control, all outstanding stock option awards vest. Amounts shown reflect the in-the-money values of accelerated stock options based on the difference between the option exercise price and the closing NextEra Energy common stock price on December 30, 2016 of $119.46.

Table 7b: Potential Compensation to Named Executives at One-Year Anniversary of Change in Control(1)

	James L. Robo	John W. Ketchum	Armando Pimentel, Jr.	Manoochehr K. Nazar	Eric E. Silagy
2nd 50% of Performance Share Awards(2)	$11,535,070	$992,890	$2,198,120	$2,149,470	$1,525,020

(1)	All amounts in the table assume the same $119.46 stock price on the one-year anniversary of the assumed change in control.

(2)

Each NEO is entitled to receive the remaining 50% of his outstanding performance share awards on the first anniversary of the change in control if he has remained employed by the Company or an affiliate through such date, or upon an earlier termination of employment by the Company (except for death, disability or cause (which generally means repeated willful violations of the NEO’s duties under his Retention Agreement or a felony conviction involving an act at the Company’s expense)) or by the named executive for “good reason” (which generally includes the assignment of duties and responsibilities that are materially inconsistent with those in effect during the 90-day period immediately preceding the change in control, material decreases in compensation or benefits after the change in control, or change in job location of more than 20 miles). Amounts shown are based on performance factors calculated based on actual performance for the three completed three-year performance periods preceding the year in which the change in control occurred. Amounts shown include the value of the acceleration of 50% of the performance shares awarded for the three-year performance periods ending December 31, 2017 and December 31, 2018. At the assumed change in control date, no performance shares had been awarded for the performance period ending December 31, 2019. Amounts shown in the table are due to the NEO under such circumstances in addition to the amounts shown in Table 7a: Potential Compensation to Named Executives Upon Change in Control.

The amounts shown in Tables 7a and 7b represent the accelerated payment of compensation that the NEOs would otherwise have received over time absent a change in control, assuming continued employment. The employment protection amounts represent additional payments and are intended both to compensate the NEO for the lost opportunity of continued employment and to encourage the new leadership of the post-change-in-control entity to evaluate carefully the desirability of terminating the NEO’s employment as opposed to seeking an appropriate role for the NEO in the new entity.

Materially, the Retention Agreements are designed to provide the NEOs with economic value in the event of termination equivalent to three years’ (two years’ in the case of Mr. Nazar) worth of foregone base salary, annual incentive compensation and incremental retirement contributions. In addition, if termination by the Company for reasons other than death, disability or cause, or by the NEO for good reason, were to occur prior to the first anniversary of the change in control, the acceleration of the then-outstanding performance shares, as shown in Table 7b, would also occur. Because of this intent, the NEOs’ Retention Agreements in effect as of December 31, 2016, except for Messrs. Ketchum’s, Nazar’s and Silagy’s agreements, provide for the additional payment by the Company of any excise tax imposed by section 4999 of the Code. However, if the total value of all payments due (calculated as required under section 280G of the Code) does not exceed 110% of the “safe harbor amount” under section 280G, or 2.99 times the NEO’s five-year average W-2 earnings, then no gross-up payment will be made to the NEO and the amounts payable under the Retention Agreement will be reduced to the “safe harbor amount.” In accordance with the Company’s Excise Tax Gross-Up Policy, which generally precludes the inclusion of excise tax gross-up provisions in Retention Agreements entered into, or materially modified, after December 2009, Messrs. Ketchum’s, Nazar’s and Silagy’s Retention Agreements do not include excise tax gross-up provisions. The NEO remains responsible for normal federal, state and local tax liability on the underlying economic value transferred.

If a change in control had occurred on December 31, 2016 and if any or all of Messrs. Robo’s, Ketchum’s, Pimentel’s, Nazar’s or Silagy’s employment had been terminated on that date, the Company estimates that the amounts shown in Table 8 would have become payable, in addition to the payments set forth above in Table 7a: Potential Compensation to Named Executives Upon Change in Control and in Table 7b: Potential Compensation to Named Executives at One-Year Anniversary of Change in Control.

Table 8: Potential Post-Employment Compensation to Named Executives Upon Termination Without Cause or for Good Reason Following Change in Control(1)

	James L. Robo	John W. Ketchum	Armando Pimentel, Jr.	Manoochehr K. Nazar	Eric E. Silagy
Cash Severance(2)	$12,597,000	$3,398,250	$5,808,030	$4,021,320	$5,540,860
Deferred Retirement Awards(3)	3,711,140	0	0	0	0
Incremental Increase in Nonqualified SERP(4)	2,993,310	742,080	1,407,660	937,060	1,201,810
Continued Participation in Active Employee Welfare Benefits(5)	272,130	87,525	149,282	106,206	125,898
Continued Participation in Certain Perquisites Programs(6)	156,350	166,560	164,130	111,210	156,570
Certain Limited Outplacement and Relocation Allowances(7)	53,500	53,500	53,500	53,500	53,500
Code Section 280G Gross-up(8)	15,462,866	0	0	0	0
Total:	$35,246,296	$4,447,915	$7,582,602	$5,229,296	$7,078,638

(1)

Amounts shown in the table are due to the NEO under such circumstances in addition to the amounts shown in Table 7a: Potential Compensation to Named Executives Upon Change in Control and Table 7b: Potential Compensation to Named Executives at One-Year Anniversary of Change in Control. Cause and good reason are defined in footnote 2 to Table 7b.

(2)

The amount shown represents the value of a cash lump sum payment due within 45 days of termination (subject to the requirements of section 409A of the Code) equal to three times (two in the case of Mr. Nazar) the sum of the NEO’s annual base salary plus his annual incentive. The annual incentive is equal to the higher of target annual incentive in the year of termination or the average percentage of the NEO’s annual incentive divided by his base salary for each of the three years prior to the year in which the change in control occurred. Since all annual incentive compensation for 2016 was earned on December 31, 2016, no prorated amounts of 2016 annual incentive compensation are included.

(3)

Under Mr. Robo’s deferred retirement award, if Mr. Robo was discharged without cause or resigned for good reason upon or after a change in control, then a portion of his outstanding unvested deferred retirement award (including reinvested dividends) would vest according to schedule contained in the award agreement. If such termination had occurred on December 31, 2016 under these circumstances, the vesting percentage would have been 70% for the deferred retirement award granted to Mr. Robo in 2012. Amounts shown are based on the closing NextEra Energy common stock price on December 30, 2016 of $119.46.

(4)

The amount shown represents the value of a cash lump sum payment due within 45 days of termination (subject to the requirements of Code section 409A) equal to the incremental increase in value of the NEO’s nonqualified SERP benefits under the defined benefit and defined contribution formulas if the NEO had continued employment for three years (or, for Mr. Nazar, two years) from the date of termination, and assuming the NEO received the annual compensation increases required under the Retention Agreement for the three-year or two-year employment period.

(5)

The Retention Agreements provide for continued coverage under all employee benefit plans for three years (two in the case of Mr. Nazar). Welfare plans include the broad-based employee medical plan, the broad-based employee dental plan, short-term and long-term disability insurance, and the broad-based employee life insurance plan. Amounts shown represent three-year employer costs (two-year employer costs in the case of Mr. Nazar), based on December 31, 2016 rates (plus, for employee medical coverage, projected annual cost increase of 2%). For long-term disability, the estimated total actuarial liability is equal to the approximate cost of insuring the liability for the severance period. These amounts assume no offsets for benefits provided by a subsequent employer. The amount set forth on this line is also payable to the NEO or his beneficiaries if the NEO dies or becomes disabled during the employment period following a change in control.

(6)

The Retention Agreements provide for continued participation in certain other benefits and perquisites for three years (two in the case of Mr. Nazar). Amounts shown include: social club memberships; participation in the executive vehicle program; personal financial planning, accounting and legal services; personal communication and computer equipment; home security, including monitoring and maintenance; and personal excess liability insurance. The Retention Agreements do not provide for use of Company-owned aircraft. The amount shown for each NEO represents the Company’s approximate three-year costs (two-year costs in the case of Mr. Nazar) for providing such perquisites to the NEO, based on 2016 and prior years’ actual costs.

(7)

Includes an aggregate cost per NEO of $28,500 for outplacement services, fees for legal or accounting advice related to tax treatment of certain payments under the Retention Agreements, and reimbursement for miscellaneous relocation expenses incurred by the NEO in pursuing other business opportunities which are not reimbursed by another employer. Such reimbursements are required under the Retention Agreements.

(8)

The amount shown for Mr. Robo is the aggregate estimated gross-up payment due under his Retention Agreement for the excise tax imposed on amounts shown in Table 7a: Potential Compensation to Named Executives Upon Change in Control and in Table 7b: Potential Compensation to Named Executives at One-Year Anniversary of Change in Control, as well as for the excise taxes imposed on amounts shown in this table in the rows above. Messrs. Ketchum’s, Nazar’s and Silagy’s Retention Agreements do not provide for excise tax gross-ups. With the exception of a portion of accelerated stock option awards, the aggregate change in control-related compensation and benefit amount in excess of the NEO’s “base amount” is considered an “excess parachute payment” and is subject to an excise tax under section 4999 of the Code. In circumstances where the NEO is entitled to receive from the Company a lump sum cash gross-up payment, the payment would be in an amount such that the net gross-up payment (after federal, state, and local income and excise taxes, and any penalties and interest are paid) is equal to the Code section 4999 excise tax. The 2016 annual incentive award and the performance share award for the performance period ended December 31, 2016 (payout values for which are included in Table 1a: 2016 Summary Compensation Table and in Table 4: 2016 Option Exercises and Stock Vested, respectively) were fully earned as of the assumed change in control date and are therefore not part of the “excess parachute payment” amount or the estimated gross-up amount.

Each Retention Agreement provides that a change in control occurs upon any of the following events:

(1)

the acquisition by any individual, entity, or group of 20% or more of either NextEra Energy’s common stock or the combined voting power of NextEra Energy, other than directly from NextEra Energy or pursuant to a merger or other business combination which does not itself constitute a change in control; or

(2)	the incumbent directors of NextEra Energy ceasing, for any reason, to constitute a majority of the Board, unless each director who was not an incumbent director was elected, or nominated for election, by a majority of the incumbent directors and directors subsequently so elected or appointed (excluding those elected as a result of an actual or threatened election contest or other solicitation of proxies); or

(3)

there is consummated a merger, sale of assets, reorganization or other business combination of NextEra Energy or any subsidiary with respect to which (a) the voting securities of NextEra Energy outstanding immediately prior to the transaction do not, immediately following the transaction, represent more than 55% (60% for Mr. Robo) of the common stock and the voting power of all voting securities of the resulting ultimate parent entity or (b) members of the Board constitute less than a majority of the members of the board of directors of the resulting ultimate parent entity; or

(4)	the shareholders approve the liquidation or dissolution of NextEra Energy.

In addition, the Retention Agreements extend the NEOs’ protection to certain potential change in control situations, which are:

(1)	the announcement of an intention to take or consider taking actions which, if consummated or approved by shareholders, would constitute a change in control; or

(2)

the acquisition by any individual, entity or group of 15% or more of either NextEra Energy’s common stock or the combined voting power of NextEra Energy, other than directly from NextEra Energy or pursuant to a merger or other business combination which does not itself constitute a change in control.

No accelerated or incremental payments are triggered by a potential change in control, but the NEO is protected for a three-year (two-year in the case of Mr. Nazar) employment period. In addition, if an agreement is entered into providing for the merger, sale of assets, reorganization or other business combination of NextEra Energy as set forth above, and such merger, sale of assets, reorganization or other business combination is approved by the shareholders of NextEra Energy but thereafter does not become effective, Mr. Robo will be entitled to a cash retention payment in an amount equal to one-half of the sum of his then-current annual base salary plus his annual incentive compensation under the Annual Incentive Plan, payable within 30 days after termination of the transaction.

Potential Payments Under the Severance Plan

The Severance Plan provides for the payment of severance benefits to the NEOs and to certain other senior executives if their employment is involuntarily terminated other than for Cause, defined as discussed below (and other than in a termination governed by the terms of the Retention Agreements). See Compensation Discussion & Analysis for a discussion of the purpose of the Severance Plan.

The Severance Plan provides severance benefits following involuntary termination other than for Cause in exchange for entry into a release of claims against the Company and an agreement (the “Non-Competition Agreement”) to adhere to certain non-competition and related covenants protective of the Company. Following a covered involuntary termination and the execution of the release and the Non-Competition Agreement, the NEO would receive a cash payment equal to two times his annual base salary plus two times his target annual incentive compensation for the year of termination, payable in two equal annual installments. In addition, the NEO’s outstanding equity and equity-based awards would vest pro rata, and become payable at the end of any applicable performance periods, subject to the attainment by the Company of the specified performance objectives. The NEO also would receive certain ancillary benefits, including outplacement assistance or payment in an amount equal to the value of the outplacement assistance. Amounts payable under the Severance Plan are subject to a cap equal to six times the average of the NEO’s last three years’ base salary plus annual incentive.

If the employment of Messrs. Robo, Ketchum, Pimentel, Nazar or Silagy, or any of them, had been involuntarily terminated on December 31, 2016 in circumstances triggering the Company’s obligations under the Severance Plan, the Company estimates that the amounts shown in Table 9 below would have become payable.

Table 9: Potential Post-Employment Compensation Upon Termination Qualifying for Payments Under the Severance Plan

	James L. Robo	John W. Ketchum	Armando Pimentel, Jr.	Manoochehr K. Nazar	Eric E. Silagy
Cash Severance(1)	$6,370,000	$1,955,000	$2,849,540	$2,972,280	$2,706,740
Long-Term Incentive Awards:
Performance Share Awards(2)	6,324,212	583,801	1,187,193	1,192,091	787,122
Restricted Stock Awards(3)	3,417,631	517,740	930,235	931,191	612,471
Stock Option Awards(4)	1,568,197	78,406	547,308	560,737	336,258
Deferred Retirement Awards(5)	3,635,765	0	0	0	0
Certain Limited Outplacement and Other Perquisites(6)	35,000	35,000	35,000	35,000	35,000
Cutback Under Plan Benefit Cap(7)	0	0	0	0	0
Total:	$21,350,805	$3,169,947	$5,549,276	$5,691,299	$4,477,591

(1)	The amount shown represents the value of a cash lump sum payment equal to two times the sum of the NEO’s annual base salary plus his target annual incentive in effect on December 31, 2016.

(2)

Upon a qualifying involuntary termination, a pro rata portion of outstanding performance share awards would continue to vest, and would be paid based on the Company’s actual level of achievement of the performance objectives at the conclusion of the performance period. Amounts shown include the value of the performance shares awarded for the three-year performance periods ending December 31, 2017 and December 31, 2018, respectively, based on the closing NextEra Energy common stock price on December 30, 2016 of $119.46. As the actual level of achievement of the performance objectives at the conclusion of the performance periods ending December 31, 2017 and December 31, 2018, respectively, would not have been known upon a hypothetical qualifying involuntary termination on December 31, 2016, amounts shown assume target, or 100%, performance. Actual payouts would be between 0% and 200% of target.

(3)

Upon a qualifying involuntary termination, a pro rata portion of outstanding performance-based restricted stock awards would continue to vest, subject to the attainment of the applicable performance objective. Amounts shown assume the attainment of the performance objective and are based on the closing NextEra Energy common stock price on December 30, 2016 of $119.46.

(4)

Upon a qualifying involuntary termination, outstanding stock option awards would vest on a pro rata basis. Amounts shown reflect the in-the-money values of the stock options that would vest, based on the difference between the option exercise price and the closing NextEra Energy common stock price on December 30, 2016 of $119.46.

(5)

Upon a qualifying involuntary termination, the outstanding unvested deferred retirement award granted to Mr. Robo would vest on a pro rata basis. Amounts shown are based on the closing NextEra Energy common stock price on December 30, 2016 of $119.46.

(6)	Includes a maximum cost per NEO of $25,000 for providing outplacement services, plus the cost of financial planning, legal or accounting services.

(7)

The total value of severance paid to each NEO is subject to a cap equal to six times the average of such NEO’s last three years’ base salary plus annual incentive. Based on a qualifying involuntary termination on December 31, 2016, the estimated total severance that would have been payable to each of the NEOs would not have exceeded to the plan benefit cap and would not have been subject to a cutback.

Under the Severance Plan, an involuntary termination is defined as any of the following:

(1)	the participant’s termination by the Company or an affiliate without Cause (as described further below) and other than as a result of death or disability; or

(2)	the participant’s resignation after the occurrence of one or more of the following without the participant’s consent:

(i)

the Company’s material breach of a material provision of the Severance Plan or the Company’s or an affiliate’s material breach of a material provision of any other agreement between the participant and the Company or such affiliate;

(ii)	a relocation of participant’s principal place of employment by more than 90 miles; or

(iii)

a material, adverse change in the participant’s title, authority, duties or responsibilities with the Company or an affiliate, or any reduction in the participant’s annual base salary or annual target cash incentive opportunity.

Cause is generally defined under the Severance Plan as any of the following:

(1)

repeated violations by the participant of the participant’s obligations to the Company or an affiliate that are willful and deliberate, which are committed in bad faith or without reasonable belief that the violations are in the Company’s or an affiliate’s best interests and that are not remedied within a reasonable period of time after the participant’s receipt of written notice; or

(2)	the participant’s conviction of a felony.

The NEOs are required to comply with certain protective covenants, including two-year non-compete and non-solicitation provisions, in order to receive payments under the Severance Plan. Any severance payments would be subject to repayment and/or forfeiture if any of the protective covenants are violated.

Other Potential Post-Employment Payments to NEOs

Potential Payments Under Equity Award Agreements

The award agreements for each long term equity incentive award (except Mr. Robo’s deferred retirement award, the terms of which are described below) outstanding during 2016 contain provisions which govern treatment of the award in the event of the NEO’s termination of employment due to death, disability, retirement at or after age 65 (“normal retirement”), or retirement after age 50 meeting terms and conditions set by, and acceptable to, the Compensation Committee (an “approved early retirement”). Under the terms of the equity award agreements (other than the deferred retirement awards), each outstanding unvested equity award vests on a pro rata basis for service through the date of death or disability or normal retirement (for performance share, stock option and performance-based restricted stock awards based on days of service completed during the vesting period). The pro rata portion of each stock option and performance-based restricted stock award is vested upon death or disability. In the case of normal retirement, stock option awards vest upon retirement and performance-based restricted stock generally vests upon its normal vesting date following satisfaction of applicable performance criteria. The pro rata portion of each performance share award is paid after the end of the performance period, subject to satisfaction of applicable performance criteria. See Table 3: 2016 Outstanding Equity Awards at Fiscal Year End for information for each NEO as of December 31, 2016 about outstanding unvested equity awards which would vest as determined in the manner set forth above upon death, disability or normal retirement.

If a NEO was eligible for, and retired in accordance with, an approved early retirement, all outstanding and unvested equity awards (except the deferred retirement awards, as described below) would vest in full, and would be paid out either on the vesting schedule set forth in each award agreement or upon retirement, generally subject to satisfaction of applicable performance criteria.

The value of the prorated outstanding long-term incentive awards at December 31, 2016 for each of the NEOs would have been approximately: Mr. Robo, $14,385,050; Mr. Ketchum, $1,435,740; Mr. Pimentel, $3,254,880; Mr. Nazar, $3,265,060; and Mr. Silagy, $2,127,330. As of December 31, 2016, each of Messrs. Robo, Pimentel, Nazar and Silagy were of an age which would have made them eligible for consideration by the Compensation Committee for an approved early retirement (Mr. Ketchum would not have been eligible for consideration for an approved early retirement). If the Compensation Committee had approved an early retirement for any of Messrs. Robo, Pimentel, Nazar or Silagy on that date (which the Committee did not do), the value on December 31, 2016 of the outstanding long-term incentive awards that would have continued to vest on their original terms (performance shares and performance-based restricted stock) or vested (options) would have been approximately: Mr. Robo, $19,829,560; Mr. Pimentel, $4,539,310; Mr. Nazar, $4,466,390; and Mr. Silagy, $3,054,610.

The award agreement governing Mr. Robo’s deferred retirement award provides for partial accelerated vesting of the stock and accrued dividends upon death or disability, according to a schedule contained in the award agreement, but the award agreement does not provide for accelerated vesting upon retirement. If

Mr. Robo had terminated employment on December 31, 2016 due to death or disability, 50% of his deferred retirement award granted in 2012 would have vested. The value of the shares vesting solely due to death or disability would have been approximately $2,575,199. This amount is based on the closing price of the Company’s common stock on December 30, 2016 of $119.46. All equity award agreements (including the agreements governing deferred retirement awards) include non-solicitation and non-competition provisions (effective during employment and for a two-year period after termination), as well as non-disparagement provisions. The terms of these protective covenants survive the termination of the award agreement and termination of employment.

DIRECTOR COMPENSATION

Table 10: 2016 Director Compensation

Name (a)	Fees Earned or Paid in Cash(2) ($) (b)	Stock Awards(3) ($) (c)	Option Awards ($) (d)	Non-Equity Incentive Plan Compensation ($) (e)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($) (f)	All Other Compensation(4)(5) ($) (g)	Total ($) (h)
Sherry S. Barrat	$144,953	$140,704	$0	$0	$0	$0	$285,657
Robert M. Beall, II(1)	60,500	140,704	0	0	278	0	201,482
James L. Camaren	116,000	140,704	0	0	0	0	256,704
Kenneth B. Dunn	114,000	140,704	0	0	0	20,000	274,704
Naren K. Gursahaney	122,000	140,704	0	0	0	0	262,704
Kirk S. Hachigian	123,272	140,704	0	0	0	0	263,976
Toni Jennings	122,000	140,704	0	0	0	0	262,704
Amy B. Lane	114,000	140,704	0	0	0	0	254,704
Rudy E. Schupp	119,500	140,704	0	0	0	0	260,204
John L. Skolds	135,000	140,704	0	0	0	0	275,704
William H. Swanson	144,000	140,704	0	0	0	10,000	294,704
Hansel E. Tookes, II	129,000	140,704	0	0	0	0	269,704

(1)	Mr. Beall served as a director until May 2016 and, having reached the mandatory retirement age for Directors, did not stand for re-election at the 2016 annual meeting.

(2)	In 2016, Mr. Gursahaney elected to defer 100% of his annual cash retainer and meeting fees and Ms. Jennings elected to defer $10,000 each quarter of her annual retainer.

(3)

Non-employee directors of NextEra Energy received shares of NextEra Energy common stock in an amount determined by dividing $140,000 by the closing price of the common stock on the date of grant, rounded up to the nearest ten shares. On February 12, 2016, each non-employee director then in office received a grant of 1,260 shares of stock valued at $111.67 per share, which Messrs. Gursahaney and Tookes and Ms. Lane elected to defer. Dividends are paid on the shares in cash. Dividends on deferred shares are credited to the participant’s account under the Deferred Compensation Plan. The amounts in this column represent the aggregate grant date fair value of equity-based compensation awards granted during 2016 to each non-employee director valued in accordance with applicable SEC and accounting rules. For the February 2016 equity compensation award, the grant date fair value was $140,704 per director.

As of December 31, 2016, the following directors had unvested restricted stock awards outstanding: Mr. Gursahaney, 590; Mr. Hachigian, 400; Ms. Lane, 1,310; and Mr. Skolds, 400. (See Common Stock Ownership of Certain Beneficial Owners and Management for complete March 17, 2017 balances.)

(4)	In accordance with applicable SEC rules, perquisites and personal benefits with an aggregate value of less than $10,000 are omitted.

(5)

Includes matching contributions to educational institutions on behalf of each of Messrs. Dunn ($20,000) and Swanson ($10,000) made under the NextEra Energy Foundation’s matching gift program, which is available to all employees and directors. The matching contribution on behalf of Mr. Dunn matched eligible contributions made by Mr. Dunn in 2015 and 2016.

Additional Information About Director Compensation

NextEra Energy directors who are salaried employees of NextEra Energy or any of its subsidiaries do not receive any additional compensation for serving as a director or committee member. Mr. Robo is the only such director currently serving on the Board. Effective January 1, 2017, non-employee directors of NextEra Energy received an annual cash retainer of $90,000 plus a number of shares of NextEra Energy common stock determined by dividing $145,000 by the closing price of NextEra Energy common stock on the grant date, rounded up to the nearest ten shares. The grant date for the annual retainers paid for 2017 was February 17, 2017, at which time the non-employee directors of NextEra Energy were each granted 1,150 shares of NextEra Energy common stock. These shares are generally not transferable until the director meets the Company’s stock ownership guidelines. When joining the Board, newly-elected non-employee directors are awarded a grant of NextEra Energy common stock that is approximately equal to the annual common stock retainer awarded to existing non-employee directors, prorated based on the new Director’s date of election to the Board. These shares are not transferable until the director meets the Company’s stock ownership guidelines and, under the current non-employee directors stock plan, are subject to forfeiture if the director ceases to be a director within five years of his or her initial election to the Board for any reason other than death, disability or attainment of the Board’s mandatory retirement age. Non-employee Board committee chairpersons receive an additional annual retainer of $20,000 for chairing the Audit Committee and $15,000 for chairing the other committees. The Lead Director receives an annual retainer of $25,000, except that a Lead Director who also serves as a Chair of any Board committee is only entitled to receive a single annual retainer in an amount equal to the Lead Director annual retainer. A fee of $2,000 is paid to non-employee directors for each Board and committee meeting attended, whether in person or by telephone. Directors may defer all or a portion of their cash compensation and all or a portion of their equity compensation in the Deferred Compensation Plan and may participate in the Company’s matching gift program, which matches gifts to educational institutions up to a maximum of $10,000 per donor per year. Board members may travel on Company aircraft while on Company business and in limited circumstances for non-business reasons if the Company would incur little, if any, incremental cost, space is available and the aircraft is in use for another authorized purpose. Board members may be accompanied by their immediate family members if space is available. Travel expenses to attend Board or committee meetings or while on Board business are reimbursed.

Director Stock Ownership Policy

Pursuant to the Corporate Governance Principles & Guidelines, to more closely align the interests of directors and shareholders, directors are required to own NextEra Energy common stock in an amount equal to seven times the annual cash retainer within five years after their initial election to the Board. All directors currently meet this stock ownership guideline. See Common Stock Ownership of Certain Beneficial Owners and Management for information about director ownership of NextEra Energy common stock as of March 17, 2017.

SHAREHOLDER PROPOSALS FOR 2018 ANNUAL MEETING

Proposals on matters appropriate for shareholder consideration consistent with Rule 14a-8 under the Exchange Act submitted by shareholders for inclusion in the proxy statement and form of proxy for the 2018 annual meeting of shareholders must be received by the Corporate Secretary at the Company’s principal executive offices not later than November 27, 2017. The submission of such proposals by shareholders is subject to regulation by the SEC pursuant to Rule 14a-8.

Under the Bylaws, a shareholder proposal submitted for consideration at the 2018 annual meeting of shareholders, but not for inclusion in NextEra Energy’s proxy statement and form of proxy, must be received by the Corporate Secretary no earlier than January 18, 2018 and no later than February 17, 2018. Proposals received before January 18, 2018 or after February 17, 2018 will be considered untimely and not properly presented. Notice of such proposals must contain the information specified in the Bylaws, including a brief description of the business desired to be brought before the meeting, the text of a proposal (if any), the reasons for conducting such business at the meeting, any material interest in such business of the shareholder and any beneficial owner of NextEra Energy’s securities on whose behalf the proposal is made, and a description of all agreements, arrangements or understandings between such shareholder and beneficial owner (if any) and any other persons (including the names of such persons) in connection with the proposal or such business. These advance notice, informational and other provisions are in addition to, and separate from, the requirements that a shareholder must meet in order to have a proposal included in NextEra Energy’s proxy statement and form of proxy under SEC regulations. SEC rules will permit management to vote proxies in their discretion, notwithstanding a shareholder’s compliance with the Bylaws, if NextEra Energy receives notice of the shareholder’s proposal before the close of business on February 17, 2018, NextEra Energy advises shareholders in the proxy statement for the 2018 annual meeting of shareholders about the nature of the matter proposed and how management intends to vote on such matter, and the proposing shareholder does not comply with certain provisions of the SEC’s proxy rules.

Shareholder proposals should be sent to the attention of the Corporate Secretary by mail (U.S. certified mail in the case of proposals required to comply with the advance notice provisions of the Bylaws), by personal delivery to NextEra Energy, Inc., P.O. Box 14000, 700 Universe Boulevard, Juno Beach, Florida 33408-0420, or by facsimile to 561-691-7702.

NO INCORPORATION BY REFERENCE

In the Company’s filings with the SEC, information is sometimes “incorporated by reference.” This means that the Company is referring you to information that has previously been filed with the SEC and the information should be considered as part of the particular filing. As provided under SEC rules, the “Audit Committee Report” and the “Compensation Committee Report” contained in this proxy statement will not be deemed to be “soliciting material” or “filed” with the SEC, except to the extent that the Company specifically requests that the information be treated as soliciting material or the Company specifically incorporates such information by reference into a document filed with the SEC. In addition, this proxy statement includes several website addresses. These website addresses are intended to provide inactive, textual references only. The information on, or accessible through, these websites is not part of this proxy statement.

SHAREHOLDER ACCOUNT MAINTENANCE

NextEra Energy’s transfer agent is Computershare. All communications concerning accounts of NextEra Energy shareholders of record, including address changes, name changes, inquiries as to requirements to transfer shares of common stock and similar issues, can be handled by calling Computershare at 888-218-4392 or by calling NextEra Energy Shareholder Services at 800-222-4511. For other information about NextEra Energy, shareholders can visit NextEra Energy’s website at www.nexteraenergy.com.

Regardless of the number of shares you own, it is important that your shares be represented at the annual meeting. Accordingly, the Company requests that you review the proxy materials and submit your proxy or voting instructions on the Internet or by telephone at your earliest convenience by following the instructions on your Notice of Internet Availability of Proxy Materials. Alternatively, if you received your annual meeting proxy materials by mail, you may submit your proxy or voting instructions on the Internet or by telephone, or you may mark, date, sign and return the accompanying proxy/confidential voting instruction card.

By order of the Board of Directors.

W. Scott Seeley

Vice President, Compliance & Corporate Secretary

March 27, 2017

APPENDIX A

NEXTERA ENERGY, INC.

2017 NON-EMPLOYEE DIRECTORS STOCK PLAN

As Amended and Restated as of May 18, 2017

Article I

Purpose

The NextEra Energy, Inc. 2017 Non-Employee Directors Stock Plan, effective as of the Amendment Date, is an amendment and restatement of the FPL Group, Inc. 2007 Non-Employee Directors Stock Plan. The purpose of the Plan is to further strengthen the alignment of interests between members of the Board of Directors of NextEra Energy, Inc. who are not employees of the Corporation and the Corporation’s shareholders through the increased ownership by non-employee directors of shares of the Corporation’s common stock.

Article II

Definitions

The following definitions shall apply for the purposes of the Plan, unless a different meaning is plainly indicated by the context:

Section 2.1 “Amendment Date” means May 18, 2017, subject to approval of the Plan by the Corporation’s shareholders on such date, the Plan having been approved by the Board on February 17, 2017.

Section 2.2 “Beneficiary” means the person designated by an Eligible Director to receive any Shares or other consideration with respect to Shares to be issued to such Eligible Director that become distributable following the Eligible Director’s death.

Section 2.3 “Board” means the Board of Directors of the Corporation.

Section 2.4 “Code” means the Internal Revenue Code of 1986, as amended.

Section 2.5 “Committee” means the Committee described in Section 4.1.

Section 2.6 “Corporation” means NextEra Energy, Inc., a corporation organized and existing under the laws of the State of Florida, and any successor thereto.

Section 2.7 “Disability” means a condition of incapacity, mental or physical, for the performance of services which the Committee determines, on the basis of competent medical evidence, is likely to be permanent, to continue for an indefinite period of at least one hundred eighty (180) days, or to result in death.

Section 2.8 “Dividend Equivalent” means a right, granted to a Recipient under Section 5.4, to receive cash, Shares, or other property equal in value to dividends paid with respect to a specified number of Shares.

Section 2.9 “Effective Date” means May 25, 2007.

Section 2.10 “Eligible Director” on any date means a member of the Board who is not a common-law employee of the Corporation.

Section 2.11 “Exchange Act” means the Securities Exchange Act of 1934, as amended.

Section 2.12 “Fair Market Value” means, with respect to a Share on a specified date: (a) the final reported sales price on the date in question (or if there is no reported sale on such date, on the last preceding date on which any reported sale occurred) as reported in the principal consolidated reporting system with respect to securities listed or admitted to trading on the principal United States securities exchange on which the Shares are listed or admitted to trading, as of the close of the market in New York City and without regard to after-hours trading activity; or (b) if the Shares are not listed or admitted to trading on any such exchange, the closing bid quotation with respect to a Share on such date, as of the close of the market in New York City and without regard to after-hours trading activity, on the National Association of Securities Dealers Automated Quotations System, or, if no such quotation is provided, on another similar system, selected by the Committee, then in use; or (c) if Sections 2.12(a) and (b) are not applicable, the Fair Market Value of a Share as the Committee may determine in good faith.

Section 2.13 “Grant Instrument” means any written agreement, in such written, electronic, or other form as determined by the Committee, between an Eligible Director and the Corporation evidencing his or her rights under the Plan. In the absence of such a written agreement, written resolutions of the Committee or the members of the Board who are independent directors adopted in accordance with the Plan evidencing the Eligible Director’s rights under the Plan shall be deemed a Grant Instrument.

Section 2.14 “Non-Employee Director” means a member of the Board who qualifies as a non-employee director for purposes of Rule 16b-3 promulgated under the Exchange Act or the corresponding provisions of any successor rule or regulation.

Section 2.15 “Plan” means the NextEra Energy, Inc. 2017 Non-Employee Directors Stock Plan, as amended from time to time.

Section 2.16 “Recipient” means the person to whom Shares or Dividend Equivalents are issued under the Plan.

Section 2.17 “Retirement” means termination of Service as a member of the Board pursuant to the Corporation’s mandatory retirement policy for non-employee directors as in effect from time to time.

Section 2.18 “Service” means, unless the Committee provides otherwise in a Grant Instrument, service in any capacity as a common-law employee, consultant or non-employee director to the Corporation or a parent or subsidiary of the Corporation.

Section 2.19 “Share” means a share of common stock, par value $.01 per share, of NextEra Energy, Inc. In the event Shares are converted into or exchanged for other securities, or an adjustment is made under Section 6.4 which converts Shares available under the Plan into other securities, references to Shares shall include, as appropriate, references to such other securities.

Article III

Available Shares

Section 3.1 Shares Available under the Plan. Subject to Article VI, the maximum aggregate number of Shares which may be issued under Sections 5.1, 5.3, and 5.4 of the Plan on and after the Amendment Date shall be 500,000 Shares, including Shares previously granted under the Plan that remain subject to a forfeiture condition on the Amendment Date. Shares issued under the Plan may be either authorized and unissued shares, treasury shares or shares purchased in the open market.

Section 3.2 Computation of Shares Available. For purposes of Section 3.1, the number of Shares available under the Plan shall be (a) reduced by one (1) Share for each Share issued under Sections 5.1, 5.3, and 5.4, and (b) increased by one (1) Share for each Share forfeited pursuant to the terms of the Plan.

Article IV

Administration

Section 4.1 Committee. The Plan shall be administered by a committee of two or more individuals appointed by the Board who are Non-Employee Directors. Unless otherwise determined by the Board, the

Compensation Committee shall act as the Committee hereunder. The members of the Committee shall serve at the discretion of the Board. Those members of the Board who are “independent directors” under the corporate governance standards of the principal national securities exchange on which the Corporation lists its securities may, in their discretion, take any action and exercise any power, privilege or discretion conferred on the Committee under the Plan with the same force and effect under the Plan as if done or exercised by the Committee. No member of the Committee or the independent directors shall participate in any action taken by such body under the Plan if he or she is personally affected thereby, unless all members of the Committee or independent directors, as applicable, are similarly affected.

Section 4.2 Committee Action. The Committee shall hold such meetings, and may make such administrative rules and regulations for the conduct of its meetings, as it may deem proper. A majority of the members of the Committee shall constitute a quorum, and the action of a majority of the members of the Committee present at a meeting at which a quorum is present, as well as actions taken pursuant to the written consent of a majority of all of the members of the Committee without holding a meeting, shall be deemed to be actions of the Committee. Any person dealing with the Committee shall be fully protected in relying upon any written notice, instruction, direction or other communication signed by the Secretary of the Committee and one member of the Committee, by two members of the Committee or by a representative of the Committee authorized to sign the same in its behalf.

Section 4.3 Committee Responsibilities. Subject to the terms and conditions of the Plan and such limitations as may be imposed by the Board, the Committee shall be responsible for the overall management and administration of the Plan and shall have plenary authority to carry out its responsibilities, including, without limitation, the authority: (a) to interpret the provisions of the Plan, and to determine all questions that may arise under the Plan; (b) to adopt rules and regulations and to prescribe forms for the operation and administration of the Plan; and (c) to take any other action not inconsistent with the provisions of the Plan that it may deem necessary or appropriate. All decisions, determinations and other actions of the Committee made or taken in accordance with the terms of the Plan shall, in the absence of manifest error, be final and conclusive and binding upon the Corporation and all other parties having an interest therein.

Article V

Full Value Shares

Section 5.1 Discretionary Grants. The Committee, in its discretion, may make a grant of Shares (or an interest in Shares, however denominated, to be settled in the future by delivery of Shares) to any one or more Eligible Directors as consideration for services rendered or promised to be rendered as a member of the Board or its committees at such times, for such number of Shares and on such other terms and conditions (including but not limited to restrictions on the voting and dividend rights associated with such Shares, service-related vesting, forfeiture provisions, holding period, and transfer restrictions) as the Committee may determine and may specify in a Grant Instrument. Unless the Committee determines otherwise and so specifies in a Grant Instrument, grants under this Section 5.1: (a) shall be in the form of issued and outstanding Shares registered in the name of the Eligible Director; (b) shall be fully vested and nonforfeitable when awarded; and (c) shall carry full voting and dividend rights in favor of the holder of record from the date of grant. Unless an Eligible Director requests otherwise, with the Committee’s consent, or the Committee determines otherwise, grants under this Section 5.1 shall be effected by direct registration of the Shares in a book-entry account on the Corporation’s stock transfer records established for the Eligible Director by the Corporation’s transfer agent. The Committee shall make such arrangements for control of Shares issued under this Section 5.1, or for the imposition of restrictions on certificates, book-entry accounts or other evidence of such Shares, as it deems necessary or appropriate to enforce the transfer restriction and other provisions of this Section 5.1 and any Grant Instrument.

Section 5.2 Voluntary Conversion of Cash Compensation. A Non-Employee Director may elect, at such time and in such manner as the Committee may prescribe, that all or any portion of his or her compensation for Service on the Board and its committees that, after the application of Section 5.1, is payable in cash be converted into and distributed to the Eligible Director in Shares of equivalent Fair Market Value. Notwithstanding the preceding, fractional Shares will not be payable under this Section 5.2 and any cash relating to a conversion that would result in a fractional Share shall instead be paid to the Eligible Director. The Committee shall determine the dates and frequency of such conversion and distribution. Shares distributed under this Section 5.2 shall be fully vested and nonforfeitable. Unless an Eligible Director requests otherwise, with the Committee’s consent, or the Committee determines otherwise, Share payments under this Section 5.2 shall be effected by direct registration of the Shares in a book-entry account on the Corporation’s stock transfer records established for the Eligible Director by the Corporation’s transfer agent.

Section 5.3 Awards to New Directors. The Committee, in its discretion, may make a one-time grant of Shares (or an interest in Shares, however denominated, to be settled in the future by delivery of Shares) to an Eligible Director after his or her first election or appointment to the Board for such number of Shares and on such other terms and conditions (including but not limited to restrictions on the voting and dividend rights associated with such Shares, service-related vesting, forfeiture provisions, holding period, and transfer restrictions) as the Committee may determine and may specify in a Grant Instrument. Unless the Committee determines otherwise and so specifies in a Grant Instrument, grants under this Section 5.3: (a) shall be in the form of issued and outstanding Shares registered in the name of the Eligible Director; (b) shall be fully vested and nonforfeitable when awarded; and (c) shall carry full voting and dividend rights in favor of the holder of record from the date of grant. Any such award shall be made within six (6) months after such Eligible Director is first elected or appointed to the Board. The Committee shall determine the number of Shares included in such award. Unless an Eligible Director requests otherwise, with the Committee’s consent, or the Committee determines otherwise, grants under this Section 5.3 shall be effected by direct registration of the Shares in a book-entry account on the Corporation’s stock transfer records established for the Eligible Director by the Corporation’s transfer agent. The Committee shall make such arrangements for control of Shares issued under this Section 5.3, or for the imposition of restrictions on certificates, book-entry accounts or other evidence of such Shares, as it deems necessary or appropriate to enforce the transfer restriction and other provisions of this Section 5.3 and any Grant Instrument.

Section 5.4 Dividend Equivalents. The Committee is authorized to grant Dividend Equivalents to Eligible Directors. The Committee may provide that Dividend Equivalents shall be paid or distributed when accrued or shall be deemed to have been reinvested in additional Shares or awards, or otherwise reinvested.

Section 5.5 Deferral. Compensation payable under the Plan shall be eligible for deferral for federal (and, to the extent applicable, state and local) income tax purposes if and to the extent provided under a separate written deferred compensation plan of the Corporation that complies with the requirements of Section 409A of the Code and the regulations promulgated thereunder. The provisions of such deferred compensation plan shall determine, among other things, the dates as of which Shares issuable under the Plan shall be issued and/or transferred to the Eligible Director, and the dates as of which dividend, voting and other rights associated with such Shares shall attach, but in no event shall such dates be earlier than the corresponding dates that would apply under the Plan in the absence of a deferral election.

Section 5.6 Holding Period for Shares. Shares acquired by an Eligible Director pursuant to a grant made to such Eligible Director under Section 5.1 or 5.3 may not be sold or transferred by the Eligible Director so long as he or she remains a member of the Board; provided, however, that an Eligible Director may sell or transfer Shares in excess of the Shares required to be held according to the Corporation’s written stock ownership guidelines for Eligible Directors as specified from time to time in the Corporate Governance Principles and Guidelines.

Article VI

Term, Amendment, Termination and Adjustments

Section 6.1 Term. The Plan originally became effective as of the Effective Date. The Plan, as amended and restated, shall become effective as of the Amendment Date.

Section 6.2 Termination. The Board may suspend or terminate the Plan in whole or in part at any time prior to the tenth anniversary of the Amendment Date by giving written notice of such suspension or termination to the Committee. Unless sooner terminated, the Plan shall terminate automatically on the day preceding the tenth anniversary of the Amendment Date. In the event of any suspension or termination of the Plan, all awards theretofore granted under the Plan that are outstanding on the date of such suspension or termination shall remain outstanding for the period and on the terms and conditions set forth in any Grant Instruments evidencing such awards.

Section 6.3 Amendment. The Board may amend the Plan in whole or in part at any time; provided, however, that, the effectiveness of any such amendment to the Plan shall be contingent on approval of such amendment by the Corporation’s shareholders to the extent provided by the Board or required to comply with applicable laws or the rules or regulations established by any national securities exchange on which the Corporation lists or seeks to list Shares or other securities.

Section 6.4 Adjustments in the Event of Business Reorganization. In the event any recapitalization, forward or reverse split, reorganization, merger, consolidation, spin-off, combination, repurchase, or exchange of Shares for other securities, stock dividend or other special and nonrecurring dividend or distribution (whether in the form of cash, securities or other property), liquidation, dissolution, or other similar corporate transaction or event, affects the Shares such that an adjustment is appropriate in order to prevent dilution or enlargement of the rights of Recipients under the Plan, then the Committee shall, in such manner as it may deem equitable, adjust any or all of (a) the number and kind of securities deemed to be available thereafter for issuances of Shares in the aggregate to all Eligible Directors and individually to any one Eligible Director and (b) the number and kind of securities that may be delivered or deliverable in respect of undistributed Shares. In addition, the Committee is authorized to make adjustments in the terms and conditions of, and the criteria included in, grants of Shares (including, without limitation, cancellation of awards in exchange for the in-the-money value, if any, of the vested portion thereof, or substitution of Shares using stock of a successor or other entity) in recognition of unusual or nonrecurring events (including, without limitation, events described in the preceding sentence) affecting the Corporation or any parent or subsidiary or the financial statements of the Corporation or any parent or subsidiary, or in response to changes in applicable laws, regulations, or accounting principles.

Article VII

Miscellaneous

Section 7.1 Status as an Employee Benefit Plan. The Plan is not intended to satisfy the requirements for qualification under Section 401(a) of the Code or to satisfy the definitional requirements for an “employee benefit plan” under Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended. The Plan is intended to be exempt from the regulatory requirements of the Employee Retirement Income Security Act of 1974, as amended, and shall be construed and administered so as to effectuate this intent.

Section 7.2 No Right to Continued Service. Neither the establishment of the Plan nor any provisions of the Plan nor any action of the Board or the Committee with respect to the Plan shall be held or construed to confer upon any Eligible Director any right to a continuation of his or her position with the Corporation as a director or otherwise. The Corporation reserves the right to remove any participating member of the Board or terminate his or her Service in other capacities or change the terms and conditions of any such Service to the same extent it could do so if the Plan had not been adopted.

Section 7.3 Construction of Language. Whenever appropriate in the Plan, words used in the singular may be read in the plural, words used in the plural may be read in the singular, and words importing the masculine gender may be read as referring equally to the feminine or the neuter. Any reference to an Article or Section number shall refer to an Article or Section of the Plan unless otherwise indicated. The headings of Articles and Sections are included solely for convenience of reference. If there is any conflict between such headings and the text of the Plan, the text shall control.

Section 7.4 Governing Law. The Plan shall be construed, administered and enforced according to the laws of the State of Florida without giving effect to the conflict of laws principles thereof. The federal and state courts located in Palm Beach County, Florida shall have exclusive jurisdiction over any claim, action, complaint or lawsuit brought under the terms of the Plan. By accepting any Shares granted under the Plan, each Eligible Director, and any other person claiming any rights under the Plan, agrees to submit himself, and any such legal action as he or she shall bring under the Plan, to the sole jurisdiction of such courts for the adjudication and resolution of any such disputes.

Section 7.5 Non-Alienation of Benefits. Except as expressly provided in the Plan, the right to receive a benefit under the Plan shall not be subject in any manner to anticipation, alienation or assignment, nor shall such right be liable for or subject to debts, contracts, liabilities, engagements or torts.

Section 7.6 Notices. Any communication required or permitted to be given under the Plan, including any notice, direction, designation, comment, instruction, objection or waiver, shall be in writing and shall be deemed to have been given at such time as it is delivered personally or five (5) days after mailing if mailed, postage prepaid, by registered or certified mail, return receipt requested, addressed to such party at the address listed below, or at such other address as one such party may by written notice specify to the other party: (a) if to the Committee: NextEra Energy, Inc., 700 Universe Boulevard, Juno Beach, FL 33408, Attention: Corporate Secretary; and (b) if to a Recipient or Beneficiary to the Recipient’s or Beneficiary’s address as shown in the Corporation’s records.

Section 7.7 Approval of Shareholders. The Plan shall be subject to approval by the Corporation’s shareholders. Any Shares granted prior to the date such approval is obtained shall be granted contingent on such approval and shall be void ab initio in the event such approval is not obtained.

Section 7.8 Designation of Beneficiary. An Eligible Director who has received an award may designate a Beneficiary to receive any payments or unvested Shares that become payable or vested on the date of his or her death. Such designation (and any change or revocation of such designation) shall be made in writing in the form and manner prescribed by the Committee. In the event that the Beneficiary designated by an Eligible Director dies prior to the Eligible Director, or in the event that no Beneficiary has been designated, any payments or vested Shares that become available for distribution on the Eligible Director’s death shall be paid to the executor or administrator of the Eligible Director’s estate, or if no such executor or administrator is appointed within such time as the Committee, in its sole discretion, shall deem reasonable, to such one or more of the spouse and descendants and blood relatives of such deceased person as the Committee may select.

Section 7.9 Conditions to the Issuance of Shares. The Corporation’s obligation to deliver Shares shall, if the Committee so requests, be conditioned upon the receipt of a representation as to the investment intention of the Eligible Director or Beneficiary to whom such Shares are to be delivered, in such form as the Committee shall determine to be necessary or advisable to comply with the provisions of applicable federal, state or local law. It may be provided that any such representation shall become inoperative upon a registration of the Shares or upon the occurrence of any other event eliminating the necessity of such representation. The Corporation shall not be required to deliver any Shares under the Plan prior to (a) the admission of such Shares to listing on any stock exchange on which Shares may then be listed, or (b) the completion of such registration or other qualification under any state or federal law, rule or regulation as the Committee shall determine to be necessary or advisable.

Section 7.10 Effect of Future Services. To the extent Shares are issued or issuable to an Eligible Director hereunder in consideration for the performance of future services, the Eligible Director’s performance of services for the Corporation after knowing such Shares have been issued, or after having a legally binding right to the issuance of Shares in the future, shall be deemed acceptance of such Shares or the future right to such Shares, as applicable.

Section 7.11 Compliance with Section 409A of the Code. To the extent that the Plan and/or Shares granted under the Plan are construed to be non-qualified deferred compensation plans described in Section 409A of the Code, the Plan and any Grant Instruments shall be operated, administered and construed so as to comply with the requirements of Section 409A. The Plan and any Grant Instruments shall be subject to amendment, with or without advance notice to Recipients and other interested parties, and on a prospective or retroactive basis, including, but not limited to, amendment in a manner that adversely affects the rights of Recipients and other interested parties, to the extent necessary to effect compliance with Section 409A of the Code.

APPENDIX B

RECONCILIATIONS OF NON-GAAP TO GAAP FINANCIAL MEASURES

The tables below present reconciliations of each non-GAAP financial measure to the most comparable GAAP financial measure for the years ended December 31, 2016 and December 31, 2015. See page 38 of the Company’s Annual Report on Form 10-K for the year ended December 31, 2016 for the reasons the Company uses adjusted earnings.

Reconciliation of Adjusted Earnings to Net Income Attributable to NextEra Energy, Inc.

	2016	2015
	(millions)
Net Income Attributable to NextEra Energy, Inc.	$2,912	$2,752
Adjustments—pretax:
Net unrealized mark-to-market losses (gains) associated with non-qualifying hedges	108	(290)
Other than temporary impairment losses—net	5	21
Resolution of contingencies related to a previous asset sale	(9)	—
Gains on sale of natural gas generation facilities	(445)	—
Operating loss (income) of Spain solar projects	12	(5)
Merger-related expenses	135	26
Less related income tax expense	166	95
Adjusted Earnings	$2,884	$2,599

Reconciliation of Adjusted Earnings Per Share to Earnings Per Share Attributable to NextEra Energy, Inc. (assuming dilution)

	2016	2015
Earnings Per Share Attributable to NextEra Energy, Inc. (assuming dilution)	$6.25	$6.06
Adjustments—pretax:
Net unrealized mark-to-market losses (gains) associated with non-qualifying hedges	0.23	(0.64)
Other than temporary impairment losses—net	—	0.05
Resolution of contingencies related to a previous asset sale	(0.02)	—
Gains on sale of natural gas generation facilities	(0.95)	—
Operating loss (income) of Spain solar projects	0.03	(0.01)
Merger-related expenses	0.29	0.06
Less related income tax expense	0.36	0.19
Adjusted Earnings Per Share (assuming dilution)	$6.19	$5.71

B-1

•	From North:

Start out going south on I-380/IA-27. Take Exit 13 toward the Eastern Iowa Airport/Ely. Turn left onto County Hwy E70/Wright Brothers Boulevard SW. Turn left onto Kirkwood Boulevard SW. Turn right onto 76th Avenue Drive SW. The main entrance to The Hotel at Kirkwood Center will be on the right.

•	From South:

Start out going north on I-380 N/US-218 N/IA-27 N. Take Exit 13 toward the Eastern Iowa Airport/Ely. Turn right onto County Hwy E70/Wright Brothers Boulevard SW. Turn left onto Kirkwood Boulevard SW. Turn right onto 76th Avenue Drive SW. The main entrance to The Hotel at Kirkwood Center will be on the right.

•	From East:

Start out going west on US-30W. Take exit 254 for C Street SW toward Ely/County Road. Turn right and continue on C Street Rd SW. Turn right onto 76th Avenue Drive SW. Continue approximately 1 mile and the main entrance to The Hotel at Kirkwood Center will be on the left.

•	From West:

Start out going east on UW-30E. Take exit 253 for Kirkwood Boulevard/Bowling Street. Turn left onto Kirkwood Boulevard SW. Turn left onto 76th Avenue Drive SW. The main entrance to The Hotel at Kirkwood Center will be on the right.

700 UNIVERSE BOULEVARD JUNO BEACH, FL 33408

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If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

VOTE BY PHONE - 800-690-6903

Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. Eastern time the day before the cut-off date or meeting date. Have your proxy/confidential voting instruction card in hand when you call and then follow the instructions.

VOTE BY MAIL

Mark, sign and date your proxy/confidential voting instruction card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:
E22998-P91440 KEEP THIS PORTION FOR YOUR RECORDS
DETACH AND RETURN THIS PORTION ONLY THIS PROXY/CONFIDENTIAL VOTING INSTRUCTION CARD IS VALID ONLY WHEN SIGNED AND DATED.

NEXTERA ENERGY, INC.
THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” ALL THE NOMINEES LISTED:
1.	Election as directors of the nominees specified in the proxy statement
	Nominees:		For	Against	Abstain

1a.    Sherry S. Barrat

1b.    James L. Camaren

1c.    Kenneth B. Dunn

1d.    Naren K. Gursahaney

1e.    Kirk S. Hachigian

1f.    Toni Jennings

1g.   Amy B. Lane

1h.    James L. Robo

1i.   Rudy E. Schupp

1j.    John L. Skolds

1k.   William H. Swanson

1l.    Hansel E. Tookes, II

			☐ ☐ ☐ ☐ ☐ ☐ ☐ ☐ ☐ ☐ ☐ ☐	☐ ☐ ☐ ☐ ☐ ☐ ☐ ☐ ☐ ☐ ☐ ☐	☐ ☐ ☐ ☐ ☐ ☐ ☐ ☐ ☐ ☐ ☐ ☐	THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR” PROPOSALS 2 AND 3:			For	Against	Abstain
						2.	Ratification of appointment of Deloitte & Touche LLP as NextEra Energy’s independent registered public accounting firm for 2017		☐	☐	☐
						3.	Approval, by non-binding advisory vote, of NextEra Energy’s compensation of its named executive officers as disclosed in the proxy statement		☐	☐	☐
						THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE FOR “1 YEAR” ON PROPOSALS 4:		1 Year	2 Years	3 Years	Abstain
						4.	Non-binding advisory vote on whether NextEra Energy should hold a non-binding shareholder advisory vote to approve NextEra Energy’s compensation to its named executive officers every 1, 2 or 3 years	☐	☐	☐	☐
						THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR” PROPOSAL 5:			For	Against	Abstain
						5.	Approval of the NextEra Energy, Inc. 2017 Non-Employee Directors Stock Plan		☐	☐	☐

						THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “AGAINST” PROPOSAL 6:			For	Against	Abstain
6.

A proposal by the Comptroller of the State of New York, Thomas P. DiNapoli, entitled “Political Contributions Disclosure” to request semiannual reports disclosing political contribution policies and expenditures

									☐	☐	☐

The proxies are also authorized to vote in their discretion upon such other business as may properly be brought before the meeting or any adjournment(s) or postponement(s) thereof.

The shares represented by this proxy/confidential voting instruction card when properly executed will be voted in the manner directed herein by the undersigned. If no direction is made, this proxy/confidential voting instruction will be voted FOR all nominees listed in proposal 1, FOR proposals 2, 3 and 5, “1 YEAR” on proposal 4 and AGAINST proposal 6. If any other matters properly come before the meeting or any adjournment(s) or postponement(s) thereof, the persons named in this proxy/the trustee will vote in their/its discretion.

Please sign your name exactly as it appears hereon. When signing as attorney, executor, administrator, trustee or guardian, please add your title as such. When signing as joint tenants, all parties in the joint tenancy must sign. If a signer is a corporation, please sign in full corporate name by duly authorized officer.

	Signature [PLEASE SIGN WITHIN BOX]	Date					Signature (Joint Owners)	Date

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Annual Meeting Admission Ticket

Admission: This ticket, along with a form of picture

identification, admits the named shareholder(s).

Security: For the safety of attendees, all boxes,

handbags and briefcases are subject to inspection.

NextEra Energy, Inc.’s 2017 Annual Meeting of Shareholders will be held at 8:00 a.m. Central time on May 18, 2017, in the Ballroom at the Hotel at Kirkwood Center

at 7725 Kirkwood Boulevard SW, Cedar Rapids, Iowa.

If you plan to attend the Annual Meeting of Shareholders, please bring this Admission Ticket. If you require special assistance, call

NextEra Energy Shareholder Services at 800-222-4511.

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE SHAREHOLDER MEETING TO BE HELD ON MAY 18, 2017:

The proxy statement and annual report to security holders are available at www.proxyvote.com/NEE

E22999-P91440

NEXTERA ENERGY, INC.

PROXY AND CONFIDENTIAL VOTING INSTRUCTION

Annual Meeting of Shareholders-May 18, 2017

This proxy is solicited on behalf of the Board of Directors. The shareholder(s) signing on the reverse side hereby appoint(s) John W. Ketchum and Charles E. Sieving, and each of them, proxies, with full power of substitution, and hereby authorize(s) them to represent and to vote all shares of Common Stock, par value $.01 per share, of NextEra Energy, Inc. (“Common Stock”) that such shareholder(s) would be entitled to vote at the Annual Meeting of Shareholders of NextEra Energy, Inc. to be held May 18, 2017, and any adjournment(s) or postponement(s) thereof, upon the matters referred to on this proxy and, in their discretion, upon any other business that may properly be brought before the meeting or any adjournment(s) or postponement(s) thereof.

This confidential voting instruction is solicited on behalf of the Trustee (as hereinafter defined) of the Plan (as hereinafter defined). The participant or beneficiary in the NextEra Energy, Inc. Employee Retirement Savings Plan (“Plan”) signing on the reverse side, acting as a named fiduciary, hereby provides the voting instructions specified to the trustee of the Plan (the “Trustee”), which instructions shall be kept confidential and shall be taken into account by the Trustee in voting, in person, by limited or general power of attorney, or by proxy, the shares and fractional shares of Common Stock that are held by the Trustee, in its capacity as Trustee of the Plan, as of March 23, 2017, at the Annual Meeting of Shareholders of NextEra Energy, Inc. to be held on May 18, 2017, and at any adjournment(s) or postponement(s) thereof. As a named fiduciary, the participant has the right to direct the Trustee how to vote the shares allocated to the participant in the NextEra Energy Stock Fund and NextEra Energy Leveraged ESOP Fund. The Trustee must follow the participant’s directions, except in limited circumstances. As a named fiduciary, the participant, and not the Trustee, will be responsible for the consequences of the voting directions given. As to the proposals listed on the reverse side, which are more particularly described in the Proxy Statement, the voting instructions on this Confidential Voting Instruction Card will instruct the Trustee how to vote the number of shares of Common Stock reflecting the participant’s proportionate interest in the NextEra Energy Stock Fund and the NextEra Energy Leveraged ESOP Fund. The instructions will also determine the vote on a proportionate number of shares of Common Stock in the NextEra Energy Leveraged ESOP Fund which are not yet allocated to participants. If the participant does not give the Trustee voting instructions, the number of shares reflecting the participant’s proportionate interest in the NextEra Energy Stock Fund and NextEra Energy Leveraged ESOP Fund will be voted by the Trustee in the same manner as it votes proportionate interests for which it receives voting instructions and a proportionate share of the unallocated NextEra Energy Leveraged ESOP Fund shares will be voted by the Trustee in the same manner as it votes unallocated shares for which instructions are received.

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